Exhibit T3E.1

OFFERING CIRCULAR
DATED JULY 10, 2002

                      [LOGO]LEXINGTON PRECISION CORPORATION

                                OFFER TO EXCHANGE

       UNITS CONSISTING OF 11 1/2% SENIOR SUBORDINATED NOTES DUE 2007 AND
                        WARRANTS TO PURCHASE COMMON STOCK

                                       FOR

                   12 3/4% SENIOR SUBORDINATED NOTES DUE 2000
                               -------------------

         Lexington Precision Corporation is making this offer to holders of its 12 3/4% Senior Subordinated Notes due February 1, 2000, which we refer to as the Old Notes, to exchange their Old Notes for units consisting of new 11 1/2% Senior Subordinated Notes due August 1, 2007, which we refer to as the New Notes, and warrants to purchase our common stock, which we refer to as the Warrants. We refer to the units of New Notes and Warrants as the Units. The exchange offer is subject to all of the terms and conditions set forth in this offering circular.

         The aggregate principal amount of Old Notes outstanding is $27,412,000.

         CUSIP NUMBERS. The CUSIP number for the Old Notes is 529529 AA 7. If the exchange offer is consummated and the Units are issued, the CUSIP number for the Units will be 529529 AD 1, the CUSIP number for the New Notes will be 529529 AE 9, and the CUSIP number for the Warrants will be 529529 12 5.

         RECORD DATE. The record date for this exchange offer is July 1, 2002. Registered holders of Old Notes as of July 1, 2002, will have the right to exchange their Old Notes for Units and to receive a cash participation fee.

         EXPIRATION OF EXCHANGE OFFER. The expiration date of the exchange offer is 12 midnight, New York City Time, on August, 1 2002, or any later date and time to which the exchange offer is extended.

         DESCRIPTION OF PROPOSED EXCHANGE. If the exchange offer is consummated, we will distribute to each registered holder of Old Notes that validly tenders and does not withdraw their Old Notes:

          1. Units consisting of New Notes in a principal amount equal to the sum of the principal amount of the Old Notes tendered by that holder plus the accrued interest on those Old Notes from August 1, 1999, through April 30, 2002, which accrued interest totals $350.625 for each $1,000 principal amount of Old Notes; and, in respect of each $1,000 principal amount of New Notes to be issued, ten Warrants.

          2. a cash participation fee in an amount equal to 2.22% of the principal amount of New Notes issued to that holder.

                                 --------------
       EXPIRATION DATE AUGUST 7, 2002, AT 12 MIDNIGHT, NEW YORK CITY TIME

         PRINCIPAL DIFFERENCES BETWEEN NEW NOTES AND OLD NOTES. The principal differences between the New Notes and the Old Notes are the following:

          1. MATURITY DATE. The maturity date of the New Notes will be August 1, 2007. The maturity date of the Old Notes was February 1, 2000.

          2. INTEREST RATE; INTEREST PAYMENT DATES. Interest on the New Notes will accrue from May 1, 2002, at the rate of 11 1/2% per annum, and will be due quarterly on February 1, May 1, August 1 and November 1 of each year, commencing on August 1, 2002; however, if the New Notes are originally issued after August 1, 2002, we will pay the interest accrued and unpaid on the New Notes through August 1, 2002, on the date of issuance of the New Notes. Interest on the Old Notes was payable semi-annually on February 1 and August 1, at the rate of 12 3/4% per annum.

          3. COVENANTS. The financial covenants contained in the indenture governing the New Notes will reduce our ability to pay cash dividends, repurchase capital stock, and incur additional debt compared to the financial covenants contained in the indenture governing the Old Notes.

         TENDER OF NOTES. Any registered holder of Old Notes that wishes to tender their Old Notes in exchange for Units should complete and sign the letter of transmittal (or deliver an agent's message in lieu thereof) in accordance with the instructions set forth therein and mail or deliver the manually signed letter of transmittal along with the Old Notes being tendered (or deliver an agent's message in lieu thereof), and any other required documents, to Wilmington Trust Company, as exchange agent for the exchange offer. See the section captioned "The Exchange Offer - Procedures for Tendering Old Notes" for detailed instructions.

         TERMS OF THE WARRANTS. Each Warrant will entitle the holder thereof to purchase one share of our common stock, par value $0.25 per share, at a price of $3.50 per share during the period from January 1, 2004, through August 1, 2007. The Warrants will not be exercisable or detachable from the New Notes until January 1, 2004, and the New Notes and the Warrants will be transferable only as a Unit prior to that time. If any or all of the New Notes are redeemed by us prior to January 1, 2004, the Warrants attached to those New Notes will revert to us for no further consideration and will be cancelled.

         PAYMENT OF THE PARTICIPATION FEE. The participation fee will be payable in three equal installments, each in the amount of $7.40 for each $1,000 principal amount of New Notes, on September 30, 2002, December 31, 2002, and March 31, 2003. Each installment of the participation fee will be paid to those holders who are holders of record of the New Notes on the fifteenth day of the month during which that installment is due.

         MINIMUM TENDERS REQUIRED. Valid tenders of not less than 99% of the aggregate principal amount of Old Notes outstanding are required for the exchange offer to be consummated.

         IF WE DO NOT RECEIVE IN THE EXCHANGE OFFER VALID TENDERS OF AT LEAST 99% OF THE OLD NOTES, THE EXCHANGE OFFER WILL NOT BE CONSUMMATED AND THE OLD NOTES WILL REMAIN IN DEFAULT.

         STATUS OF FOUR LARGEST HOLDERS. The terms of the exchange offer and of the Units, including the New Notes and the Warrants, are the product of our negotiations with the four largest holders of the Old Notes, who have advised us that they hold, in the aggregate, $20,490,000 principal amount of the Old Notes, or 74.7% of the outstanding Old Notes. Each of the four largest holders has advised us that they will tender their Old Notes pursuant to this exchange offer. We have agreed to pay the reasonable fees and expenses of Chapman and Cutler, counsel to the four largest holders of the Old Notes in their negotiations with us.

         TREATMENT OF NON-EXCHANGING REGISTERED HOLDERS. If the minimum required tenders are obtained and the exchange offer is consummated, we presently anticipate that registered holders of Old Notes who do not tender their Old Notes pursuant to the exchange offer will not be paid the principal of or accrued interest on their Old Notes, although we reserve the right to pay such amounts in our discretion. Consequently, we presently anticipate that the Old Notes that are not tendered will remain in default. We are seeking waivers from our senior, secured creditors of any event of default arising out of or relating to defaults under Old Notes that are not tendered in this exchange offer, or under the related indenture. The exchange offer will not be consummated unless we have received such waivers. The indenture for the New Notes will provide that defaults related to untendered Old Notes will not give rise to a default under the indenture for the New Notes. Registered holders who do not tender their Old Notes in the exchange offer will not receive the Units or the participation fee.

         EXECUTION OF NEW INDENTURE AND CANCELLATION OF INDENTURE GOVERNING THE OLD NOTES. Upon the consummation of the exchange offer, we will enter into a new indenture with Wilmington Trust Company, as trustee, which we refer to as the new indenture, under which the New Notes will be issued. The indenture, dated as of August 1, 1993, by and between Lexington Precision Corporation, as issuer, and The Bank of New York, as successor to IBJ Whitehall Bank and Trust Company, as trustee, pursuant to which the Old Notes were issued, which we refer to as the existing indenture, will be cancelled upon the consummation of the exchange offer if all of the Old Notes are tendered in the exchange offer.

         CERTAIN CONSIDERATIONS AND TAX CONSEQUENCES. You should review the sections captioned "Certain Considerations" and "Certain United States Federal Income Tax Consequences" for a discussion of factors that should be considered in evaluating the exchange offer.

         VALIDITY OF TENDERS.  In order for a tender of Old Notes to be valid:

          1. the holder tendering the Old Notes must (a) properly complete, execute, and deliver to the exchange agent the letter of transmittal provided herewith or deliver an agent's message in lieu thereof, or (b) deliver a Notice of Guaranteed Delivery by the expiration date and then comply with item (a) within three New York Stock Exchange trading days after the expiration date;

          2. the letter of transmittal must be accompanied by the validly tendered Old Notes or an agent's message in lieu thereof; and

          3. the letter of transmittal and the Old Notes must not be withdrawn prior to acceptance.

         YOUR LETTER OF TRANSMITTAL MUST BE SENT ONLY TO THE EXCHANGE AGENT AT THE ADDRESS INDICATED ON THE BACK COVER OF THIS OFFERING CIRCULAR. DO NOT SEND THE LETTER OF TRANSMITTAL TO LEXINGTON PRECISION CORPORATION, THE INDENTURE TRUSTEE, OR THE DEPOSITORY TRUST COMPANY (DTC).

         ABILITY TO WITHDRAW TENDERED NOTES. Tendered Old Notes may be withdrawn at any time prior to the expiration of the exchange offer. If we elect to extend the exchange offer, your right to withdraw will be extended for an equal period of time.

         LEXINGTON PRECISION'S RIGHTS TO EXTEND, TERMINATE, OR AMEND THE EXCHANGE OFFER. Subject to compliance with applicable securities laws and the terms set forth in this offering circular, we reserve the right to extend or terminate the exchange offer or to otherwise amend the exchange offer in any respect.

         QUESTIONS AND REQUESTS. You should direct questions and requests for assistance or for additional copies of this offering circular or the letter of transmittal either to us or to the exchange agent at the respective addresses and telephone numbers set forth on the back cover of this offering circular. You may also contact your broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the exchange offer.
                              --------------------

         THIS OFFERING CIRCULAR HAS NOT BEEN FILED WITH OR REVIEWED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY COUNTRY, NOR HAS ANY COMMISSION OR AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE.

         No person has been authorized to make any recommendation on our behalf as to whether you should tender your notes pursuant to the exchange offer. No person has been authorized to give any information or to make any representation on our behalf other than those contained herein or in the accompanying letter of transmittal. If made or given, that recommendation, information, or representation must not be relied upon as having been authorized by us.

         The exchange offer is not being made to (nor will tenders of Old Notes for exchange be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making or acceptance of the exchange offer would not be in compliance with the laws of such jurisdiction. We may, in our sole discretion, take such action as we deem necessary to make the exchange offer in that jurisdiction, and extend the exchange offer to registered holders of Old Notes in that jurisdiction.
                              --------------------

         THIS OFFERING CIRCULAR CONTAINS IMPORTANT INFORMATION. YOU SHOULD READ IT CAREFULLY BEFORE YOU MAKE A DECISION WHETHER TO TENDER YOUR OLD NOTES FOR EXCHANGE IN THE EXCHANGE OFFER.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. You can read and copy any reports and other information we file at the offices of the Securities and Exchange Commission, Public Reference Room, 450 Fifth ST NW, Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. You can also obtain copies of filed documents electronically through the Commission's web site, www.sec.gov.

         We also file certain information with the indenture trustee and transmit certain information to holders of the Old Notes in accordance with the requirements of Section 314(a) of the Trust Indenture Act of 1939, as amended.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this offering circular. We are incorporating by reference in this offering circular our annual report on Form 10-K for our fiscal year ended December 31, 2001, our quarterly report on Form 10-Q for the quarter ended March 31, 2002, and our proxy statement dated May 20, 2002, in connection with our annual meeting of stockholders that was held on June 12, 2002.

         We are also incorporating by reference in this offering circular all reports and other documents that we file after the date of this offering circular pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the exchange offer. These reports and documents will be incorporated by reference in, and considered to be a part of, this offering circular as of the date they are filed and will automatically update and supercede all reports and information filed previously.

         You may obtain copies of any document incorporated herein by reference without charge, upon written request to Lexington Precision Corporation, 767 Third AVE, New York, NY 10017, Attention: President.

                           FORWARD-LOOKING STATEMENTS

         Some of the information contained in this offering circular, including the documents that are incorporated by reference, as set forth in "Incorporation of Certain Information by Reference," may contain forward-looking statements. Forward-looking statements are generally characterized by use of words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," or similar expressions, or by discussions of strategy that involve risks and uncertainties. These statements may address activities, events, or developments that we anticipate may occur in the future, including such things as strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, sales, earnings, expenses, or capital expenditures. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed in or implied by those forward-looking statements.

         We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements. Consequently, all of our forward-looking statements are qualified by these cautionary statements and we cannot assure you that the future results anticipated will be realized or, even if substantially realized, that they will have the expected consequences to or effect on us and our subsidiaries or our business or operations. Holders of Old Notes are cautioned not to place undue reliance on any forward-looking statements.

                               -------------------

         NO DEALER, SALESPERSON, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION WITH RESPECT TO THE MATTERS DESCRIBED IN THIS OFFERING CIRCULAR, OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE AND, IF GIVEN OR MADE, THAT INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THE DELIVERY OF THIS OFFERING CIRCULAR, WHICH INCLUDES THE MATERIALS ANNEXED HERETO, DELIVERED HEREWITH, AND INCORPORATED BY REFERENCE, SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN, OR IN ANY INCORPORATED DOCUMENT, IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                TABLE OF CONTENTS

                                                                          PAGE

INTRODUCTION.................................................................i

WHERE YOU CAN FIND MORE INFORMATION..........................................v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................v

FORWARD-LOOKING STATEMENTS..................................................vi

SUMMARY......................................................................1

DESCRIPTION OF OUR BUSINESS..................................................6

CAPITALIZATION...............................................................8

THE EXCHANGE OFFER..........................................................10

    Background..............................................................10

    Description of the Exchange Offer; Delivery of Units
    Consisting of New Noteswith Attached Warrants...........................10

    Amendments; Extensions; Termination.....................................12

    Acceptance of Tendered Old Notes........................................13

    Procedures for Tendering Old Notes......................................14

    Guaranteed Delivery Procedures..........................................16

    Conditions to the Exchange Offer........................................17

    Withdrawal Rights.......................................................18

    Exchange Agent..........................................................19

    Trustee.................................................................19

    Fees and Expenses.......................................................19

MARKET AND TRADING INFORMATION..............................................20

MARKET FOR OUR COMMON STOCK, COMMON STOCK  DIVIDEND POLICY,
AND OTHER STOCKHOLDER MATTERS...............................................21

CERTAIN CONSIDERATIONS......................................................22

TERMS OF THE NEW NOTES......................................................30

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.......................32

U.S. Holders................................................................32

    Non-U.S. Holders........................................................40

    Consequences to Lexington Precision Corporation.........................41

    Information Reporting and Backup Withholding............................42

    Treatment of Participation Fee..........................................42


DESCRIPTION OF CAPITAL STOCK AND WARRANTS...................................44

    Common Stock............................................................44

    Warrants................................................................44

    Preferred Stock.........................................................45

    Registration Rights.....................................................47

    Certain Matters Affecting Stockholders..................................48

    Transfer Agent..........................................................49

ANNEX A - NEW INDENTURE....................................................A-1

ANNEX B - WARRANT TO PURCHASE COMMON STOCK.................................B-1

ANNEX C - REGISTRATION RIGHTS AGREEMENT....................................C-1

                                     SUMMARY


         FOR YOUR CONVENIENCE, CERTAIN OF THE SIGNIFICANT TERMS OF THE EXCHANGE OFFER ARE SUMMARIZED BELOW. THE FOLLOWING SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS OFFERING CIRCULAR. YOU ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THIS OFFERING CIRCULAR, THE ACCOMPANYING LETTER OF TRANSMITTAL AND INSTRUCTIONS THERETO, AND THE DOCUMENTS INCORPORATED BY REFERENCE.

PURPOSE OF THE EXCHANGE OFFER........   The purpose of the exchange offer is to
                                        seek the exchange of the Old Notes, with respect to which principal and interest are past due, for Units consisting of New Notes (with a later maturity date, a lower interest rate, and more restrictive covenants than the Old
                                        Notes) and Warrants. The principal
                                        amount of New Notes to be issued will
                                        equal the sum of (1) the principal
                                        amount of Old Notes tendered for
                                        exchange plus (2) the amount of accrued
                                        and unpaid interest on those Old Notes
                                        for the period from August 1, 1999,
                                        through April 30, 2002, which accrued
                                        interest totals $350.625 for each $1,000 principal amount of Old Notes.


AGGREGATE PRINCIPAL AMOUNT OF
OLD NOTES OUTSTANDING.............      $27,412,000.

HOW TO TENDER OLD NOTES...........      Please refer to the section captioned
                                        "The Exchange Offer - Procedures for
                                        Tendering Old Notes." For further
                                        information, contact Wilmington Trust
                                        Company, which is acting as the exchange agent under the exchange offer, at its telephone number and address set forth on the back cover of this offering circular or consult your broker, dealer, commercial bank, or trust company.



PARTICIPATION FEE................       If the exchange offer is consummated, we
                                        will pay a participation fee, in cash,
                                        equal to 2.22% of the principal amount
                                        of New Notes issued. The participation
                                        fee will be payable in three equal
                                        installments, each in the amount of
                                        $7.40 for each $1,000 principal amount
                                        of New Notes, on September 30, 2002,
                                        December 31, 2002, and March 31, 2003.
                                        We will pay each installment of the
                                        participation fee to the holders of
                                        record of the New Notes on the fifteenth day of the month during which that installment is due.

WARRANTS TO PURCHASE
COMMON STOCK......................      Each $1,000 principal amount of New
                                        Notes will be issued as part of a Unit
                                        with ten Warrants attached. Each Warrant will permit the holder thereof to purchase one share of our common stock at a purchase price of $3.50 per share during the period from January 1, 2004, through August 1, 2007. Prior to January
                                        1, 2004, the Warrants will not be
                                        exercisable or detachable from the New
                                        Notes, and the Warrants and the New
                                        Notes will be transferrable only as a
                                        Unit. If any or all of the New Notes are redeemed by us prior to January 1, 2004, the Warrants attached to those New Notes will revert to us for no further consideration and will be cancelled. We will grant certain registration rights to holders of common stock issued upon exercise of the Warrants Please refer to the sections captioned "The Exchange
                                        Offer - Description of the Exchange
                                        Offer; Delivery of Units Consisting of
                                        New Notes with Attached Warrants,"
                                        "Description of Capital Stock and
                                        Warrants - Warrants," and "Description
                                        of Capital Stock and Warrants -
                                        Registration Rights."


MINIMUM TENDERS REQUIRED............    Registered holders of not less than 99%
                                        of the aggregate principal amount of the Old Notes outstanding must validly tender and not withdraw their Old Notes for the exchange offer to be consummated. We will execute the new indenture, pay the participation fee, and distribute the Units consisting of the New Notes and the Warrants only if we obtain the minimum required tenders.

TREATMENT OF NON-TENDERING
REGISTERED HOLDERS..................    If the minimum required tenders are
                                        obtained, and the exchange offer is
                                        consummated, we presently anticipate
                                        that registered holders of Old Notes
                                        that do not validly tender their Old
                                        Notes in the exchange offer will not be
                                        paid the principal amount of, and
                                        accrued interest on, their Old Notes,
                                        although we reserve the right to pay
                                        such amounts in our discretion. We are
                                        seeking waivers from our creditors of
                                        any event of default arising out of or
                                        relating to defaults under Old Notes
                                        that are not tendered in this exchange
                                        offer or under the existing indenture.
                                        The exchange offer will not be
                                        consummated unless such waivers are
                                        obtained. The new indenture provides
                                        that defaults related to untendered Old
                                        Notes will not give rise to a default
                                        under the new indenture.

EXPIRATION DATE OF
EXCHANGE OFFER...................       The expiration date of the exchange
                                        offer is 12 midnight, New York City
                                        Time, on August 7, 2002, or any later
                                        date and time to which the exchange
                                        offer is extended.

CONSUMMATION OF THE
EXCHANGE OFFER...................       We intend to consummate the exchange
                                        offer, execute the new indenture, and
                                        issue the Units on the third business
                                        day following the expiration date if the requisite minimum number of valid tenders have been received and not withdrawn and the other conditions to the effectiveness of the exchange offer have been satisfied.



RIGHT TO WITHDRAW OLD NOTES......       Tendered Old Notes may be withdrawn at
                                        any time prior to the expiration date,
                                        by following the procedures described in this offering circular. Tendered Old
                                        Notes may not be withdrawn following the expiration date. Please refer to the section captioned "The Exchange Offer-
                                        Withdrawal Rights."

AMENDMENTS; EXTENSIONS;
TERMINATION......................       We expressly reserve the right, in our
                                        sole discretion, subject to applicable
                                        law, at any time or from time to time,
                                        to (1) amend the terms of the exchange
                                        offer, (2) extend the expiration date
                                        and retain all Old Notes tendered prior
                                        to that date, subject, however, to the
                                        withdrawal rights described in the
                                        section captioned "The Exchange Offer -
                                        Withdrawal Rights," or (3) terminate the exchange offer.

MAXIMUM AGGREGATE
PAYMENTS TO NON-TENDERING
REGISTERED HOLDERS...............       In order for the exchange offer to be
                                        consummated, registered holders of at
                                        least 99% of the aggregate outstanding
                                        principal amount of the Old Notes must
                                        properly tender and not withdraw their
                                        Old Notes in the exchange offer. This
                                        means that the exchange offer may be
                                        consummated even if the registered
                                        holders of 1% of the aggregate
                                        outstanding principal amount of the Old
                                        Notes withdraw or fail to tender their
                                        Old Notes. Although we presently
                                        anticipate that we will not pay
                                        non-tendering holders the principal
                                        amount of and accrued interest on their
                                        Old Notes, if we do elect to make such
                                        payments, we could pay in cash as much
                                        as $274,000 in principal amount of the
                                        Old Notes, plus accrued interest
                                        thereon, to non-tendering registered
                                        holders.

CERTAIN CONSIDERATIONS...........       For a discussion of certain risks and
                                        other factors that should be considered
                                        in evaluating the exchange offer, please refer to the section captioned "Certain
                                        Considerations."

TAX CONSEQUENCES.................       For a discussion of certain tax matters
                                        that should be considered in evaluating
                                        the exchange offer, please refer to the
                                        section captioned "Certain United States
                                        Federal Income Tax Consequences."
COMMISSIONS......................

                                        No commissions are payable by holders of the Old Notes to us or to Wilmington Trust Company, as exchange agent.

TABULATING AGENT, DEPOSITARY,
AND EXCHANGE AGENT...............       Wilmington Trust Company.

FURTHER INFORMATION..............

                                        For questions or assistance, or to
                                        obtain copies of the documents delivered herewith or incorporated herein by reference, you may write to us or call us at:

                                        LEXINGTON PRECISION CORPORATION
                                        767 THIRD AVE
                                        NEW YORK, NY 10017
                                        (212) 319-4657

                                        You may also contact your broker,
                                        dealer, commercial bank, trust company,
                                        or nominee for assistance concerning
                                        this exchange offer.

                           DESCRIPTION OF OUR BUSINESS

         We were incorporated in Delaware in 1966. Substantially all of our business is conducted in the continental United States. Through our two operating segments, the Rubber Group and the Metals Group, we manufacture engineered rubber and metal components.

         In 2001, net sales of the Rubber Group totaled $91,532,000, or 72.5% of our consolidated net sales. For the quarter ended March 31, 2002, net sales of the Rubber Group totaled $23,953,000, or 79.2% of our consolidated net sales. The Rubber Group manufactures connector seals used in automotive wiring systems and insulators used in automotive ignition wire sets. We believe that we are the leading manufacturer of these types of components in North America. The Rubber Group also manufactures molded rubber components used in a variety of medical devices, such as drug delivery systems and syringes.

         In 2001, net sales of the Metals Group totaled $34,670,000, or 27.5% of our consolidated net sales. For the quarter ended March 31, 2002, net sales of the Metals Group totaled $6,291,000, or 20.8% of our consolidated net sales. The Metals Group manufactures aluminum die castings and machines components from aluminum, brass, and steel bars. The Metals Group's sales to automotive suppliers have increased significantly over the past several years and now represent approximately 85% of the net sales of the Metals Group.

         The following table summarizes our net sales during 2001, 2000, and 1999, and during the first quarter of 2002, by the type of product in which our components were utilized (dollar amounts in thousands):

                           QUARTER ENDED                                      YEARS ENDED DECEMBER 31
                                                 -----------------------------------------------------------------------------------
                           MARCH 31, 2002                 2001                           2000                         1999
                        ---------------------    ----------------------     -----------------------------     ----------------------
Automobiles and
   light trucks.....     $ 26,347   87.1%           $ 107,818      85.4%         $ 119,572      86.4%        $ 114,473      85.2%

Medical devices....        2,799   9.3                 9,732       7.7              8,694       6.3             7,787       5.8

Industrial
   equipment........          662   2.2                 4,631       3.7              5,097       3.7             6,080       4.5

Other..............          436   1.4                 4,021       3.2              4,939       3.6             6,032       4.5
                        ---------   ------         -----------    ------         ----------    -------       ----------    --------
                         $ 30,244   100.0%           $126,202     100.0%         $ 138,302     100.0%        $ 134,372     100.0%
                        =========   ======         ===========    ======         ==========    =======       ==========    ========






         The following table summarizes net sales of the Rubber Group and the Metals Group during 2001, 2000, and 1999, and during the first quarter of 2002, by the type of product in which the Group's components were utilized (dollar amounts in thousands):



                               QUARTER ENDED                                YEARS ENDED DECEMBER 31
                                                      ------------------------------------------------------------------------------
                               MARCH 31, 2002                2001                    2000                       1999
                           -----------------------    ------------------  ------------------------------  --------------------------
Rubber Group:
  Automobiles and
  light trucks......       $ 20,963        87.5%     $ 81,493      89.0%      $ 93,073     91.1%      $ 90,934      91.9%
  Medical devices.....        2,799        11.7         9,732      10.7          8,694      8.5          7,785       7.9
  Other...............          191         0.8           307       0.3            404      0.4            250       0.2
                           ----------   --------    ----------   --------   -----------  ---------    ---------     --------
                           $ 23,953       100.0%     $ 91,532     100.0%     $ 102,171     100.0%     $ 98,969      100.0%
                           ==========   ========    ==========   ========   ===========  =========    =========     ========

Metals Group:
  Automobiles and
  light trucks.......        $ 5,384        85.6%     $ 26,325      75.9%      $ 26,499     73.3%      $ 23,539      66.5%
  Industrial  equipment
                                 662        10.5         4,631      13.4          5,097     14.1          6,080      17.2
  Computers and
   office equipment...            14         0.2         1,160       3.3          1,696      4.7          1,889       5.3
Other...............             231         3.7         2,554       7.4          2,839      7.9          3,895      11.0
                           ----------  ----------  ------------  ---------   -----------  -------    -----------   ---------
                             $ 6,291       100.0%     $ 34,670     100.0%      $ 36,131    100.0%      $ 35,403     100.0%
                           ==========  ==========  ============  =========   ===========  =======    ===========   =========

                              --------------------


         Our principal executive offices are located at 767 Third AVE, New York, NY 10017, and our telephone number is (212) 319-4657.

                                 CAPITALIZATION

         The following table sets forth both our consolidated capitalization as it existed on March 31, 2002, and is adjusted to give effect to the exchange offer and related transactions as if they had occurred on March 31, 2002, and assuming that 99% of the Old Notes had been validly tendered for exchange and not withdrawn (dollar amounts in thousands).

         This table should be read in conjunction with our quarterly report on Form 10-Q for the quarter ended March 31, 2002.


                                                                                   MARCH 31, 2002
                                                                         ----------------------------------
                                                                           ACTUAL               AS ADJUSTED
           Cash                                                            $      61           $       61
                                                                         ===========           ============

           Short-term debt:
               Revolving line of credit                                    $  18,313           $   17,340
               Secured, amortizing term loans (1)                             24,127                    -
               Senior, unsecured note (2)                                      7,500                    -
               12 3/4% Senior subordinated notes - in default (3)             27,412                  274
               14% Junior subordinated notes (4)                                 347                    -
               Current portion of long-term debt                               2,625                7,482
                                                                             -------            ---------
                    Total short-term debt                                     80,324               25,096
                                                                             -------            ---------

           Long-term debt:
               Secured, amortizing term loans (1)                                 -                25,600
               12% secured term note                                          1,284                 1,284
               Senior, unsecured note (2)                                         -                 7,500
               11 1/2% Senior subordinated notes (3)                              -                36,365
               12 1/2% Junior subordinated notes (4)                              -                   499
               Other (5)                                                      2,680                 2,680
               Less:  current portion of long-term debt                       2,625                 7,482
                                                                        -----------            ----------
                    Total long-term debt                                      1,339                66,446
                                                                        -----------            ----------

           $8 Cumulative convertible redeemable preferred                       330                  330
                                                                        -----------            ---------

             stock, Series B

           Stockholders' deficit:
               Common stock, $0.25 par value                                  1,207                 1,207
               Additional paid-in-capital                                    12,960                12,882
               Accumulated deficit                                          (27,445)              (27,639)
               Accumulated other comprehensive income                                                  70
                                                                        ------------           ----------
                    Total stockholders' deficit                             (13,208)             (13,480)
                                                                        ------------           ----------

                        Total capitalization                            $    71,082            $  78,453
                                                                        ============           ==========


(1) Assumes secured, amortizing term loans are refinanced by (a) equipment term loans in the aggregate principal amount of $18,000,000, payable in 60 monthly principal installments of $300,000 each, and (b) real estate term loans in the aggregate principal amount of $7,600,000 payable in 59 monthly principal installments of $42,000 each, with a payment of $5,122,000 due on the fifth anniversary of the effective date of the exchange offer.

(2) Assumes the senior, unsecured note is amended to provide for 20 equal quarterly principal payments of $375,000, with a final maturity of August 1, 2007.

(3) Assumes $27,138,000 principal amount of 12 3/4% Senior Subordinated Notes due February 1, 2000, plus accrued interest thereon of $9,227,000 for the period from August 1, 1999, through March 31, 2002, are exchanged for new 11 1/2% Senior Subordinated Notes due August 1, 2007. The remaining $274,000 principal amount of 12 3/4% Senior Subordinated Notes due February 1, 2000, are assumed to remain outstanding and in default after the consummation of the exchange offer.

(4) Assumes $152,000 principal amount of additional junior subordinated notes are issued in satisfaction of interest accrued on the 14 1/2% junior subordinated notes.

(5) Other long-term debt consists of (a) notes issued to trade creditors in satisfaction of certain past due accounts payable in the aggregate outstanding amount of $2,296,000, (b) capital lease obligations related to equipment in the aggregate principal amount of $283,000, and (c) certain retirement obligations in the amount of $101,000.

                               THE EXCHANGE OFFER

BACKGROUND

         In early 1999, we began working with two investment banking firms on an offering of $100 million principal amount of non-investment grade debt securities, the proceeds of which would be used to repay substantially all of our outstanding indebtedness, including the Old Notes. During August 1999, we determined, with the concurrence of the investment banking firms, that conditions in the market for non-investment grade debt securities had deteriorated to such an extent that it was unlikely that we would be able to complete the proposed offering, on reasonable terms, prior to the maturity date of the Old Notes. As a result, we determined that the best alternative for us and the holders of the Old Notes was to seek the consent of the holders of the Old Notes to extend the maturity of the Old Notes.

         On December 28, 1999, we commenced a consent solicitation pursuant to which we proposed to extend the maturity date of the Old Notes to February 1, 2003. Because we did not receive the necessary consents prior to February 1, 2000, the Old Notes matured and we did not make the payment of interest, in the amount of $1,748,000, that was due on February 1, 2000. We have made no payments of principal or interest on the Old Notes since February 1, 2000. Although the consent solicitation was extended a number of times, we were unable to obtain the necessary consents, principally due to the opposition of the four largest holders of the Old Notes, who have advised us that they hold, in the aggregate, $20,490,000 principal amount of the Old Notes, or 74.7% of the aggregate Old Notes outstanding. On December 29, 2000, we permitted the consent solicitation to expire.

         During 2001, we reached agreement with the four largest holders of the Old Notes on the terms of a restructuring, which were reflected in an exchange offer dated August 6, 2001. We have been unable to complete the prior exchange offer because of our inability to restructure or refinance our secured indebtedness on satisfactory terms. Consequently, we have been holding discussions with the four largest holders of the Old Notes regarding revisions to the prior exchange offer that will increase the likelihood of our completing a satisfactory restructuring or refinancing of our secured indebtedness. The terms of this exchange offer are the product of those negotiations. Each of the four largest holders has advised us that it will tender its Old Notes in exchange for Units pursuant to the terms of this exchange offer.

         In the event that we are not able to consummate the exchange offer, we may be forced to seek relief from our creditors under the Federal Bankruptcy Code, which may have a material adverse effect on our results of operations and financial position.

DESCRIPTION OF THE EXCHANGE OFFER; DELIVERY OF UNITS CONSISTING OF NEW NOTES WITH ATTACHED WARRANTS

         Upon the terms and subject to the conditions of the exchange offer, including the terms and conditions of any extension or amendment, and the accompanying letter of transmittal, we are offering to exchange for the Old Notes, Units consisting of New Notes with a later maturity date, a lower interest rate, and more restrictive financial covenants than the Old Notes, and with attached Warrants. Pursuant to the terms of the exchange offer, tendering holders would also receive additional Units consisting of New Notes with attached Warrants, in satisfaction of accrued and unpaid interest on the Old Notes for the period from August 1, 1999, through April 30, 2002, which accrued interest totals $350.625 for each $1,000 principal amount of Old Notes. Please refer to the section captioned "Terms of the New Notes" for additional information on the terms of the New Notes and the new indenture. If the exchange offer is consummated, we will also pay a participation fee, in cash, equal to 2.22% of the principal amount of New Notes issued. In order for Old Notes to be validly tendered, the holder must properly complete, execute, and deliver to the exchange agent the letter of transmittal accompanying this offering circular in accordance with the instructions contained therein, which letter of transmittal must be accompanied by the validly tendered Old Notes (or an agent's message in lieu thereof), and the letter of transmittal and the Old Notes must not be withdrawn prior to acceptance. The participation fee will be payable in three equal installments, each in the amount of $7.40 for each $1,000 principal amount of New Notes, on September 30, 2002, December 31, 2002, and March 31, 2003. We will pay each installment of the participation fee to those holders who are holders of the New Notes on the fifteenth day of the month during which that installment is due.

         Each $1,000 principal amount of New Notes will be issued as part of a Unit, with ten Warrants attached. Each Warrant will entitle the holder thereof to purchase one share of our common stock at a price of $3.50 per share during the period from January 1, 2004, through August 1, 2007. The Warrants will not be exercisable or detachable from the New Notes until January 1, 2004, and the New Notes and the Warrants will be transferable only as a Unit prior to that time. Please refer to the sections captioned "The Exchange Offer - Description of the Exchange Offer; Delivery of Warrants and Delivery of Notes" and "Description of Capital Stock and Warrants - Warrants."

         Not less than 99% in aggregate principal amount of the Old Notes outstanding must be validly tendered and not withdrawn in order for the exchange offer to be consummated.

         If the exchange offer is consummated, we will enter into the new indenture pursuant to which we will issue the New Notes. The new indenture, including the proposed form of the New Note will be in substantially the form attached hereto as Annex A (other than the blacklining contained therein). The attached form of new indenture has been blacklined to show changes from the existing indenture. We intend to consummate the exchange offer, execute the new indenture, and issue the Units on the third business day following the Expiration Date if the requisite minimum number of Old Notes have been validly tendered and not withdrawn and the other conditions to the effectiveness of the exchange offer have been satisfied.

         If the minimum required tenders are obtained and the exchange offer is consummated, registered holders of the Old Notes who validly tendered their Old Notes will receive (i) Units consisting of (A) New Notes in a principal amount equal to the sum of the principal amount of that holder's Old Notes tendered, plus the accrued interest on those Old Notes from August 1, 1999, and (B) in respect of each $1,000 principal amount of New Notes to be issued, Warrants to purchase ten shares of our common stock attached, and (ii) a cash participation fee in an amount equal to 2.22% of the principal amount of New Notes. We presently anticipate that registered holders of Old Notes who do not validly tender their Old Notes in the exchange offer will not be paid the principal amount of or accrued interest on their Old Notes, although we reserve the right to pay such amounts, in our discretion. If we do choose to make such payments to non-tendering holders, we could pay as much as $274,000 in principal amount of the Old Notes, plus accrued and unpaid interest thereon.

         If we determine to pay the amounts outstanding under the Old Notes to the non-tendering holders, the existing indenture will be canceled. If we do not pay the amounts outstanding to non-tendering holders the existing indenture will remain in effect and the Old Notes will remain in default. We are seeking waivers from our senior, secured creditors of any event of default arising out of or relating to defaults under Old Notes that are not tendered in this exchange offer, or under the related indenture. The exchange offer will not be consummated unless we have received waivers of any defaults related to untendered Old Notes. The indenture for the New Notes will provide that defaults related to untendered Old Notes will not give rise to a default under the indenture for the New Notes.

         However, in the event that non-tendering holders wish to enforce their rights under the existing indenture, those holders may choose to commence an involuntary proceeding against us under the Federal Bankruptcy Code. Alternatively, if we are unable to consummate the exchange offer, or if non-tendering holders undertake efforts to obtain payment on their Old Notes, we may seek to commence a voluntary proceeding under the Federal Bankruptcy Code. Any proceeding under the Federal Bankruptcy Code could have a material adverse effect on our results of operations and financial position.

         Tendered Old Notes may be validly withdrawn at any time prior to the expiration date. In the event the exchange offer is terminated, all Old Notes tendered will be promptly returned to the delivering holders.

AMENDMENTS; EXTENSIONS; TERMINATION

         Unless we earlier terminate the exchange offer, the expiration date of the exchange offer will be 12 midnight, New York City Time, on August 7, 2002, or any later date or time to which we may extend the exchange offer. If we make a material change in the terms of the exchange offer or the information concerning the exchange offer, or if we waive a material condition of the exchange offer, we will extend the exchange offer for at least ten business days.

         We reserve the right, in our sole discretion and subject to applicable law, at any time or from time to time, to:

          1. extend the expiration date and retain all Old Notes tendered, subject, however, to the withdrawal rights of registered holders of Old Notes described in the section captioned "The Exchange Offer - Withdrawal Rights;"

          2. amend the terms of the exchange offer in any respect until the tendered Old Notes are accepted; and

          3.   terminate the exchange offer.

         If we extend the expiration date, or if, for any reason, the acceptance of Old Notes validly tendered or the payment of the participation fee is delayed, or if we are unable to accept Old

Notes validly tendered or pay the participation fee pursuant to the exchange offer, then the exchange agent may, on our behalf, retain tendered Old Notes that have not been previously withdrawn and those tendered Old Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described in the section captioned "The Exchange Offer - Withdrawal Rights."

         We may amend the terms of the exchange offer, extend the expiration date, delay the payment of the participation fee, or terminate the exchange offer, by giving written or oral notice thereof to the exchange agent, which we will follow as promptly as practicable with a public announcement thereof. In the case of an extension, a public announcement will be issued prior to 9:00 a.m., New York City Time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement, we shall have no obligation to publish, advertise, or otherwise communicate any public announcement other than by making a release to the Bloomberg and Dow Jones news services, or otherwise as required by law. Old Notes tendered pursuant to the exchange offer prior to any extension and not subsequently withdrawn will remain subject to the exchange offer.

ACCEPTANCE OF TENDERED OLD NOTES

         Upon the terms and subject to the conditions of the exchange offer, including the terms and conditions of any extension or amendment, and subject to applicable law, we will accept all Old Notes that have been validly tendered and not withdrawn.

         We reserve the right, in our sole discretion, to delay the exchange of Old Notes tendered under the exchange offer in order to comply, in whole or in part, with applicable law. In all cases, however, payments of the participation fee will be made in respect of validly tendered Old Notes tendered and not withdrawn only after timely receipt by the exchange agent, at its address on the back cover page hereof, of:

          1. a properly completed and duly executed letter of transmittal (or a properly transmitted agent's message, as defined below);

          2.   validly tendered Old Notes; and

          3. any other documents required by the letter of transmittal, in each case together with any required signature guarantees.

         In no circumstances will we pay interest on any installment of the participation fee by reason of any delay in paying the participation fee.

         For purposes of the exchange offer, we will be deemed to have accepted validly tendered Old Notes if and when we give oral or written notice to the exchange agent of our acceptance of those validly tendered Old Notes. The exchange agent will act as agent for receiving tendered Old Notes from the holders and payments of the participation fee from us, for issuing the New Notes, and the Warrants to purchase common stock in exchange for the tendered Old Notes, including the accrued interest thereon, and for transmitting payment of the participation fee to the tendering holders.

PROCEDURES FOR TENDERING OLD NOTES

         Holders of Old Notes must tender their Old Notes in accordance with the procedures set forth herein and in the letter of transmittal. Registered holders of Old Notes who desire to tender their Old Notes pursuant to the exchange offer and to receive the Units and the participation fee are required to tender their Old Notes prior to the expiration date of the exchange offer.

         Only registered holders of the Old Notes as of the record date are authorized to tender Old Notes. The procedures by which Old Notes are to be tendered by beneficial owners of the Old Notes that are not registered holders will depend upon the manner in which the Old Notes are held, as described below.

         TENDER OF OLD NOTES BY BENEFICIAL OWNERS OF OLD NOTES HELD THROUGH A NOMINEE. Any beneficial owner of Old Notes that are held through a custodian bank, depositary, broker, trust company, or other nominee that wishes to tender Old Notes should promptly contact the nominee and instruct that nominee to tender or cause to be tendered their Old Notes according to one of the procedures described herein.

         TENDER OF OLD NOTES HELD WITH THE DEPOSITORY TRUST COMPANY. Pursuant to authority granted by The Depository Trust Company, which we refer to as DTC, any DTC participant that has Old Notes credited to its DTC account, and thereby held of record by DTC's nominee, may tender Old Notes directly as if it were the registered holder thereof. A participant in DTC may tender Old Notes by either:

          1.   transmitting an agent's message (as defined below); or

          2. delivering a letter of transmittal, completed and signed, in accordance with the instructions set forth therein, together with required signature guarantees, if any, and other documents required thereby, including the Old Notes being tendered, to the exchange agent at its address set forth on the back cover page of this offering circular.

         In each case, holders that desire to tender their Old Notes in the exchange offer must do so prior to the expiration date.

         The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent, forming a part of a book-entry confirmation that states that DTC has received an express acknowledgment from a DTC participant, which acknowledgment states that the participant has received and agrees to be bound by the terms of the letter of transmittal (including, without limitation, the fact that the participant has agreed to accept Units, consisting New Notes with attached Warrants, in exchange for the Old Notes being tendered therewith, including all accrued and unpaid interest thereon from August 1, 1999, through April 30, 2002, and that we may enforce that agreement against the DTC participant).

         TENDER OF OLD NOTES BY BENEFICIAL OWNERS OF OLD NOTES HELD IN PHYSICAL FORM. A registered holder of Old Notes held in physical form must comply with the following instructions to tender their Old Notes:

          1. complete and sign the letter of transmittal in accordance with the instructions set forth therein; and

          2. deliver a properly completed and duly executed letter of transmittal (or a facsimile thereof), together with required signature guarantees, if any, and other documents required thereby, including properly tendered Old Notes, to the exchange agent at the address set forth on the back cover page of this offering circular prior to the expiration date of the exchange offer.

         If the Old Notes are registered in the name of a person other than the signatory of a letter of transmittal, then, in order to validly tender Old Notes pursuant to the exchange offer, the letter of transmittal must be endorsed by, or accompanied by a valid proxy of, the registered holder or holders of the Old Notes, with the signature(s) guaranteed by an eligible institution as provided below.
         PROPER EXECUTION AND DELIVERY OF LETTER OF TRANSMITTAL. The method of tender of Old Notes, and any signature guarantees or endorsements required in connection with the tender of Old Notes, and all other required documents, is at the option and risk of the tendering holders, and except as otherwise provided in the letter of transmittal, tender of Old Notes will be deemed made when actually received by the exchange agent. If delivery of tendered Old Notes is by mail, we recommend mailing sufficiently in advance of the expiration date to allow enough time to ensure timely delivery.

         If Old Notes are registered in more than one name, the letter of transmittal must be executed by each of the registered holders. If a letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person signing in a fiduciary or representative capacity, that person should so indicate when signing and should submit with the letter of transmittal appropriate evidence of authority to execute the letter of transmittal. Signatures need not be guaranteed if the person executing the letter of transmittal is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, each being hereinafter referred to as an eligible institution. In all other cases, all signatures must be medallion signature guaranteed by an eligible institution. Please follow the directions in the letter of transmittal as to all matters set forth therein. In each instance, the letter of transmittal should set forth the certificate numbers of Old Notes being tendered.

         If a letter of transmittal is signed by a person other than the registered holder of the Old Notes being tendered therewith, those Old Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the Old Notes, with the signature thereon guaranteed by an eligible institution.

         If a letter of transmittal or any Old Notes or bond powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by us, evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

         No alternative, conditional, irregular, or contingent tenders will be accepted, although we may, in our sole discretion, waive defects or irregularities. By executing the letter of transmittal (or facsimile thereof) or transmitting an agent's message, the registered holder tendering in the exchange offer waives any right to receive any notice of the acceptance of the tender.

GUARANTEED DELIVERY PROCEDURES

         Any holder that wishes to tender their Old Notes and:

          (1)  holds Old Notes that are not immediately available for tender,

          (2) cannot deliver their Old Notes, the applicable letter of transmittal, or any other required documents to the exchange agent, or

          (3) cannot complete the procedures for book-entry transfer, prior to the expiration date,

may tender their Old Notes if:

          (a)  the tender is made through an eligible institution;

          (b) prior to the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail, or hand delivery setting forth the name and address of the holder, the certificate number(s) and the principal amount of the Old Notes being tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the applicable letter of transmittal or facsimile thereof, together with the certificate(s) representing the Old Notes or a book-entry confirmation transfer of those Old Notes into the exchange agent's account at the applicable book-entry transfer facility and all other documents required by the applicable letter of transmittal, will be deposited with the exchange agent by the eligible institution; and

          (c) the properly completed and executed letter of transmittal or facsimile thereof, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer or a book-entry confirmation transfer of those Old Notes into the exchange agent's account at the applicable book-entry transfer facility and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

         Upon request to the exchange agent, a notice of guaranteed delivery will be sent to each holder that wishes to tender their Old Notes according to the guaranteed delivery procedures set forth above.

         DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Old Notes tendered pursuant to the procedures described above will be determined by us in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders of Old Notes that we determine not to be in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right, in our sole discretion, subject to applicable law, to waive any defects or irregularities in any tenders of Old Notes, whether or not similar defects or irregularities are waived in the case of other tenders of Old Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding. Any irregularities in connection with the tenders of Old Notes that are not waived must be cured within the time that we determine. None of the exchange agent, DTC, or Lexington Precision Corporation shall be under any duty to give notification of defects or irregularities in any tenders of Old Notes or incur any liability for failure to give any notification. Tenders will not be deemed to have been validly made until any irregularities have been cured or waived.

CONDITIONS TO THE EXCHANGE OFFER

         The exchange offer will not be consummated unless we have received valid tenders, that have not been withdrawn, of at least 99% of the aggregate outstanding principal amount of the Old Notes. There are several other conditions that must also be satisfied before the exchange offer will be consummated.

         The exchange offer will not be consummated unless, prior to or simultaneously therewith, we obtain agreements with our senior, secured lenders that we believe provide us with financing to operate our business and meet our obligations to our creditors for a period of time that we believe to be adequate and unless we are able to restructure our senior, unsecured note on terms satisfactory to us.

         The exchange offer will not be consummated unless, prior to or simultaneously therewith, our Junior Subordinated Non-Convertible Notes, in the aggregate outstanding principal amount of $347,000, have been exchanged for New Junior Subordinated Notes with a maturity date of November 1, 2007, and an interest rate of 12 1/2%, with attached Warrants to purchase an aggregate of 34,667 shares of common stock, and the accrued and unpaid interest on our Junior Subordinated Non-Convertible Notes and our Junior Subordinated Convertible Notes (which were converted to common stock on February 1, 2000) through April 30, 2002, which totals $156,000 has been exchanged for additional New Junior Subordinate Notes with attached Warrants to purchase an aggregate of 15,633 shares of common stock. Michael A. Lubin, our Chairman of the Board, and Warren Delano, our President, are the registered holders of these notes and have agreed to effect this amendment and exchange. This condition is for the benefit of the registered holders of the Senior Subordinated Notes and cannot be waived without the consent of the registered holders of 75% in aggregate outstanding principal amount of the Old Notes. The holders of the Junior Subordinated Notes will receive a participation fee in the aggregate amount of $10,000, payable in three equal installments on September 30, 2002, December 31, 2002, and March 31, 2003.

         Messrs. Lubin and Delano and their associates and affiliates hold an aggregate of $1,500,000 of Old Notes and have agreed to tender their Old Notes for exchange. Receipt of tenders of Old Notes that have not been withdrawn in respect of those Old Notes is a further condition to the exchange offer that cannot be waived without the consent of the registered holders of at least 75% in aggregate outstanding principal amount of the Old Notes.

         The exchange offer will not be consummated until the SEC has issued an order declaring our application on Form T-3 for the qualification of the new indenture under the Trust Indenture Act of 1939, as amended, to be qualified, or we have received other evidence, satisfactory to us, of such qualification.

         In order for the exchange offer to be consummated: (i) there shall not have been instituted or threatened before any court or governmental agency, authority, or body, or any arbitrator, any action or proceeding (a) challenging the exchange or repayment of the Old Notes, the issuance of the Units, the New Notes or the Warrants, or the payment of the participation fee pursuant to the exchange offer, or (b) that might, in our sole judgment, otherwise materially adversely affect the transactions contemplated by the exchange offer or the contemplated benefits of the exchange offer; (ii) there shall not exist, in our sole judgment, any other actual or threatened legal impediment to the exchange or repayment by us of the Old Notes, the issuance of the Units, the New Notes or the Warrants, or the payment of the participation fee pursuant to the exchange offer, or any other circumstances that would materially adversely affect the transactions contemplated by the exchange offer or the contemplated benefits of the exchange offer; and (iii) there shall not have been proposed or enacted any statute or other legislation, rule, or regulation, and no action shall have been taken by any governmental authority, which would or might, in our sole judgment, prohibit, restrict, or delay the consummation of the exchange offer or materially impair the contemplated benefits of the exchange offer.

WITHDRAWAL RIGHTS

         Tendered Old Notes may be withdrawn at any time prior to the expiration date (but not thereafter, except as otherwise described below) by following the procedures described herein.

         For the withdrawal of a tender of Old Notes to be effective, a written notice (or a facsimile thereof) must be received by the exchange agent at its address set forth on the back cover of this offering circular within the time period specified in this offering circular. The notice of withdrawal must:

          1. specify the name of the person that tendered the Old Notes to be withdrawn;

          2. identify the Old Notes to be withdrawn, including the certificate number(s) and principal amount of those Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the applicable book-entry transfer facility to be credited;

          3. be signed by the registered holder in the same manner as the original signature on the letter of transmittal (including any required signature guarantees); and

          4.   be in form satisfactory to us, in our sole discretion.

         Withdrawal of tendered Old Notes can only be accomplished in accordance with the foregoing procedures. A purported notice of withdrawal that does not comply with those procedures will not be effective.

         WE WILL DETERMINE, IN OUR SOLE DISCRETION, ALL QUESTIONS AS TO THE VALIDITY (INCLUDING TIME OF RECEIPT) OF NOTICES OF WITHDRAWAL, AND OUR DETERMINATION WILL BE FINAL AND BINDING. NONE OF LEXINGTON PRECISION CORPORATION, THE EXCHANGE AGENT, DTC, OR ANY OTHER PERSON WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECTS OR IRREGULARITIES IN ANY NOTICE OF WITHDRAWAL, OR SHALL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY NOTIFICATION THEREOF.

EXCHANGE AGENT

         Wilmington Trust Company has been appointed as depositary, tabulation agent, and exchange agent for the exchange offer. Letters of transmittal, notices of withdrawal, and all other correspondence in connection with the exchange offer should be sent or delivered by each registered holder of Old Notes, or that holder's broker, dealer, commercial bank, trust company, or other nominee, to the exchange agent at the address set forth on the back cover page of this offering circular.

         Any holder of Old Notes that has questions concerning tender or delivery procedures should contact the exchange agent at the address and telephone number set forth on the back cover page of this offering circular.

TRUSTEE

         The Bank of New York, as successor in interest to IBJ Whitehall Bank and Trust Company, is the trustee under the existing indenture, which will be terminated if all Old Notes are tendered and the exchange offer is consummated. Wilmington Trust Company will serve as trustee under the new indenture.

FEES AND EXPENSES

         We will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We will also pay brokerage houses and other custodians, nominees, and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this offering circular and related documents to the beneficial owners of the Old Notes and in handling or forwarding deliveries for their customers. In addition, we have agreed to pay the reasonable fees and expenses of Chapman and Cutler, counsel to the four largest holders of the Old Notes in their negotiations with us, if the four largest holders tender and do not withdraw their Old Notes.

                         MARKET AND TRADING INFORMATION

         The Old Notes are not listed on any national or regional securities exchange or reported on a national quotation system. To the extent that Old Notes are traded, prices of Old Notes may fluctuate greatly depending on the trading volume and the balance between buy and sell orders. Quotations for securities that are not widely traded, such as the Old Notes, may differ from actual trading prices and should be viewed as approximations. Holders are urged to obtain current information with respect to the market prices for the Old Notes.

                    MARKET FOR OUR COMMON STOCK, COMMON STOCK
                 DIVIDEND POLICY, AND OTHER STOCKHOLDER MATTERS

         Our common stock is traded in the over-the-counter market. At June 28, 2002, there were approximately 818 holders of record of our common stock. Trading in shares of our common stock is limited. Since prior to January 1, 2000, trading data on our stock has been available on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. (NASD).

         The following table sets forth prices at which transactions in our common stock were reported on the OTC Bulletin Board:



                                                   YEARS ENDED DECEMBER 31
                         ------------------------------------------------------------------------------
                                  2002                      2001                       2000
                         -------------------    ----------------------------   ------------------------
                           HIGH         LOW          HIGH            LOW          HIGH          LOW
                         ---------  --------    ---------------  -----------   ----------   -----------
First quarter              $0.32        $0.31         $0.88        $0.75         $1.31         $1.05
Second quarter             $0.50        $0.32         $0.70        $0.40         $1.25         $0.75
Third quarter               N/A          N/A          $0.45        $0.45         $1.13         $0.97
Fourth quarter              N/A          N/A          $0.50        $0.30         $1.22         $0.78



         We are not able to determine whether retail markups, markdowns, or commissions were included in the above prices. We believe that twelve brokerage firms currently make a market in our common stock, although both bid and asked quotations may at times be limited.

         We have not paid dividends on our common stock since 1979 and we have no current plans to reinstate the payment of dividends. In addition, we are currently restricted from paying cash dividends on our common stock because payment defaults exist on the Old Notes and because we are in arrears on dividend payments on our Series B preferred stock.

                             CERTAIN CONSIDERATIONS

         YOU SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION OF IMPORTANT ISSUES RELATED TO THE EXCHANGE OFFER, IN ADDITION TO THE OTHER INFORMATION DESCRIBED ELSEWHERE HEREIN OR INCORPORATED HEREIN BY REFERENCE, BEFORE DECIDING WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER. YOU SHOULD ALSO REVIEW THE SECTION CAPTIONED "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" FOR A DISCUSSION OF CERTAIN TAX ISSUES THAT SHOULD BE CONSIDERED AND THE SECTION CAPTIONED "TERMS OF THE NEW NOTES" FOR A DESCRIPTION OF THE TERMS OF THE NEW NOTES WHICH WILL BE ISSUED IF THE EXCHANGE OFFER IS CONSUMMATED.

OUR HIGH LEVEL OF DEBT MAY ADVERSELY AFFECT OUR FINANCIAL AND OPERATING FLEXIBILITY AND HINDER OUR ABILITY TO MAKE PAYMENTS ON THE NEW NOTES.

         We have substantial debt, including obligations under various secured financing arrangements, and we will be permitted to incur additional debt. Our various secured obligations are collateralized by substantially all of our assets. The ratio of our earnings before interest, taxes, depreciation, amortization, and unusual items of income and expense, which we refer to as adjusted EBITDA, to our cash interest expense for 2001 and 2000 was 2.44x, and 2.08x, respectively, and the ratio of our total debt (including accrued interest) at December 31, 2001 and 2000, to our adjusted EBITDA for the years then ended was 4.48x and 4.79x, respectively.

         Our substantial debt may have important consequences for us, including:

          o our ability to satisfy our obligations with respect to the New Notes may be limited;

          o our ability to obtain additional financing to fund future debt service requirements, working capital requirements, capital expenditures, acquisitions, and other general corporate requirements may be limited;

          o a substantial portion of our cash flow will be required to make debt service payments;

          o our ability to capitalize on significant business opportunities and our flexibility to plan for, or react to, changes in our business and our industry may be limited;

          o we could be at a disadvantage relative to those of our competitors that are less highly leveraged; and

          o we may be more vulnerable in the event of a downturn in the economy or a disruption in our business.

         Our ability to repay or refinance our debt, including the New Notes, and to fund our working capital and capital expenditure requirements will depend on our future financial and operating performance and on our ability to implement our business strategy. Our financial and operational performance, and our ability to implement our business strategy, depend on a number of factors, many of which are beyond our control. These include:

          o general economic conditions and consumer spending levels in North America;

          o economic and competitive conditions in the automotive industry and other industries that we serve;

          o    increased raw materials prices or operating costs;

          o    pricing pressures; and

          o    potential labor difficulties.


         If the exchange offer is consummated, we believe that our cash flow from operations, together with available borrowings under our credit facility, will be adequate to meet our anticipated liquidity needs, including interest and principal payments on our debt, up to, but not including, the maturity date of the New Notes; however, if our cash flow and other resources are insufficient for these purposes, we may need to refinance all or a portion of our debt, including the New Notes, prior to the maturity of the New Notes. In addition, we do not believe that our cash flow from operations will be adequate to repay the principal of the New Notes at maturity. As a result, we anticipate that we will have to refinance the New Notes at maturity. We cannot assure you that we will be able to refinance any of our debt, including the New Notes, either on commercially reasonable terms or at all.

WE ARE HIGHLY DEPENDENT ON A MAJOR CUSTOMER.

         Our largest customer is Delphi Corporation. During 2001, 2000, and 1999, our sales to Delphi represented approximately 19.3%, 20.8%, and 22.6%, respectively, of our net sales. No other customer accounted for more than 10% of our net sales during 2001, 2000, or 1999. Loss of a significant amount of business from Delphi could have a material adverse effect on our net sales, results of operations, and financial condition.

         During 2001, the Rubber Group's net sales to Delphi totaled $23,660,000, which represented 25.8% of the Rubber Group's net sales. Substantially all of the Rubber Group's sales to Delphi are connector seals for automotive wiring systems. For the last four years, most of the connector seals that we sold to Delphi were subject to a multi-year agreement that was scheduled to expire on December 31, 2001. In July 2001, Delphi and the Rubber Group entered into a new agreement that will govern, through December 31, 2004, the purchase of many of the component parts that we currently sell to Delphi. Under the terms of that agreement, we provided Delphi with significant price reductions effective July 16, 2001, and our selling prices will be further reduced by agreed-upon percentages in each of the years covered by the agreement. The price reductions granted to Delphi on July 16, 2001, reduced net sales for 2001 by $2,588,000.

WE ARE HIGHLY DEPENDENT ON THE AUTOMOTIVE INDUSTRY.

         Net sales to customers in the automotive industry represented approximately 85.4%, 86.4%, and 85.2% of our net sales in 2001, 2000, and 1999, respectively. Sales to the automotive industry are highly sensitive to the rate of sales of new vehicles, which is subject to significant fluctuation. New automobile sales are principally affected by:

          o    general economic conditions and interest rates;

          o    consumer spending levels;

          o    the timing of the introduction of new models;



                                      -23

          o    changes in consumer preferences; and

          o    strikes, lockouts, and work stoppages.

         A decline in new automobile sales could have an adverse effect on our net sales, results of operations, and financial condition.

         As a result of the well-publicized cost containment programs of the automobile manufacturers, we face, and expect to continue to face, pressure on the selling prices of our products. To date, we have been able to reduce our prices without significant adverse impact on our profits by continuously refining and improving our manufacturing processes and efficiencies, reformulating our materials, and taking advantage of the economies of scale that have resulted from our growth; however, we cannot assure you that we will, in the future, be able to absorb the price reductions required by our customers or to pass on to our customers future increases in our raw material or labor costs.

WE ENCOUNTER SIGNIFICANT COMPETITION.

         We encounter substantial competition in each of our principal markets primarily from manufacturers that are of similar size to us. Many of our competitors are not as leveraged as we are and, accordingly, may be better able to withstand changes in demand and industry pricing pressures and have greater operating and financial flexibility than we do. Some of our customers, including Delphi, also have their own manufacturing operations that compete with us and have resources substantially greater than ours. In addition, several of our other customers, as well as a number of large, diversified manufacturing companies, have the capability to compete with us but do not currently participate in our principal market niches.

         We compete primarily on the basis of price and our ability to deliver large volumes of high-quality products. We cannot assure you that we will not encounter increased competition or that we will be able to lower our costs in the face of future pricing pressures from our competitors. Either of these events could have a material adverse effect on our results of operations and financial condition.

RESTRICTIVE DEBT COVENANTS CONTAINED IN OUR CREDIT FACILITY AND THE NEW INDENTURE LIMIT OUR OPERATING FLEXIBILITY.

         Our senior, secured financing arrangements and the new indenture contain a number of significant covenants. These covenants limit our ability to, among other things:

          o    amend or repay the New Notes;

          o    borrow additional money;

          o    make capital expenditures, investments, and acquisitions;

          o    grant liens on our assets;

          o    merge, consolidate, or dispose of our assets;

          o    enter into transactions with our affiliates;

          o    repay debt; and

          o    pay dividends.

         In addition, our senior, secured financing arrangements require us to meet certain financial tests, including a minimum net worth test. These restrictions could impair our ability to finance our future operations or capital expenditures or to make acquisitions that may be in our interest. Our ability to comply with covenants and restrictions in our credit facility and the new indenture may be affected by events beyond our control, including prevailing economic and financial, conditions in our industry. The failure to comply with these covenants and restrictions would cause a default under our senior, secured financing arrangements, in which event, if the default were not waived, the lenders under our senior, secured financing arrangements could declare all amounts outstanding thereunder, including accrued interest, to be immediately due and payable. If this were to occur we might not be able to pay our debt or borrow sufficient funds to refinance it. Even if new financing were available, it might not be on terms that are acceptable to us. If we were unable to repay or refinance those borrowings when due, the lenders under our senior, secured financing arrangements could proceed to liquidate their collateral, which includes substantially all of our assets, or we might be forced to seek protection from creditors under federal bankruptcy laws.

WE ARE HIGHLY DEPENDENT ON KEY MANAGEMENT PERSONNEL.

         Our success depends on the continued services of Michael A. Lubin and Warren Delano, our Chairman of the Board and President, respectively, and the key management personnel in each of our divisions. Messrs. Lubin and Delano are also partners of Lubin, Delano & Company, an investment banking and consulting firm. If Messrs. Lubin and Delano are required to devote a substantial amount of their time to Lubin, Delano & Company, they will have less time to devote to the management of Lexington Precision Corporation, which could have a material adverse effect on our results of operations and financial condition.

OUR LABOR RELATIONS MAY AFFECT OUR BUSINESS AND YOUR INVESTMENT.

         At December 31, 2001, 263 employees at two of our production facilities were subject to collective bargaining agreements. We cannot assure you that our existing union contracts will be successfully renegotiated upon their expiration, or that labor difficulties, such as work stoppages or slowdowns, will not occur at one or more of our facilities. Labor difficulties at our facilities or at those of our principal suppliers or customers could have a material adverse effect on our results of operations and financial condition.

WE ARE VULNERABLE TO FLUCTUATIONS IN THE COST AND SUPPLY OF RAW MATERIALS.

         We purchase raw materials from various suppliers. While all raw materials are available from numerous independent suppliers, commodity raw materials are subject to fluctuations in price. Because raw materials in the aggregate constitute approximately 31% of our cost of goods sold, these fluctuations could have a material adverse effect on our results of operations. Although we have historically been able to pass on gradual increases in raw material prices to our customers, sharp increases in material prices are more difficult to pass through to customers in a short period of time and may have an adverse impact on our short-term financial performance. We cannot assure you that we will continue to be able to pass on increases in raw material prices to our customers in the future.

WE ARE SUBJECT TO NUMEROUS ENVIRONMENTAL LAWS AND REGULATIONS.

         Our past and present business operations and ownership and operation of real property are subject to extensive and changing environmental laws and regulations pertaining to the discharge of materials into the environment, the handling and disposal of wastes, including solid and hazardous wastes, and the protection of the environment. Some of our existing and former locations use and have used, substances, and currently generate or have generated or disposed of wastes, which are or may be considered hazardous or otherwise are subject to applicable environmental requirements. In addition, we utilize storage tanks and bulk containers for petrochemicals and other substances at our facilities. Based on our experience to date, we do not expect environmental claims or the costs of compliance with federal, state, local, and foreign environmental laws and regulations to have a material impact on our capital expenditures, earnings, or financial condition. We cannot assure you, however, that the discovery of presently unknown environmental conditions, changes in environmental laws and regulations or their interpretation, or other unanticipated events will not give rise to expenditures or liabilities that may have a material adverse effect on our business, results of operations, and financial condition.

OUR EFFORTS TO EXPAND OUR BUSINESS MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         A component of our business strategy is the expansion of our domestic business into new market niches for molded rubber products. Our ability to compete successfully in these market niches will be subject to a number of factors, many of which are beyond our control, including:

          o our ability to successfully identify new market niches and develop manufacturing technology that permits us to compete successfully in those niches;

          o general economic conditions and technological developments in the automotive industry;

          o    the reactions of competitors to increased competition by us;

          o our ability to attract and retain key individuals to manage new operations; and

          o our ability to acquire manufacturing facilities for new operations on commercially attractive terms.


         The costs of expansion may require additional financing. The new indenture and our senior, secured financing arrangements limit our ability to incur additional debt. We cannot assure you that we will be able to obtain sufficient financing to complete our expansion plans on terms acceptable to us or at all. If we fail to obtain sufficient additional financing in the future, we could be forced to curtail our growth or delay capital expenditures.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS.

         Our business exposes us to potential product liability risks which are inherent in the sale and use of the components that we manufacture. Many of the components manufactured and sold by us are designed to be used for long periods of time. Component failures, manufacturing flaws, design defects, or inadequate disclosure of product-related risks with respect to the products manufactured or sold by us could result in product failure or, particularly in the case of our products sold to the medical industry or to automotive airbag manufacturers, an unsafe condition or injury to, or death of, consumers. The occurrence of these problems could result in product liability claims or a recall of, or safety alert relating to, our products. We cannot assure you that the product liability insurance maintained by us will be available or sufficient to satisfy all claims against us or that we will be able to obtain insurance in the future at satisfactory rates, in adequate amounts, or at all. Future product liability claims, regardless of their ultimate outcome, or product recalls could result in costly litigation and could have a material adverse effect on our business, results of operations, and financial condition, and to our reputation and our ability to attract and retain customers for our products.

WE ARE CONTROLLED BY MESSRS. DELANO AND LUBIN.

         Warren Delano and Michael A. Lubin, our President and Chairman of the Board, respectively, are the beneficial owners of a majority of our common stock and, as a result, have the power to control our policies and affairs. The interests of Lexington Precision Corporation, and of Messrs. Delano and Lubin, may, from time to time, differ from the interests of the holders of the New Notes.

THE NEW NOTES ARE SUBORDINATED TO ALL OF OUR SENIOR DEBT.

         The New Notes are subordinated to all of our existing and future senior debt. Most of our senior debt is secured by collateral consisting of substantially all of our assets. In the event we default on any of our secured debt or in the event we undergo a bankruptcy, liquidation, dissolution, reorganization, or similar proceeding, the proceeds of the sale of our assets would first be applied to the repayment of our secured debt before any of those proceeds would be available to make payments on our unsecured debt, including the New Notes. In addition, to the extent that our assets cannot fully satisfy our secured debt, the holders of our secured debt would have a claim for any shortfall that would rank equally with our senior, unsecured debt, all of which would be senior in right of payment to the New Notes. Accordingly, upon an acceleration of the New Notes, there may be no assets remaining from which claims of the holders of the New Notes could be satisfied or, if any assets remained, they might be insufficient to satisfy those claims in full. As of June 30, 2002, we had outstanding approximately $42,488,000 million of borrowings and approximately $1.2 million of undrawn letters of credit under our various senior, secured financing arrangements and had the ability to borrow an additional $1,197,000 million thereunder, and we had outstanding $7.5 million of senior, unsecured debt. In addition, we will be permitted to incur additional secured debt and senior, unsecured debt in the future.

WE MAY BE UNABLE TO PURCHASE YOUR NEW NOTES UPON A CHANGE OF CONTROL.

         Upon the occurrence of specified change-of-control events, we are required to offer to purchase all of the outstanding New Notes at a price of 100% of their principal amount plus accrued interest. We may not have sufficient financial resources to purchase all of the notes that holders may tender to us upon a change of control. The occurrence of a change of control would also constitute an event of default under our credit facility. The lenders under our credit facility also have the right to prohibit these purchases, in which event we would be in default on the New Notes. In addition, certain important corporate events such as a leveraged recapitalization that would increase the level of our debt, would not constitute a "change of control" under the new indenture.

THE PARTICIPATION FEE COULD BE SUBJECT TO FRAUDULENT TRANSFER AND PREFERENCE CONSIDERATIONS.

         Although the standards will vary depending on the law of the jurisdiction applied, in general, if a court were to find that, at the time the holders of New Notes received a participation fee, either:

          o we paid the participation fee, or incurred any related indebtedness, or made other related distributions with the intent of hindering, delaying, or defrauding creditors; or

          o we received less than fair consideration, or a reasonably equivalent value, for paying the participation fee, or for incurring any related indebtedness, or for making other related distributions; and

          o    we either:

               o were insolvent or rendered insolvent by reason of the distribution or payment of the participation fee, the incurrence of that indebtedness, or the making of those related distributions,

               o were engaged in a business for which our remaining assets constituted unreasonably small capital, or

               o were acting with the intent or belief that we would incur debts beyond our ability to repay these debts as they mature (as the foregoing terms are defined in or interpreted under applicable federal and state fraudulent conveyance statutes), then that court may find that the payment of the participation fee involved the incurring of obligations or the transfer of interests in property deemed to be a fraudulent conveyance under applicable law. To the extent the payment of the participation fee were deemed to be a fraudulent conveyance, there is a risk that the participation fee would be avoided and that tendering holders of the Old Notes would be ordered by a court to turn over to us, to a fund for the benefit of our creditors, or to our judgment creditors, all or a portion of the cash consideration paid to holders for tendering their Old Notes in the exchange offer.

         The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction that is being applied. Generally, however, a corporation would be considered insolvent if the present fair salable value of its assets were less than the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. There can be no assurance as to what standard a court would use to determine whether we were

"solvent" in connection with the payment of the participation fee or as to whether, regardless of the standard used, we would be found to have been solvent in that connection.

THERE IS NOT AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK.

         The market for our common stock is not active. Our common stock is not listed on a national stock exchange or quoted on the Nasdaq National Market. The price at which our common stock is sold is determined by market makers in the over-the-counter market. It is possible that our common stock will not trade at or above the exercise price of the Warrants during the term of the Warrants.

         If a holder exercises Warrants, they may not be able to sell the shares of common stock then issued at or above the exercise price.

THE WARRANTS MAY BE, AND THE SHARES OF OUR COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS WILL BE, SUBJECT TO RESALE RESTRICTIONS UNDER THE SECURITIES LAWS.

         Neither the Warrants nor the shares of our common stock underlying the Warrants have been registered under the Securities Act of 1933, which we refer to as the Securities Act. The Warrants are therefore not freely tradeable by our "affiliates" within the meaning of Rule 144 promulgated under the Securities Act except in accordance with the provisions of Rule 144 (except for the holding period requirement). In addition, the shares of our common stock issuable upon exercise of the Warrants will be "restricted securities" within the meaning of Rule 144 and will be subject to limitations on their transferability unless they are later registered. These limitations may preclude the holders of the Warrants and the shares of our common stock issuable upon exercise thereof from being able to sell the Warrants or the shares at the times or in the amounts preferred by the holders or at prices acceptable to the holders. We will grant certain registration rights to holders of common stock issued upon exercise of the Warrants. Please refer to the sections captioned "Description of Capital Stock and Warrants - Warrants" and "Description of Capital Stock and Warrants - Registration Rights."

SALES OF SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD DEPRESS OUR STOCK PRICE.

         Sales of substantial amounts of our common stock in the public market, or the appearance that a large number of our shares are available for sale, could adversely affect the market price for our common stock. In addition to the adverse effect a price decline could have on holders of our common stock, that decline would likely impede our ability to raise capital through the issuance of additional shares of common stock or other equity securities.

                             TERMS OF THE NEW NOTES

         THE FOLLOWING SETS FORTH A DESCRIPTION OF THE PRINCIPAL DIFFERENCES BETWEEN THE TERMS OF THE OLD NOTES AND THE TERMS OF THE NEW NOTES THAT WILL BE ISSUED PURSUANT TO THIS EXCHANGE OFFER. THE NEW INDENTURE THAT WILL EFFECTUATE THE NEW TERMS WILL BE IN SUBSTANTIALLY THE FORM INCLUDED AS ANNEX A TO THIS OFFERING CIRCULAR (OTHER THAN THE BLACKLINING THEREIN). THE NEW INDENTURE SET FORTH IN ANNEX A HAS BEEN BLACKLINED TO SHOW PROPOSED CHANGES FROM THE EXISTING INDENTURE.

         The following are the principal differences between the New Notes and the Old Notes:

          1. The maturity date of the New Notes will be August 1, 2007. The maturity date of the Old Notes was February 1, 2000.

          2. The maximum principal amount of New Notes permitted to be outstanding will be equal to $37,024,000, the sum of (a) the aggregate principal amount of Old Notes outstanding plus (b) the amount of interest accrued and unpaid on those Old Notes from August 1, 1999, through April 30, 2002. The maximum principal amount of Old Notes presently permitted to be outstanding is $27,412,000.

          3. Interest on the New Notes will accrue from May 1, 2002, at the rate of 11 1/2% per annum, and will be due quarterly on each February 1, May 1, August 1, and November 1, commencing on August 1, 2002; however, if the New Notes are originally issued after August 1, 2002, we will pay the interest accrued and unpaid on the New Notes through August 1, 2002 on the date of original issuance of the New Notes. Interest payments on the Old Notes were due semi-annually on February 1 and August 1 at a rate of 12 3/4% per annum.

          4. The New Notes will be governed by the new indenture, which will differ from the indenture governing the Old Notes in several material respects. The principal effects of the new terms will be to reduce our ability to pay cash dividends, repurchase our capital stock, and incur additional debt. The following is a summary of the principal differences between the existing indenture and the new indenture:

                    (a) Section 2.13. This is a new section that requires us, as a condition precedent to the indenture becoming effective, to deliver to the trustee and to each registered holder that requests a copy in writing an officers' certificate and an opinion of our counsel, Nixon Peabody LLP.

                    (b) Section 4.03. This section of the existing indenture presently requires us to provide to the indenture trustee an annual officers' certificate regarding our compliance with the terms of the indenture, within 120 days following the end of each fiscal year. In the new indenture, this section requires us to deliver to the trustee quarterly officers' certificates, within 105 days following the end of the fourth fiscal quarter and within 60 days following the end of each other fiscal quarter; the trustee will be required to deliver a copy of each officers' certificate to each holder who so requests.

                    (c) Section 4.04. This section of the existing indenture presently limits the amount of restricted payments (defined to include certain dividends, certain purchases or redemptions of our capital stock, certain payments of principal on debt subordinated to the notes, and certain investments) after September 30, 1997, to 50% of our net income PLUS 100% of the proceeds from certain sales of our capital stock PLUS a "basket" of $1,250,000, subject to certain exceptions. In the new indenture, this section provides that the amount available for restricted payments will be calculated from the date the new indenture becomes effective, the $1,250,000 "basket" will be eliminated, and a number of the exceptions will be eliminated.

                    (d) Section 4.05. This section of the existing indenture presently permits us to incur additional indebtedness if our Consolidated Coverage Ratio (as defined) is at least 2.25; in addition, there are exceptions that permit us to incur certain indebtedness, notwithstanding our Consolidated Coverage Ratio. In the new indenture, we will be able to incur additional indebtedness if our Consolidated Coverage Ratio is greater than or equal to 2.50, our Senior Debt Ratio (as defined) is less than or equal to 2.50, and our Total Debt Ratio (as defined) is less than or equal to 4.50, a number of the exceptions will be eliminated, and this section will permit us to incur (i) financing for working capital and capital expenditures up to a total of (x) 90% of the net book value of receivables,
                         (y) 65% of the net book value of inventory, and (z) $35,000,000; (ii) other indebtedness outstanding at the time the new indenture is executed; (iii) inter-company indebtedness; (iv) $5,000,000 of other indebtedness; and (v) indebtedness incurred to refinance any of the indebtedness listed in clauses (i) through (iv).

                    (e) Section 4.06. This section of the existing indenture presently restricts our business dealings with our affiliates. In the new indenture, this section will also restrict us from paying fees (other than fees payable solely in our Capital Stock (as defined)) to one of our affiliates in connection with the Recapitalization (as defined).

                    (f) Section 6.01. This section of the existing indenture presently sets forth each of the events that constitutes an Event of Default under the existing indenture. In the new indenture, in addition to the Events of Default contained in the existing indenture, this section will provide that it will be an Event of Default if we fail to pay any installment of the participation fee when it is due and payable, and this failure continues for five days.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         THE FOLLOWING IS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF UNITS, CONSISTING OF NEW NOTES AND WARRANTS, FOR OLD NOTES AND THE RECEIPT OF THE PARTICIPATION FEE. THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE DESCRIPTION OF ALL TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THE DECISION BY A HOLDER TO TENDER OLD NOTES FOR EXCHANGE. THIS SUMMARY ADDRESSES ONLY HOLDERS THAT HOLD THE OLD NOTES AS "CAPITAL ASSETS" WITHIN THE MEANING OF SECTION 1221 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, WHICH WE REFER TO AS THE "CODE." IT DOES NOT ADDRESS HOLDERS SUBJECT TO SPECIAL TREATMENT UNDER THE U.S. FEDERAL INCOME TAX LAWS, INCLUDING, WITHOUT LIMITATION, DEALERS, FINANCIAL INSTITUTIONS, INSURANCE COMPANIES, U.S. EXPATRIATES, TAX-EXEMPT ENTITIES, PERSONS HAVING A FUNCTIONAL CURRENCY OTHER THAN THE U.S. DOLLAR, AND PERSONS WHO HOLD OLD NOTES AS PART OF A HEDGING, STRADDLE, INTEGRATED, OR CONVERSION STRATEGY. THIS SUMMARY DOES NOT ADDRESS ANY CONSIDERATIONS UNDER ANY FOREIGN, STATE, LOCAL, OR OTHER TAX LAWS.

         THIS DISCUSSION ALSO ASSUMES THAT THE OLD NOTES AND THE NEW NOTES, WILL BE TREATED AS DEBT AND NOT EQUITY FOR U.S. FEDERAL INCOME TAX PURPOSES.

         EXCEPT AS OTHERWISE DESCRIBED HEREIN, THIS DISCUSSION APPLIES ONLY TO A PERSON WHO IS A U.S. HOLDER. A U.S. HOLDER IS AN INITIAL BENEFICIAL OWNER AT THE "ISSUE PRICE," AS DEFINED BELOW, OF THE NEW NOTES, WHO IS (1) A CITIZEN OR RESIDENT OF THE UNITED STATES FOR U.S. FEDERAL INCOME TAX PURPOSES, (2) A CORPORATION, PARTNERSHIP, OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR (3) AN ESTATE OR TRUST THE INCOME OF WHICH IS SUBJECT TO U.S. FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE. A NON-U.S. HOLDER IS ANY HOLDER THAT IS NOT A U.S. HOLDER.

         THIS SUMMARY IS BASED ON THE CODE, TREASURY REGULATIONS PROMULGATED THEREUNDER (FINAL, TEMPORARY, AND PROPOSED), INTERNAL REVENUE SERVICE RULINGS AND PRACTICE, AND JUDICIAL DECISIONS, ALL AS IN EFFECT ON THE DATE HEREOF. THESE AUTHORITIES ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT, OR DIFFERING INTERPRETATIONS, IN WHICH CASE THE U.S. FEDERAL INCOME TAX CONSEQUENCES COULD DIFFER FROM THOSE DESCRIBED BELOW. MOREOVER, THE LAW IS UNCLEAR WITH RESPECT TO CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF EXCHANGING NEW NOTES FOR OLD NOTES. WE CANNOT ASSURE YOU THAT THE TREATMENT OF THE EXCHANGE OFFER DESCRIBED HEREIN WILL BE RESPECTED BY THE INTERNAL REVENUE SERVICE, WHICH WE REFER TO AS THE "IRS" OR, IF CHALLENGED, BY A COURT.

         HOLDERS OF OLD NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM, INCLUDING THE TAX CONSEQUENCES UNDER UNITED STATES FEDERAL INCOME TAX LAWS AND ANY STATE, LOCAL, FOREIGN, AND OTHER INCOME TAX LAWS, OF THE EXCHANGE OF UNITS, CONSISTING OF NEW NOTES AND WARRANTS, FOR OLD NOTES AND THE RECEIPT OF THE PARTICIPATION FEE.

U.S. HOLDERS

         TREATMENT OF ACCRUED AND UNPAID INTEREST. To the extent any accrued and unpaid interest with respect to the Old Notes is paid in additional New Notes and such amounts have not been previously included in income (or if such amounts were previously included and deducted as worthless), although somewhat uncertain, it would appear that the principal amount (or, possibly, the "issue price") of the additional New Notes (or, possibly, in the case of a cash basis taxpayer, their fair market value), must be included as interest income when issued. To the extent such accrued interest has already been take into income (and not deducted subsequently), the issuance of the additional New Notes should not result in additional interest income.

         TAXATION OF INTEREST ON THE NEW NOTES. U.S. Holders will generally include stated interest on the New Notes in accordance with their method of accounting. This treatment will not apply, however, to the "original issue discount," if any, with respect to the New Notes. (Please refer to the subsection captioned "Taxation of Original Issue Discount.")

         INCOME TAX TREATMENT OF EXCHANGE OFFER. Pursuant to the exchange offer, the New Notes will be treated for federal income tax purposes as new debt issued in exchange for the Old Notes. Holders participating in the exchange offer will also be entitled to receive Warrants attached to the New Notes.

         The tax effect of the exchange will depend upon whether the Old Notes and the New Notes are treated as "securities." The exchange could qualify as a tax-free reorganization under the Code only if BOTH the Old Notes and the New Notes are treated as "securities." Generally, a debt instrument qualifies as a security if its original maturity date is ten years or more. A debt instrument with a maturity date of less than five years generally does not constitute a security. Securities with maturity dates of between five and ten years fall into an uncertain area. GIVEN THE MATURITY DATES OF THE NEW NOTES AND THE OLD NOTES, IT IS UNCLEAR WHETHER THE EXCHANGE WILL BE TREATED AS A TAXABLE SALE OR AS A TAX-FREE EXCHANGE OF THE OLD NOTES FOR THE NEW NOTES.

         The proper tax treatment of the Warrants is not entirely clear. The Warrants will likely be treated simply as additional consideration to be received in the exchange of Old Notes for New Notes. It is possible, but unlikely, that the Warrants could be treated as part of the participation fee, assuming the participation fee is itself treated as additional consideration to be received in the exchange. However, the federal income tax treatment of the participation fee is unclear. It is possible that the participation fee will be treated as additional consideration to be received in the exchange. It is also possible that the participation fee could alternatively be treated as additional interest (and not as an additional amount realized) with respect to the New Notes, which could result in the creation of, or increase the amount of original issue discount otherwise carried, on the New Notes. Additional alternative characterizations may also be possible. (Please refer to the subsections captioned "The Amount of Original Issue Discount" and "Treatment of the Participation Fee," below.) IT IS GENERALLY ASSUMED FOR THE REMAINDER OF THIS DISCUSSION THAT BOTH THE WARRANTS AND THE PARTICIPATION FEE ARE IN FACT ADDITIONAL CONSIDERATION FOR THE EXCHANGE. THERE CAN BE NO ASSURANCE THAT THE IRS WILL AGREE WITH EITHER OF THESE POSITIONS.

         EXCHANGE AS TAXABLE SALE. As noted, because the basically five-year term of the New Notes is relatively short (and the original term of the Old Notes was less than 10 years), the exchange offer may be treated as a taxable sale of the Old Notes for consideration consisting of (i) the New Notes, plus
(ii) the Warrants, plus (iii), although not clear, the participation fee. A U.S. holder would, in this event, recognize taxable gain or loss based on the difference between the U.S. holder's "amount realized" and the U.S. holder's adjusted tax basis in the Old Notes. A U.S. Holder's amount realized would at least equal the sum of
(x) the "issue price" of the New Notes received in the exchange (other than those issued with respect to accrued but unpaid interest, as described above) which could include the participation fee (to the extent neither the New Notes nor the Old Notes are publicly traded under the public traded rules discussed below) if it is treated either as part of non-separable additional principal of the New Notes or as interest which is not "stated interest" under the Treasury regulations, plus (y) the participation fee (assuming that the participation fee is treated as a separable additional consideration for the exchange that is not part of the additional principal of the New Notes pursuant to (x) above), plus
(z) the fair market value of the Warrants. (For determination of the "issue price" of the New Notes, please refer to the subsection captioned "The Amount of Original Issue Discount.") Except to the extent the installment sale rules apply (as described below), an accrual method taxpayer will probably be required to include the face amount of the participation fee in income upon consummation (whether treated under clause (x) or (y) above), while a cash method taxpayer will probably be required to include the "issue price" of the participation fee (whether treated as part of the issue price of the New Notes or as a separable debt instrument), which would be discounted to the extent required by the imputed interest rules. (Please refer to the subsection captioned "Treatment of Participation Fee.") A new holding period for the New Notes (and the Warrants) would begin on the day following the date of issuance. (Please refer to the subsections captioned "Original Issue Discount" and "The Amount of Original Issue Discount" for the definition of issue price.) Any gain representing accrued market discount would be taxed as ordinary income, and any remaining gain or any loss would be taxed as capital gain or loss, assuming the Old Notes were held as capital assets, which would be long-term or short-term depending on whether or not a U.S. holder's holding period were in excess of one year.

         Both cash and accrual method U.S. holders of Old Notes may be able to defer reporting a portion of any gain realized on the exchange under the installment sale rules to the extent they receive New Notes. For this purpose, however, the fair market value of the Warrants should be treated as a current payment. Thus, only payments on the New Notes and the participation fee (except to the extent treated as interest under the imputed rules) would appear potentially subject to deferral under the installment sale rules. U.S. holders of Old Notes may report any gain pursuant to the exchange offer using the installment sale method provided:

          1.   the U.S. holder is not a dealer in the Old Notes;

          2. neither the Old Notes nor the New Notes are "readily tradable" as defined in the Code and applicable Treasury installment sale regulations; and

          3. the U.S. holder does not elect out of the installment sale method.

A U.S. holder of Old Notes qualifying for the installment sale method of reporting gain could still be liable in certain circumstances for the interest charge on the deferred tax liability provided by section 453A of the Code.

         ALTERNATIVE TREATMENT OF EXCHANGE AS A TAX-FREE RECAPITALIZATION. It is alternatively possible that both the New Notes and the Old Notes could be treated as securities, with the result that the exchange of Old Notes for New Notes would be treated as a tax-free recapitalization pursuant to section 368(a)(1)(E) of the Code. In that event, the Warrants would also be treated as "securities" with a zero principal amount.

         In the event the exchange of Old Notes for New Notes qualified as a recapitalization, no loss would be recognized by an exchanging U.S. holder and any realized gain would be recognized only to the extent of the sum of (i) the fair market value of the "excess" of the "principal amount" of the New Notes received over the "principal amount" of the Old Notes surrendered plus (ii) any money plus the fair market value of "other property" received (other property being termed "boot"). Although uncertain, it appears that "principal amount" should refer to the issue price and adjusted issue price of the New Notes and the Old Notes, respectively, although it may refer to their respective face amounts. The Warrants would not effectively be part of the calculation of realized gain because they are treated as securities with zero principal amount and not as boot. Realized gain should equal any excess of (i) the issue price of the New Notes (or, possibly, their fair market value, in the case of a cash method U.S. holder) over (ii) a U.S. holder's adjusted tax basis in the Old Notes. Assuming the issue price construction of "principal amount" is determinative, any realized gain will be recognized only to the extent of the fair market value of the excess of the issue price of the New Notes received over the adjusted issue price of the Old Notes exchanged in the exchange. Assuming the participation fee is treated as consideration received on the exchange (rather than additional interest or other characterization), it should constitute "excess principal amount," which is boot.

         TAXATION OF ORIGINAL ISSUE DISCOUNT. Depending on whether or not the Old Notes or the New Notes are "publicly traded" (as described below) and on the extent to which (i) the issue price of the New Notes is allocable to the Warrants under the "investment unit" rules and (ii) the participation fee is treated as "stated interest" (which nevertheless is not "qualified stated interest"), the New Notes may be issued at a discount and may be considered to bear "original issue discount" for U.S. federal income tax purposes. Each U.S. holder, whether a cash or accrual basis taxpayer, will be required to include in income in each taxable year, in advance of the receipt of cash payments on the New Notes, that portion of any original issue discount attributable to each day during that year on which the U.S. holder held the New Notes. These computations must be made on a constant yield basis. (Please refer to the subsection captioned "The Amount of Original Issue Discount.")

         THE AMOUNT OF ORIGINAL ISSUE DISCOUNT. The amount of original issue discount with respect to each New Note will equal the excess of its "stated redemption price at maturity" over its "issue price." The determination of the issue price of the Old Notes and/or the New Notes is currently unclear. Accordingly, the existence and amount of the original issue discount borne by the New Notes is unclear and will depend, in substantial part, on whether the Old Notes or the New Notes are "publicly traded," as discussed below. It will also depend on the application of the investment unit rules and on whether the participation fee is treated as part of the stated redemption price at maturity (either as increased principal amount of the New Notes or as interest failing to constitute "qualified stated interest") and on whether the participation fee in turn is includible in the issue price of the New Notes. (Please refer to the subsection captioned "Treatment of Participation Fee.")

         The determination of the "issue price" of the New Notes depends upon whether they, or the Old Notes, are considered as traded on an established market within the meaning of Treasury Regulation ss.1.1273-2(f), which we refer to as "publicly traded". Generally, a debt instrument is treated as publicly traded if, at any time during the 60-day period ending 30 days after the issuance date, the debt instrument is described in any one of four paragraphs of that Treasury regulation. The 60-day period described above relates to both the original issuance of the Old Notes and presumably also to the issuance of the New Notes pursuant to the exchange offer. Of the four possible descriptions, the only two potentially applicable to the Old Notes and the New Notes are whether either is:

          1.   "property appearing on a quotation medium," or

          2.   a "readily quotable debt instrument."

         A debt instrument is property appearing on a quotation medium, and thus publicly traded, if it appears on a system of general circulation, including a computer listing disseminated to subscribing brokers, dealers, or traders, that provides a reasonable basis to determine fair market value by disseminating either recent price quotations of one or more identified brokers, dealers, or traders or actual prices (including rates, yields, or other pricing information) of recent sales transactions. A quotation medium does not include a directory or listing of brokers, dealers, or traders for specific securities, such as yellow sheets, that provides neither price quotations nor actual prices of recent sales transactions.

         A debt instrument is a readily quotable debt instrument and thus publicly traded if price quotations are readily available from dealers, brokers, or traders. A series of safe harbors applies, however, that provide that a debt instrument is in any event not a readily quotable debt instrument if:

          1. no other outstanding debt instrument of the issuer, or of any person who guarantees the debt instrument, is described in any of the four paragraphs alluded to above;

          2. the original stated principal amount of the issue that includes the debt instrument does not exceed $25 million;

          3. the conditions and covenants relating to the issuer's performance with respect to the debt instrument are materially less restrictive than the conditions and covenants included in all of the issuer's other traded debt (e.g., the debt instrument is subject to an economically significant subordination provision whereas the issuer's other traded debt is senior); or

          4. the maturity date of the debt instrument is more than three years after the latest maturity date of the issuer's other traded debt.

         Due to significant interpretative difficulties with respect to these definitions and factual uncertainties regarding the market for the Old Notes and the New Notes, it is unclear whether either the Old Notes or New Notes are or will be publicly traded. We believe that the Old Notes are not currently publicly traded. It is possible, however, depending on events occurring before or after the effective date of the exchange, that the Old Notes or the New Notes will be publicly traded.

         If the New Notes were publicly traded (which is possible, though uncertain), their trading price would determine their issue price. If the New Notes were not publicly traded but the Old Notes were publicly traded (which seems to us unlikely), the trading price of the Old Notes would determine the issue price of the New Notes. In either case, the New Notes and the Warrants will constitute an "investment unit" and the issue price as determined above must be allocated between the New Notes and the Warrants in proportion to their relative fair market values. This would further increase the amount of original issue discount with respect to the Old Notes to the extent issue price was allocated to the Warrants. In the event that either the Old Notes or the New Notes were publicly traded, it is likely that the issue price of the New Notes would be substantially less than their face amount and a substantial amount of additional original issue discount would result.

         If neither the Old Notes nor the New Notes were publicly traded, the issue price of the New Notes would be their stated principal amount (assuming the issuance of the New Notes does not constitute a "potentially abusive situation"). The stated principal amount would probably include the amount of the participation fee to the extent treated as an integral, non-separable feature of the New Notes (either as additional principal or as interest which is not "stated interest") but not where the participation fee is treated as additional interest which is "stated interest." While the New Notes and the Warrants would again constitute an "investment unit" it would appear in this case that no allocation of the issue price would be made to the Warrants.

         As noted, we believe that the Old Notes are not currently publicly traded and we will determine whether the New Notes are publicly traded, or the Old Notes become publicly traded, based on our best judgment. However, the IRS, may disagree with our position and we cannot assure you that our position would be sustained in court.

         Under the original issue discount regulations, the "stated redemption price at maturity" of each Old Note will include all payments to be made in respect thereof, including both principal and any stated interest payments, other than:

         1. "qualified stated interest" (which is generally defined as stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually at a single fixed rate that appropriately takes into account the length of intervals between payments); and

         2.     payments subject to remote or incidental contingencies.

Under applicable Treasury regulations, all stated interest payable on the New Notes should constitute qualified stated interest. However, if the participation fee is treated as a non-separable additional part of the face amount of the New Notes or as additional interest not constituting "qualified stated interest," it would be considered part of the stated redemption price at maturity. To the extent the participation fee is treated as interest, it would appear it would not constitute qualified stated interest.

         Accordingly, depending upon the determination of the issue price of the New Notes, the original issue discount with respect to the New Notes will equal either:

         1. in the case neither the Old Notes nor the New Notes are publicly traded, tentatively zero (but increased to an amount representing the participation fee if it is treated as "stated interest" not constituting "qualified stated interest" under the New Notes and thus part of their stated redemption price at maturity but not part of their issue price); or

         2. in the case where either the Old Notes or the New Notes are publicly traded, the excess of the principal amount of the New Notes (which may be increased by the participation fee to the extent it is treated as additional non-separable principal under the New Notes or as additional interest on the New Notes constituting original issue discount) of the New Notes over their issue price as determined under the publicly traded rules (as such issue price is further reduced by allocation thereof between the New Notes and the Warrants under the investment unit rules).

         The foregoing discussion assumes that the New Notes will not be governed by the rules relating to "potentially abusive situations." Those rules generally require the issue price of a debt instrument to be determined on a fair market value basis where the publicly traded rules do not apply and the transaction is potentially abusive.

         TAXATION OF ORIGINAL ISSUE DISCOUNT. To the extent the New Notes ultimately are determined to bear original issue discount, a U.S. holder of a New Note will be required to include as gross income for U.S. federal income tax purposes an amount equal to the sum of the daily portions of the original issue discount attributable to each day during any taxable year on which the U.S. holder holds the New Note. The daily portions of original issue discount required to be included in a U.S. holder's gross income in a taxable year will be determined on a constant yield basis by allocating to each day a pro rata portion of the original issue discount on the New Note that is attributable to the accrual period in which the day is included. Accrual periods with respect to a New Note may be of any length selected by the U.S. holder and may vary in length over the term of the New Note as long as no accrual period is longer than one year and each scheduled payment of interest or principal on the New Note occurs on either the first or last day of an accrual period.

         TAX BASIS IN THE NEW NOTES AND THE WARRANTS. Assuming the exchange is a taxable event and the installment method is not available, a U.S. holder's initial tax basis in a New Note will be equal to the U.S. Holder's amount realized with respect to the New Notes, which is probably the issue price of the New Note on the exchange, as determined above. (Please refer to the subsection captioned "Exchange as Taxable Sale.") (Where the installment sale rules apply, payments on the New Notes are deferred until such payments are actually made.) A U.S. holder's tax basis in a New Note will be increased subsequently by the amount of original issue discount or market discount that is included in that U.S. holder's income with respect to the New Note and will be decreased by the amount of any cash payments (other than qualified stated interest) received. If the exchange were treated as a tax-free recapitalization, a U.S. holder's basis in the New Notes received in the exchange would be their adjusted tax basis in the Old

Notes, increased by any gain recognized on the exchange and decreased by the amount of any boot received.

         Assuming the exchange offer is a taxable event, the basis of the Warrants should be their fair market value. If the exchange offer constitutes a tax-free recapitalization, the basis of the Warrants would apparently be zero.

         MARKET DISCOUNT; ACQUISITION PREMIUM; PREMIUM. If a U.S. holder receives or purchases a New Note for an amount that is less than the "revised issue price" of the New Note at the time of acquisition, the amount of the difference will be treated as "market discount" for U.S. federal income tax purposes, unless the difference is less than a specified de minimis amount. The revised issue price of a debt obligation generally equals the sum of its issue price and the total amount of original issue discount includable in the gross income of all U.S. holders for periods before the acquisition of the debt obligation by the current U.S. holder (without regard to any reduction in the income resulting from acquisition premium) and less any cash payments in respect of the debt obligation (other than qualified stated interest). Under the market discount rules, a U.S. holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement, or other disposition of, a New Note as ordinary income to the extent of the market discount that has not previously been included in income and is treated as having accrued on that New Note at the time of that payment or disposition. If a U.S. holder makes a gift of a New Note, accrued market discount, if any, will be recognized as if that U.S. holder had sold that New Note for a price equal to its fair market value. In addition, the U.S. holder may be required to defer, until the maturity of the New Note or, in certain circumstances, the earlier disposition of the New Note in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry that New Note.

         Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the New Note, unless the U.S. holder elects to accrue market discount on a constant interest method. A U.S. holder of a New Note may elect to include market discount in income currently as it accrues, on either a straight-line basis or constant interest method, in which case the rules described above regarding the deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

         A U.S. holder that receives or purchases a New Note for an amount that is greater than the adjusted issue price of that New Note, but that is less than or equal to the stated redemption price at maturity of the New Note after the purchase date, will be considered to have purchased that New Note at an acquisition premium. Under the acquisition premium rules of the Code and the Treasury regulations, the amount of original issue discount that the U.S. holder must include in their gross income with respect to that New Note for any taxable year will be reduced for each accrual period by an amount equal to the product of the amount of original issue discount otherwise includable for the period and a fraction, the numerator of which is the acquisition premium and the denominator of which is the excess of the amounts payable on the New Note after the purchase date over that New Note's adjusted issue price.

         A U.S. holder of a New Note purchased at a premium over its stated redemption price at maturity may elect to amortize that premium over the remaining term of the New Note (or possibly by reference to an earlier call date) on a constant yield basis. Such election would apply to all debt instruments held at any time during the taxable year or thereafter acquired and would not be revocable without the consent of the IRS.

         SALE, REDEMPTION, OR EXCHANGE OF NEW NOTES. Unless a nonrecognition provision applies, the sale, exchange, redemption (including pursuant to an offer by us), or other disposition of a New Note generally will be a taxable event for U.S. federal income tax purposes. In that event, a U.S. holder of a New Note will generally recognize gain or loss equal to the difference between the amount of cash plus the fair market value of any property received upon that sale, exchange, redemption, or other taxable disposition of the New Note and the U.S. holder's adjusted tax basis therein. Unless an exception applies, U.S. holders reporting gain under the installment method will generally be required to recognize all or a portion of the otherwise deferred gain at such time, depending on the amount realized on such disposition. Except with respect to accrued market discount, the gain or loss should be capital gain or loss and will be long-term capital gain or loss if the note was held by the U.S. holder for more than one year at the time of that sale, exchange, redemption, or other disposition. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

NON-U.S. HOLDERS

         PAYMENT OF INTEREST. A non-U.S. holder will not be subject to U.S. federal income tax by withholding or otherwise on the accrual or payment of original issue discount or on payments of interest on the New Notes or the payment of accrued interest on the Old Notes, provided that the beneficial owner of the New Notes fulfills the statement requirements set forth in applicable Treasury regulations, unless:

          1. the non-U.S. holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote; or

          2. the interest or original issue discount is effectively connected with the conduct of a trade or business by the non-U.S. holder in the United States.

         GAIN ON DISPOSITION OF NEW NOTES. A non-U.S. holder will not be subject to U.S. federal income tax by withholding or otherwise on any gain realized on the exchange of an Old Note for a New Note in the exchange offer or the disposition of a New Note unless:

          1. the non-U.S. holder is an individual and is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and certain other conditions are met, in which case such individual will be taxed as a U.S. holder in any event; or

          2. the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder in the United States.

         EFFECTIVELY CONNECTED INCOME. To the extent that interest income or gain on the disposition of New Notes are effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States, the income will be subject to U.S. federal income tax at the same rates generally applicable to U.S. persons. Additionally, in the case of a non-U.S. holder that is a corporation, the effectively connected income may be subject to the U.S. branch profits tax at the rate of 31%, or lower treaty rates.

         ESTATE TAX. New Notes held by an individual non-U.S. holder at the time of death will not be subject to U.S. federal estate tax, provided that at the time of death the holder did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, and the New Notes were not held in connection with the holder's trade or business in the United States.

         TREATIES. Applicable treaties between the United States and a country in which a non-U.S. holder is a resident may alter the tax consequences described above.

CONSEQUENCES TO LEXINGTON PRECISION CORPORATION

         QUALIFIED STATED INTEREST. We will be entitled to deduct the qualified stated interest on the New Notes in accordance with our method of accounting.

         ORIGINAL ISSUE DISCOUNT. Depending upon the determination of the issue price of the New Notes, the original issue discount with respect to the New Notes will equal either:

         1. in the case where neither the Old Notes nor the New Notes are publicly traded, tentatively, zero (but increased by an amount representing the participation fee if such fee is treated as "stated interest" (which would not qualify as "qualified stated interest") under the New Notes and thus part of their stated redemptions price at maturity but not part of their issue price; or

         2. in the case where either the Old Notes or the New Notes are publicly traded, the excess of the principal amount of the New Note (which may include the participation fee to the extent treated either as a non-separable additional principal under the New Noes or as additional interest on the New Notes constituting original issue discount) over their issue price as determined under the publicly traded rules (as such issue price is further reduced by allocation thereof between the New Notes and the Warrants under the investment unit rules).

We would deduct original issue discount on a constant yield to maturity basis over the term of the New Notes.

         CANCELLATION OF INDEBTEDNESS INCOME. We could also recognize cancellation of indebtedness income on the exchange of Old Notes for New Notes to the extent the issue price of the New Notes was less than the adjusted issue price of the Old Notes, which should be their principal amount. Depending on the resolution of the proper determination of the issue price of the New Notes, we will either have:

          1. in the case where neither the New Notes nor the Old Notes are publicly traded, cancellation of indebtedness income of zero (and deductible retirement premium may arise from the payment of the participation fee); or

         2. in the case where either the New Notes or the Old Notes are publicly traded, cancellation of indebtedness income equal to any excess of the adjusted issue price of the Old Notes over the issue price of the New Notes, as determined under the publicly traded and investment unit rules.

In the latter case, however, we anticipate that our present net operating loss carryovers will be available to absorb all or substantially all of any resulting cancellation of indebtedness income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         In addition to the withholding rules described above, interest and payments of proceeds from the disposition by certain non-corporate holders of the New Notes may be subject to backup withholding at a rate of 30%. A non-corporate U.S. holder generally will be subject to backup withholding at a rate of 30% unless that holder supplies an accurate taxpayer identification number, as well as certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. Any amount withheld under backup withholding is allowable as a credit against the U.S. holder's federal income tax, upon furnishing the required information.

         Generally, backup withholding of U.S. federal income tax at a rate of 30% and information reporting may apply to payments of principal, interest, and premium to non-U.S. holders that are not exempt recipients and that fail to provide certain information as may be required by U.S. law and applicable regulations.

TREATMENT OF PARTICIPATION FEE

         There is uncertainty regarding the proper treatment of the participation fee payable to holders of New Notes. On the one hand, the participation fee could be treated as additional consideration for participating in the exchange of Old Notes for New Notes and thus as part of the "amount realized" on the exchange. If the exchange is treated as a taxable transaction, this would have the effect of increasing any gain or decreasing any loss otherwise realized on the exchange. If the exchange is instead treated as a tax-free recapitalization, the participation fee should in this event be treated as boot. (Please refer to the subsections captioned "Exchange as Taxable Sale" and "Alternative Treatment of Exchange as Tax-Free Recapitalization.") In this event, an additional issue is whether the participation fee is treated as separable from the New Notes on the one hand and thus not part of their stated "redemption price at maturity" or as an integral part of the additional principal under the New Notes constituting part of their "stated redemption price at maturity" on the other hand.

         It is alternatively possible that the IRS will treat the participation fee as additional interest payable under the New Notes. Under applicable Treasury regulations, the participation fee would not constitute "qualified stated interest" and would be included on the "stated redemption price at maturity" of the New Notes. The participation fee would thus accrue as additional "original issue discount" depending on whether the participation fee would also be included in computing the issue price of the New Notes. This would primarily be relevant where neither the New Notes nor the Old Notes were treated as publicly traded under the publicly traded rules. In that event, the participation fee would not be so included if it were treated as "stated interest" under applicable Treasury regulations and thus as excludable from the determination of the issue price of the New Notes. In that case, the stated redemption price at maturity of the New Notes (which would include the participation fee) would exceed their issue price (which would not include the participation fee), resulting in original issue discount. This could have the effect of either creating or increasing the original issue discount otherwise carried by the New Notes (which itself in turn is substantially dependent on whether the New Notes or the Old Notes are publicly traded, as discussed above). (Please refer to the subsections captioned "Taxation of Original Issue Discount," "Amount of Original Issue Discount," and "Taxation of Original Issue Discount.")

         The participation fee might, as a third, perhaps less likely, alternative be treated as a separate payment in the nature of a fee to induce the holders to terminate the existing indenture and accept New Notes with new terms pursuant to the new indenture. In that event, U.S. holders would be required to include the participation fee in ordinary income for federal income tax purposes. The amount includible would presumably be the gross amount of the participation fee (or, possibly, its fair market value, in the case of a cash method taxpayer).

         As a fourth and perhaps least likely alternative, it is possible that the participation fee would be treated as a separate payment for certain rights of the U.S. holders and, therefore, represent a tax-free return of capital on the New Notes. In that event, a U.S. holder would not be required to include any amount in taxable income, but would instead reduce their tax basis in the New Notes by the value of the Warrants and the participation fee received by it. This would in turn affect the amount of gain or loss recognized on the exchange.

                    DESCRIPTION OF CAPITAL STOCK AND WARRANTS

COMMON STOCK

         We are currently authorized to issue 10,000,000 shares of common stock, $0.25 par value. As of the date of this offering circular, there were 4,828,036 shares of our common stock outstanding.

         Holders of our common stock are entitled to receive dividends, if any, declared from time to time by our Board of Directors out of funds legally available for payment, subject to the prior dividend rights of our preferred stock. We may not declare dividends on, or acquire shares of, our common stock unless all cumulative dividends on our preferred stock for all prior dividend periods have been paid or set apart for payment in full. In addition, we may not declare any cash dividend on, or acquire any shares of, our common stock if, after giving effect to that declaration or acquisition, the aggregate of our capital and surplus accounts is less than the aggregate liquidation value of the then outstanding shares of our preferred stock.

         In the event we are liquidated, dissolved, or wound up, holders of our common stock are entitled to share ratably in the assets and funds remaining after payment of the liquidation value, plus any accumulated and unpaid dividends on our preferred stock.

         Holders of our common stock are entitled to one vote per share at all meetings of stockholders. Holders of our common stock do not have preemptive or other rights to subscribe for additional shares of common stock.

WARRANTS

         The Warrants will be issued in substantially the form of Annex B to this offering circular. The complete terms of the Warrants are set forth in full in Annex B and the following is intended only as a summary.

         Each $1,000 principal amount of New Notes and New Junior Subordinated Notes will be issued as part of a Unit with ten Warrants attached. Each Warrant will entitle the holder thereof to purchase one share of our common stock at a price of $3.50 per share during the period from January 1, 2004, through August 1, 2007. The Warrants will not be detachable from the New Notes, or the New Junior Subordinated Notes, as the case may be, until January 1, 2004, and the New Notes, or the New Junior Subordinated Notes, as the case may be, and the Warrants will be transferrable only as Units prior to that time. If any or all of the New Notes or New Junior Subordinated Notes are redeemed by us prior to January 1, 2004, the Warrants attached to those New Notes or New Junior Subordinated Notes will revert to us for no further consideration and will be cancelled.

         Each Warrant will entitle the holder thereof to purchase, for cash, the number of shares of our common stock set forth in the certificate evidencing a Warrant, which we refer to as a Warrant certificate, at an exercise price of $3.50 per share of common stock. The Warrants may be exercised at any time from 9:30 a.m., New York City Time on January 1, 2004, through 5:00 p.m. New York City Time on August 1, 2007. The Warrant exercise price and/or the number or kind of shares of common stock or other securities or property purchasable upon exercise of the Warrants are subject to adjustment in the event of a stock dividend or other dividend on, or a stock split, subdivision, combination, change or reclassification of, our common stock or our merger or consolidation into or, under certain circumstances, with another corporation or business entity.

         To exercise a Warrant, the holder must surrender the Warrant certificate to Wilmington Trust Company, as Warrant Agent, together with a notice of exercise and a properly completed and executed investment representation statement in the form set forth in the Warrant certificate, setting forth the number of shares of common stock to be purchased, and a certified check or wire transfer of federal or other immediately available funds as payment of the exercise price for the shares to be purchased. We will then cause the Warrant Agent to return a certificate evidencing the number of full shares of common stock so purchased upon exercise of the Warrant, and a new Warrant certificate for the remaining number of shares, if fewer than all of the shares covered by the original Warrant certificate are purchased and the Warrant has not expired.

         Neither the Warrants nor the shares underlying the Warrants have been registered under the Securities Act of 1933, which we refer to as the Securities Act. The Warrants are therefore not freely tradeable by our "affiliates" within the meaning of Rule 144 promulgated under the Securities Act except in accordance with the provisions of Rule 144 (other than the holding period requirement). In addition, the shares issuable upon exercise of the Warrants will be "restricted securities" within the meaning of Rule 144 and will be subject to limitations on their transferability unless they are later registered. In general, Rule 144 provides that a shareholder who has owned shares beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of the average weekly trading volume in the over-the-counter market during the four calendar weeks preceding such sale, or 1% of the then outstanding shares. A person who is not deemed an "affiliate" of the Company and who beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. Sales under Rule 144 are subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. We will grant certain registration rights to holders of common stock issued upon exercise of the Warrants. Please refer to the section captioned "Description of Capital Stock and Warrants - Registration Rights."

PREFERRED STOCK

         We are also authorized to issue three series of preferred stock, including 2,500 shares of 6% cumulative convertible preferred stock, Series A, par value $100 per share, 3,300 shares of $8 cumulative convertible preferred stock, Series B, par value $100 per share, and 2,500,000 shares of other preferred stock, par value $1 per share. As of the date of this offering circular, 3,300 shares of our Series B preferred stock are outstanding. No shares of our Series A preferred stock or our other preferred stock are outstanding.

         SERIES A PREFERRED STOCK. There are no shares of our Series A preferred stock presently outstanding. If shares of our Series A preferred stock are issued, the holders thereof would be entitled to receive cumulative dividends at an annual rate of $6 per share.

         In the event we were liquidated, dissolved, or wound up, holders of our Series A preferred stock then outstanding would be entitled to receive out of our assets available for distribution to stockholders, before any distribution is made to holders of our common stock, $100 per share plus accumulated and unpaid dividends.

         Except as otherwise provided in the our certificate of incorporation or as required by law, holders of our Series A preferred stock would have no voting power or right to participate in any meeting of stockholders.

         Shares of our Series A preferred stock would not be redeemable prior to the second anniversary of the original date of issuance thereof without the unanimous written consent of the holders of the then outstanding shares of our Series A preferred stock. Thereafter, those shares would be redeemable as a whole, or if in part by lot, at our option, upon at least 30 days' prior written notice, at a redemption price of $100 per share plus accumulated and unpaid dividends to the redemption date.

         At the option of the holder, each share of our Series A preferred stock would be convertible at any time into 16 2/3 shares of our common stock. In the event of any change in the number of shares of our common stock or any new stock outstanding or in the event of any issuance or sale of shares of common stock for a consideration per share less than the conversion price in effect immediately prior to the time of such issuance or sale (which prior to the first adjustment will be $6 per share, and thereafter will be the then current adjusted price at which shares of our common stock will be deliverable upon conversion of any shares of our Series A preferred stock) the conversion rights will be adjusted so that holders of our Series A preferred stock remain in the same relative position regarding conversion as existed prior to each such change in the number of shares of our common stock or any new stock outstanding or such issue or sale. However, no adjustment will be made in connection with the issuance of up to 187,000 shares of our common stock at a public offering price of $6 per share or in connection with the issuance of up to 40,000 shares pursuant to the exercise of qualified stock options granted to our employees.

         SERIES B PREFERRED STOCK. Holders of our Series B preferred stock are entitled to receive cumulative dividends at an annual rate of $8 per share.

         In the event we are liquidated, dissolved, or wound up, before any distribution is made to holders of our common stock, holders of our Series B preferred stock then outstanding will be entitled to receive out of our assets available for distribution to stockholders, $200 per share plus accumulated and unpaid dividends.

         Holders of our Series B preferred stock are entitled to one vote per share at all meetings of stockholders. In the event that six quarterly dividends (whether or not consecutive) payable on any of the then outstanding shares of our Series B preferred stock are in arrears, the holders of our Series B preferred stock, voting as a class, would have the right to elect two additional directors to our Board of Directors, until the annual meeting of stockholders following the time all dividends in arrears on our Series B preferred stock are paid. As of the date of this offering circular, ten quarterly dividend payments on our Series B preferred stock are in arrears.

         Shares of our Series B preferred stock are redeemable, at our option, upon 40 to 60 days' written notice, at a redemption price of $200 per share plus accumulated and unpaid dividends to the redemption date. In addition, we are obligated to redeem 450 shares of Series B preferred stock, at a redemption price of $200 per share, on November 30 of each year. Because of the then-existing defaults on the Senior Subordinated Notes, we did make the scheduled redemptions of Series B preferred stock on November 30, 2000, and November 30, 2001.

         At the option of the holder, each share of our Series B preferred stock is convertible into shares of our common stock at a conversion price of $13.50 per share (subject to adjustment), based on an initial conversion value of Series B preferred stock of $200 per share. In the event that we change the number of shares of our common stock then outstanding into a different number of shares of our common stock or into a different or the same number of shares of another class, the conversion rights will be adjusted proportionately so that holders of our Series B preferred stock remain in the same relative position regarding conversion as existing prior to such change.

         OTHER PREFERRED STOCK. Our Board of Directors is vested with broad authority with respect to our other preferred stock to establish and designate series, fix the number of shares to be included in each series, provide for a sinking fund for the purchase or redemption of shares or a purchase fund for the purchase of shares of each series, and to determine the relative rights, preferences and limitations of each series, including but not limited to the dividend and voting rights of those shares. Our Board of Directors may also determine whether those shares will be convertible, and whether they will be preferred over our common stock as to dividends and/or amounts payable on liquidation.

REGISTRATION RIGHTS

         Upon issuance of the Warrants, we will enter into a Registration Rights Agreement in substantially the form of Annex C to this offering circular. The following is intended only as a summary. Please refer to the Registration Rights Agreement for a more complete understanding of the terms of that agreement.

         Pursuant to the Registration Rights Agreement, if at any time we propose to prepare and file a registration statement under the Securities Act with the Securities and Exchange Commission (other than on Form S-4 or S-8 or on any form that does not permit secondary sales) with regard to the registration of our common stock, we will notify the persons or entities (which we refer to as the Holders of Registrable Securities) to which common stock was initially issued upon exercise of the Warrants who have not held that common stock for at least two years and use commercially reasonable efforts to include any of that common stock that has been held by that Holder of Registrable Securities for less than two years (which we refer to as the Registrable Securities), in the proposed registration statement. If such offering is an underwritten offering, the number of Registrable Securities to be included may be reduced pro rata among Holders of Registrable Securities and holders of other registration rights in effect as of the date of this offering circular by an amount that the managing underwriter in the offering may determine so as not to affect adversely the marketing of the proposed offering.

         Upon the request of Holders of Registrable Securities or holders of unexercised Warrants requesting the registration under the Securities Act of at least a majority of the Registrable Securities and shares of common stock issuable upon exercise of then unexercised Warrants, we will use our commercially reasonable efforts to file a registration statement with the SEC pursuant to which such common stock is included; provided that such request relates to the registration of at least 200,000 shares of our common stock (as adjusted for stock splits, stock dividends, recapitalizations and similar events). The registration statement will be subject to review and comment by the SEC, and we cannot assure you as to whether or when the registration statement will become effective. We will be entitled to postpone the declaration of effectiveness of any registration statement for up to 120 days if there exists material nonpublic information about us that would be required to be disclosed in the registration statement pursuant to federal securities laws and our Board of Directors determines in good faith that it would not be in the best interest of Lexington Precision to disclose that information in the registration statement, provided that we must use commercially reasonable efforts to minimize the period of delay. We will be required to effect only one registration on request.

         Once effective, we must use commercially reasonable efforts to keep such registration statement continuously effective for up to 120 days.

         The Registration Rights Agreement will expire on August 1, 2009. However, the rights of each Holder of Registrable Securities under the Registration Rights Agreement will expire with respect to that person's or entity's Registrable Securities on the second anniversary of the original issuance of the Registrable Securities as a result of the exercise of a Warrant.

         Michael A. Lubin and Warren Delano, our Chairman of the Board and President, respectively, hold certain registration rights with regard to our common stock. Messrs. Lubin and Delano have agreed to modify their registration rights to the extent necessary to avoid conflicts between the terms of their registration rights and the provisions of the Registration Rights Agreement.

CERTAIN MATTERS AFFECTING STOCKHOLDERS

         Except as otherwise provided by law or in our certificate of incorporation or by-laws, all matters are to be determined by a majority of the votes.

         Our certificate of incorporation provides that, in addition to any vote of stockholders otherwise required by law or by the terms of any class or series of capital stock or any agreement between us and any national securities exchange, the affirmative vote of 75% of all outstanding shares of all classes of capital stock entitled to vote for the election of directors is required (i) for the adoption of any agreement relating to our merger or consolidation into or with another corporation, (ii) for the merger or consolidation of any of our subsidiaries into or with any other corporation or if our securities are to be delivered as part or all of the consideration for such merger or consolidation, or (iii) to authorize any sale, lease, or exchange of all or a substantial part of our assets (except assets having an aggregate fair market value of less than $1,000,000) to any other corporation, person or entity or any sale, lease, or exchange to us or any of our subsidiaries in exchange for our securities or any assets or securities (except assets having an aggregate fair market value of less than $1,000,000) of any other corporation, person, or entity if, in any such case, as of the record date for the determination of stockholders entitled to notice and vote thereon, such other corporation, person, or entity is the beneficial owner, directly or indirectly, of more than 5% of the outstanding shares of our stock entitled to vote in elections of directors, subject to certain exceptions.

TRANSFER AGENT

         The transfer agent and registrar for our common stock is Computershare Investor Services, 2 North LaSalle Street, Chicago, Illinois 60602.

                         [Page Intentionally Left Blank]

                                                    Annex A to Offering Circular





================================================================================






               LEXINGTON PRECISION CORPORATION12-3/4% CORPORATION
                                                      ============



                           11 1/2% Senior Subordinated
                           ======
                              Notes due February 1,
                    2000______________________INDENTUREDated
                                 as of August 1,
                          1993______________________IBJ
                            SCHRODER BANK & August 1,
                                            ========
                                      2007
                                      ====

                             ----------------------


                                    INDENTURE
                                    ==========
                             Dated as of May 1, 2002
                             =======================

                             ----------------------



                            WILMINGTON TRUST COMPANY,
                            ==========



                                   as Trustee




================================================================================

                              CROSS-REFERENCE TABLE
                                                                   Indenture
Section                                                             Section

310     (a)(1)................................................         7.10
        (a)(2)................................................         7.10
        (a)(3)................................................         N.A.
        (a)(4)................................................         N.A.
        (b)...................................................   7.08; 7.10
        (c)...................................................         N.A.
311     (a)...................................................         7.11
        (b)...................................................         7.11
        (c)...................................................         N.A.
312     (a)...................................................         2.05
        (b)...................................................        12.03
        (c)...................................................        12.03
313     (a)...................................................         7.06
        (b)(1)................................................         N.A.
        (b)(2)................................................         7.06
        (c)...................................................  7.06; 12.02
        (d)...................................................         7.06
314     (a)...................................................  4.02; 12.02
        (b)...................................................         N.A.
        (c)(1)................................................        12.04
        (c)(2)................................................        12.04
        (c)(3)................................................         N.A.
        (d)...................................................         N.A.
        (e)...................................................        12.05
        (f)...................................................         N.A.
315     (a)...................................................      7.01(b)
        (b)...................................................  7.05; 12.02
        (c)...................................................      7.01(a)
        (d)...................................................      7.01(c)
        (e)...................................................         6.11
316     (a)(last sentence)....................................        12.06
        (a)(1)(A).............................................         6.05
        (a)(1)(B).............................................         6.04
        (a)(2)................................................         N.A.
        (b)...................................................         6.07
317     (a)(1)................................................         6.08
        (a)(2)................................................         6.09
        (b)...................................................         2.04
318     (a)...................................................        12.01
-------------------
     N.A. means Not Applicable.

                                TABLE OF CONTENTS


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section                                Heading                          Page

1.01.   Definitions.....................................................1
1.02.   Other Definitions..............................................13
1.03.   Incorporation by Reference of Trust Indenture Act..............14
1.04.   Rules of Construction..........................................14

                                ARTICLE TWO

                              THE SECURITIES


2.01.   Form and Dating................................................15
2.02.   Execution and Authentication...................................15
2.03.   Registrar and Paying Agent..................................15 16
                                                                       ==
2.04.   Paying Agent to Hold Money in Trust............................16
2.05.   Securityholder Lists...........................................16
2.06.   Registration, Transfer and Exchange.........................16 17
                                                                       ==
2.07.   Replacement Securities.........................................17
2.08.   Outstanding Securities.........................................17
2.09.   Temporary Securities...........................................18
2.10.   Cancellation...................................................18
2.11.   Defaulted Interest.............................................18
2.12.   CUSIP Number...................................................19
2.13.   Conditions to Effectiveness of Indenture.......................19
=====   =========================================                      ==


                               ARTICLE THREE

                                REDEMPTION


3.01.   Notices to Trustee..........................................19 20
                                                                       ==
3.02.   Selection of Securities to be Redeemed......................19 20
                                                                       ==
3.03.   Notice of Redemption...........................................20
3.04.   Effect of Notice of Redemption..............................20 21
                                                                       ==
3.05.   Deposit of Redemption Price.................................20 21
                                                                       ==
3.06.   Securities Redeemed in Part.................................20 21
                                                                       ==


                               ARTICLE FOUR

                                 COVENANTS


4.01.   Payment of Securities..........................................21
4.02.   SEC Reports....................................................21

4.03.    Annual and Quarterly Review Certificates...................21 22
                =============                                          ==
4.04.   Limitation on Restricted Payments..............................22
4.05.   Limitation on Incurrence of Indebtedness.......................25
4.06.   Transactions with Affiliates................................28 27
                                                                       ==
4.07.   Sales of Assets.............................................29 28
                                                                       ==
4.08.   Change of Control...........................................33 32
                                                                       ==
4.09.   Prohibition Against Becoming an Investment Company..........34 33
                                                                       ==
4.10.   Limitation on Ranking of Future Debt........................34 33
                                                                       ==
4.11.   Maintenance of Office or Agency.............................35 33
                                                                       ==
4.12.   Transfer of Metals Group.......................................34
=====   =========================                                      ==


                               ARTICLE FIVE

                           SUCCESSOR CORPORATION


5.01.   When Company May Merge, etc...................................35 34
                                                                         ==


                                ARTICLE SIX

                           DEFAULTS AND REMEDIES


6.01.   Events of Default.............................................36 34
                                                                         ==
6.02.   Acceleration..................................................37 36
                                                                         ==
6.03.   Other Remedies................................................38 36
                                                                         ==
6.04.   Waiver of Past Defaults.......................................38 37
                                                                         ==
6.05.   Control by Majority...........................................38 37
                                                                         ==
6.06.   Limitations on Suits by Holders...............................38 37
                                                                         ==
6.07.   Rights of Holders to Receive Payment..........................39 38
                                                                         ==
6.08.   Collection Suit by Trustee....................................39 38
                                                                         ==
6.09.   Trustee May File Proofs of Claim..............................39 38
                                                                         ==
6.10.   Priorities....................................................39 38
                                                                         ==
6.11.   Undertaking for Costs.........................................40 39
                                                                         ==
6.12.   Waiver of Usury Law...........................................40 39
                                                                         ==

                               ARTICLE SEVEN

                                  TRUSTEE


7.01.   Duties of Trustee.............................................40 39
                                                                         ==
7.02.   Rights of Trustee.............................................41 40
                                                                         ==
7.03.   Individual Rights of Trustee..................................42 41
                                                                         ==
7.04.   Trustee's Disclaimer..........................................42 41
                                                                         ==
7.05.   Notice of Defaults............................................43 42
                                                                         ==
7.06.   Reports by Trustee to Holders.................................43 42
                                                                         ==
7.07.   Compensation and Indemnity....................................43 42
                                                                         ==
7.08.   Replacement of Trustee........................................44 43
                                                                         ==
7.09.   Successor Trustee by Merger, etc..............................45 44
                                                                         ==
7.10.   Eligibility; Disqualification.................................45 44
                                                                         ==
7.11.   Preferential Collection of Claims Against Company.............45 44
                                                                         ==

                               ARTICLE EIGHT

                          DISCHARGE OF INDENTURE


8.01.   Termination of Company's Obligations..........................45 44
                                                                         ==
8.02.   Application of Trust Money....................................47 46
                                                                         ==
8.03.   Repayment to Company..........................................47 46
                                                                         ==


                               ARTICLE NINE

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS


9.01.   Without Consent of Holders....................................47 46
                                                                         ==
9.02.   With Consent of Holders.......................................48 47
                                                                         ==
9.03.   Compliance with Trust Indenture Act...........................48 47
                                                                         ==
9.04.   Revocation and Effect of Consents.............................48 47
                                                                         ==
9.05.   Notation on or Exchange of Securities.........................49 48
                                                                         ==
9.06.   Trustee to Sign Amendments, etc...............................49 48
                                                                         ==


                                ARTICLE TEN

                  SECURITYHOLDERS' MEETINGS AND CONSENTS


10.01.  Purposes of Meetings..........................................49 48
                                                                         ==
10.02.  Calling of Meetings by Trustee................................50 49
                                                                         ==
10.03.  Calling of Meetings by Company or Securityholders.............50 49
                                                                         ==
10.04.  Qualifications for Voting.....................................50 49
                                                                         ==
10.05.  Regulations...................................................51 50
                                                                         ==
10.06.  Voting........................................................51 50
                                                                         ==
10.07.  No Delay of Rights by Meeting.................................52 51
                                                                         ==
10.08.  Written Consent in Lieu of Meeting............................52 51
                                                                         ==

                              ARTICLE ELEVEN

                               SUBORDINATION


11.01.  Securities Subordinated to Senior Debt.............................................................52 51
                                                                                                              ==
11.02.  Company Not to Make Payments with Respect to Securities in Certain
        Circumstances......................................................................................52 51
                                                                                                              ==
11.03.  Securities Subordinated to Prior Payment of All Senior Debt on Dissolution,
        Liquidation or Reorganization of Company...........................................................53 52
                                                                                                              ==
11.04.  Securityholders to be Subrogated to Right of Holders of Senior Debt................................55 54
                                                                                                              ==
11.05.  Obligation of the Company Unconditional............................................................55 54
                                                                                                              ==
11.06.  Trustee and Paying Agent Entitled to Assume Payments Not Prohibited in
        Absence of Notice..................................................................................55 54
                                                                                                              ==
11.07.  Application by Trustee of Monies Deposited with it.................................................56 55
                                                                                                              ==
11.08.  Subordination Rights Not Impaired by Acts or Omissions of Company or
        Holders of Senior Debt.............................................................................56 55
                                                                                                              ==
11.09.  Securityholders Authorize Trustee to Effectuate Subordination of Securities........................56 55
                                                                                                              ==
                                      A-5

11.10.  Right of Trustee to Hold Senior Debt; Compensation Not Prejudiced..................................56 55
                                                                                                              ==
11.11.  Article Eleven Not to Prevent Events of Default....................................................57 56
                                                                                                              ==


                              ARTICLE TWELVE

                               MISCELLANEOUS


12.01.  Trust Indenture Act Controls.....................................57 56
                                                                            ==
12.02.  Notices..........................................................57 56
                                                                            ==
12.03.  Communication by Holders with Other Holders......................58 57
                                                                            ==
12.04.  Certificate and Opinion as to Conditions  Precedent..............58 57
                                                                            ==
12.05.  Statements Required in Certificate or Opinion....................58 57
                                                                            ==
12.06.  When Treasury Securities Disregarded.............................58 57
                                                                            ==
12.07.  Rules by Trustee and Agents......................................59 58
                                                                            ==
12.08.  Legal Holidays...................................................59 58
                                                                            ==
12.09.  Governing Law....................................................59 58
                                                                            ==
12.10.  No Adverse Interpretation of Other Agreements....................59 58
                                                                            ==
12.11.  No Recourse Against Others.......................................59 58
                                                                            ==
12.12.  Successors.......................................................59 58
                                                                            ==
12.13.  Duplicate Originals..............................................59 58
                                                                            ==
12.14.  Effective Date...................................................59 58
                                                                            ==
12.15.  Severability.....................................................60 59
                                                                            ==



SIGNATURES..................................................................58
ACKNOWLEDGMENTS.............................................................58

EXHIBIT A - FORM OF SECURITY

EXHIBIT B - FORM OF OFFICERS' CERTIFICATE
==========  =============================
EXHIBIT C - FORM OF OPINION OF NIXON PEABODY LLP
==========  ====================================

                  INDENTURE dated as of August 1, 1993, May 1, 2002 between Lexington Precision Corporation, a Delaware corporation (the "Company"), and IBJ Schroder Bank & Wilmington Trust Company, a New York Delaware banking corporation, as trustee (the "Trustee").

                  WHEREAS, all conditions and requirements necessary to make this Indenture a valid, binding, and legal instrument in accordance with the terms hereof have been performed and fulfilled and the execution, delivery, and performance hereof by the Company have been in all respects duly authorized;

                  WHEREAS, upon the execution and delivery of the Indenture in accordance with the terms hereof, the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

                  WHEREAS, upon the execution and authentication of the Securities in accordance with the terms hereof, the Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

                  WHEREAS, the Company has requested that the Trustee execute and deliver this Indenture and has delivered to the Trustee a copy of a Board Resolution authorizing the execution of this Indenture; and

                  WHEREAS, this Indenture confirms through the definition of "Restricted Subsidiary" contained herein, that Lexington Rubber Group, Inc. is a Restricted Subsidiary of the Company.

                  NOW, THEREFORE, in consideration of the above premises, each party agrees, Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 12-3/4% Senior Subordinated Notes due February 1, 2000 (the "Securities"): Securities, as follows:


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION Section 1.01. DEFINITIONS.
        =======


                  "ADDITIONAL   ASSETS"   means  (i)  any   property  or  assets
substantially related to the primary businesses of the Company and its Subsidiaries as of the effective date of this Indenture, (ii) the Capital Stock of a Person engaged in a business substantially related to the primary business of the Company and its Subsidiaries as of the effective date of the Indenture that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

                  "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms

"CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "AFFILIATE" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such stock (whether or not currently exercisable) and any Person who is an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "AGENT" means any Registrar, Paying Agent, or co-Registrar. See Section 2.03.

                  "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation or sale leaseback but excluding any such transactions permitted by Section 5.01) by the Company or any Restricted Subsidiary to any Person other than the Company or any Wholly Owned Subsidiary, of any (i) of the Capital Stock of any Restricted Subsidiary, (ii) of the assets or property of any division or line of business of the Company or any Restricted Subsidiary or (iii) other assets of the Company or any Restricted Subsidiary, in each case other than dispositions of assets or property at fair market value in the ordinary course of business.

                  "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof.

                  "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution, such action may be taken by any committee of the Board of Directors or any officer or employee of the Company authorized to take such action by a Board Resolution.

                  "BUSINESS DAY" means each day which is not a Legal Holiday.

                  "CAPITAL STOCK" means any and all shares, interests, options, warrants and similar rights (other than debt securities convertible into or exchangeable for capital stock or options, warrants and similar rights to acquire debt securities convertible into or exchangeable for Capital Stock provided that none of such Capital Stock is Redeemable Stock or Exchangeable Stock) participations or other equivalents (however designated) or capital stock of a corporation or any and all equivalent ownership interest in a Person (other than a corporation).

                  "CAPITALIZED LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "CHANGE OF CONTROL" means the "beneficial ownership" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than an underwriter engaged in a firm commitment underwriting on behalf of the Company or a Subsidiary and other than one or more Permitted Holders or any "group" (as such term is used in Rule 13d-5 under the Exchange Act) of which any one or more of the Permitted Holders is a member, of more than 50% of the total voting power of the Voting Stock of the Company.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPANY" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of Article Five and thereafter means the successor.


                  "CONSOLIDATED COVERAGE RATIO", RATIO," as of any date of determination, means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available to (ii) the Consolidated Interest Expense for such four fiscal quarters; provided, however, that if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (x) such new Indebtedness as if such Indebtedness had been Incurred on the first day of such period and (y) the repayment, redemption, repurchase, defeasance or discharge of any Indebtedness repaid, redeemed, repurchased, defeased or discharged with the proceeds of such new Indebtedness as if such repayment, redemption, repurchase, defeasance or discharge had been made on the first day of such period; provided, further, that if within the period during which EBITDA or Consolidated Interest Expense is measured, the Company or any of its Restricted Subsidiaries shall have made any Asset Sales, (x) the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets or Capital Stock which are the subject of such Asset Sales for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and (y) the Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness for which neither the Company nor any Restricted Subsidiary shall continue to be liable as a result of any such Asset Sale or repaid, redeemed, defeased, discharged or otherwise retired in connection with or with the proceeds of the assets or Capital Stock which that are the subject of such Asset Sales for such period; and provided, further, that if the Company or any Restricted Subsidiary shall have made any acquisition of assets or Capital Stock (occurring by merger or otherwise) since the beginning of such period (including any acquisition of assets or Capital Stock occurring in connection with a transaction causing a calculation to be made hereunder) the EBITDA and Consolidated Interest Expense for such period shall be calculated, after giving pro forma effect thereto (and without regard to clause (ii) of the proviso to the definition of "Consolidated Net Income"), as if such acquisition of assets or Capital Stock took place on the first day of such period. For all purposes of this definition, if the date of determination occurs prior to the date at which there is financial information available with respect to the first four full fiscal quarters following the effective date of this Indenture, "EBITDA" and "Consolidated Interest Expense" shall be calculated after giving effect on a pro forma basis to the Recapitalization as if the Recapitalization occurred on the first day of the four full fiscal quarters with respect to which financial information is available preceding such date of determination. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or Capital Stock, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.



                  "Consolidated Current Liabilities", as of any date of determination, means the aggregate amount of liabilities of the Company and its consolidated subsidiaries (other than Unrestricted Subsidiaries) which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (i) all inter-company items between the Company and any Subsidiary and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with generally accepted accounting principles consistently applied.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum, without duplication, of (a) the total interest expense of the Company and its consolidated subsidiaries other than Unrestricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, including, (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost, (iii) amortization of capitalized interest, (iv) non-cash interest payments, (v) commissions, discounts and other fees and charges paid with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such subsidiary under any guarantee of Indebtedness or other obligation of any other Person and (vii) net costs incurred during such period under interest rate swaps, caps, collars, options and similar arrangements and foreign currency hedges (including amortization of fees); (b) Preferred Stock dividends paid during such period in respect of all Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary and (c) the cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any person (other than the Company or a Restricted Subsidiary) in connection with loans incurred by such employee stock ownership plan to purchase Capital Stock of the Company.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income of the Company and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles; provided however, that there shall not be included in such Consolidated Net
Income:

                         (i) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period and prior periods shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income (other than with respect to an Unrestricted Subsidiary, in which case the Company's equity in any such net loss shall not be so included);

                         (ii) any net income (or loss) of any Person acquired by
                    the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                         (iii) any gain (but not loss,  except to the  extent of
                    gains recorded during such period) realized upon the sale or other disposition of any property, plant or equipment of the Company or its Restricted Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss, except to the extent of gains recorded during such period) realized upon the sale or other disposition by the Company or any Restricted Subsidiary of any Capital Stock of any Person;

                         (iv) the  cumulative  effect of a change in  accounting
                    principles; and


                         (v) any Recapitalization Expenses.

                  "Consolidated Net Tangible Assets", as of any date of determination, means the total amount of assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its consolidated subsidiaries (other than Unrestricted Subsidiaries), determined on a consolidated basis in accordance with generally accepted accounting principles, as of any date selected by the Company not more than 90 days prior to the taking of any action for the purpose of which the determination is being made, and after giving effect to purchase accounting and after deducting therefrom, the amounts of:

                  (i) Consolidated Current Liabilities;

                  (ii) minority interests in consolidated subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

                  (iii) excess of cost over fair value of assets of businesses acquired, as determined in good faith, by the Board of Directors;

                  (iv) any revaluation or other write-up in book value of assets subsequent to December 31, 1992 as a result of a change in the method of valuation in accordance with generally accepted accounting principles consistently applied;

                  (v) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items (if included in total assets);

                  (vi) treasury stock (if included in total assets); and

                  (vii) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

                  "CONSOLIDATED NET WORTH" means shareholders' equity on a consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles then in effect and, for an interim period, on a basis substantially consistent with generally accepted accounting principles then in effect.

                  "DEFAULT" means any event which is, or after notice or passage of time would be, an Event of Default.

                  "EBITDA" for any period means the sum of Consolidated Net Income (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent included in calculating Consolidated Net Income: (a) all income tax expense, (b) Consolidated Interest Expense, (c) depreciation expense, (d) amortization expense and (e) to the extent not already included in (a) through (d) above, Recapitalization Expenses (including any amortization of Recapitalization Expenses), in each case for such period.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.


                  "EXCHANGE OFFER" means the offer commenced by the Company on or about July 10, 2002, to exchange Securities issued under this Indenture, warrants to purchase common stock of the Company, and the Participation Fee for the Company's outstanding Old Notes.


                  "EXCHANGEABLE STOCK" means any Capital Stock which by its terms is exchangeable or convertible at the option of any Person other than the Company into another security (other than Capital Stock which is neither Exchangeable Stock nor Redeemable Stock).

                  "FOREIGN ASSET SALE" means an Asset Sale in respect of the Capital Stock or assets of a Foreign Subsidiary or a Restricted Subsidiary of the type described in Section 936 of the Code to the extent that the proceeds of such Asset Sale are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

                  "FOREIGN SUBSIDIARY" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia.

                  "GUARANTEE" means as applied to any obligation (other than an obligation arising from the endorsement of negotiable instruments for deposit or collection in the ordinary course of business), without duplication, (i) a guarantee, direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to insure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including the payment of amounts drawn down under letters of credit.

                  "HOLDER" or "SECURITYHOLDER" means the person in whose name a Security is registered on the Registrar's books.


                  "INCUR" means, as applied to any obligation, to create, incur, issue, assume, guarantee or in any other manner become liable with respect to, contingently or otherwise, such obligation, and "Incurred","INCURRED," "INCURRENCE" and "INCURRING" shall each have a correlative meaning; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes (after the effective date of this Indenture) a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, that any amendment, modification or waiver of any provision of any document pursuant to which Indebtedness was previously Incurred shall not be deemed to be an Incurrence of Indebtedness as long as (i) such amendment, modification or waiver does not (A) increase the principal or premium thereof or interest rate thereon, (B) change to an earlier date the Stated Maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed, (C) if such Indebtedness is contractually subordinated in right of payment to the Securities, modify or affect, in any manner adverse to the Holders, such subordination, or (D) if the Company is the obligor thereon, provide that a Restricted Subsidiary shall be an obligor and (ii) such Indebtedness would, after giving effect to such amendment, modification or waiver as if it were an Incurrence, comply with clause (i) of the first proviso to the definition of "Refinancing Indebtedness."



                  "INDEBTEDNESS" of any Person means, without duplication,

                         (i) the  principal  of and premium (if any such premium
                    is then due and owing) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                         (ii) all Capitalized Lease Obligations of such person;

                         (iii) all  obligations  of such Person  Incurred as the
                    deferred purchase price of property or services (other than trade accounts payable and accrued expenses, arising in the ordinary course of business which are payable within 90 days after goods are delivered or services rendered), all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement;

                         (iv)   all   obligations   of  such   Person   for  the
                    reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or to the extent such letters of credit are otherwise collateralized by cash, or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                         (v) the amount of all  obligations  of such Person with
                    respect to the scheduled redemption, repayment or other repurchase of any Redeemable Stock and, with respect to any Restricted Subsidiary, any other Preferred Stock (but excluding in each case any accrued dividends);

                         (vi) all obligations of other Persons of the type referred to in clauses (i) through (v) and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                         (vii) all obligations of other Persons of the type referred to in clauses (i) through (vi) secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligations being deemed to be the lesser of the fair market value of such property or assets or the amount of the obligations so secured;

provided, however, that Indebtedness shall not include trade accounts payable or accrued expenses arising in the ordinary course of business.


                  "INDENTURE" means this Indenture as , as it may hereafter be amended, restated, or supplemented from time to time.


                  "INVESTMENT" in any Person means any loan or advance to, Guarantee of any obligations of, any acquisition for value of Capital Stock, equity interest, obligation or other security of, capital contribution to or other investment in, such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04 only, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and shall exclude the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; and
(ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.


                  "JUNIOR NOTES" means, collectively, (i) the $1,000,000 aggregate principal amount of the the Company's Junior Subordinated Convertible Increasing Rate Notes due May 1, 2000 and (ii) the $346,667 aggregate principal amount of the Company's 14% 12 1/2% Junior Subordinated Notes due May 1, 2000 issued in connection with the November 1, 2007, to be outstanding upon the completion of the Recapitalization, as amended from time to time..


                  "LCI"   means   Lexington   Components,   Inc.,   a   Delaware
corporation, and its successors and assigns.

                  "LIEN" means any mortgage, lien, pledge, charge, or other security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                  "LRGI"  means  Lexington   Rubber  Group,   Inc.,  a  Delaware
corporation, and its successors and assigns.

                  "MAXIMUM PRINCIPAL AMOUNT" means $37,024,000.

                  "METALS GROUP" means the business of the Company described in the Annual Report of the Company on Form 10-K for the year ended December 31, 2001 as its "Metals Group."


                  "NET AVAILABLE CASH" means the cash payments received by the Company or a Restricted Subsidiary in connection with an Asset Sale (including any cash received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and if received in a currency other than United States dollars, such payments shall not be deemed received until the earliest time at which such currency is, or could freely be, converted into United States dollars) net of all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, local and foreign taxes required to be paid or accrued as a liability under generally accepted accounting principles, as a consequence of such Asset Sale, and in each case net of all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale.


                  "NET CASH PROCEEDS", PROCEEDS," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultancy and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.


                  "New Junior Notes" means the $346,667 aggregate principal amount of the Company's 14% Junior Subordinated Notes due May 1, 2000 issued in connection with the Recapitalization.

                  "OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

                  "OFFICERS' CERTIFICATE" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company. See Sections 12.04 and 12.05.


                  "OLD NOTES" means the $27,412,125 aggregate outstanding principal amount of the Company's 12 3/4% Senior Subordinated Notes due February 1, 2000.


                  "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 12.04 and 12.05.


                  "PARI PASSU", PASSU," as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (i) is not subordinated in right of payment to any other Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinated to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

                  "PARTICIPATION FEE" means the fee payable to holders of the Securities in accordance with Section 1 of the Securities.



                  "PERMITTED HOLDER" means Warren Delano, Michael A. Lubin or any of their respective Affiliates.

                  "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "PLAN" means any employee benefit plan, retirement plan, deferred compensation plan, restricted stock plan, health, life, disability or other insurance plan or program, employee stock purchase plan, employee stock ownership plan, pension plan, stock option plan, stock appreciation right plan or similar plan or arrangement of the Company or any Restricted Subsidiary, or any successor plan thereof.


                  "PREFERRED STOCK", STOCK," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.


                  "PRINCIPAL" of a debt security means the principal of the security plus, when appropriate, the premium, if any (including any payments in respect of a Change of Control Offer or Asset Sale Offer), on the security.


                  "RECAPITALIZATION" means the execution and delivery of this Indenture, the consummation of the exchange offer relating to the execution and delivery of this Indenture Exchange Offer, the issuance of the Securities as contemplated by this Indenture and certain warrants to purchase common stock of the Company, and the payment of the Participation Fee, in connection therewith, the amendment of the Subordinated Notes and the Subordinated Note Indenture, the solicitation of consents relating to such amendment and the payment of Company's outstanding senior, unsecured note due August 1, 2002, the issuance of the Junior Notes in exchange for the Company's outstanding junior subordinated notes and claims for interest accrued and unpaid in respect of the Subordinated Notes effected thereunder on or about the effective date date of execution and delivery of this Indenture, the completion and/or amendment of the outstanding Junior Notes and issuance of additional Junior Notes secured financing arrangements for the Company and its Subsidiaries effected on or about the effective date date of execution and delivery of this Indenture, the amendment of financing entering into of certain agreements or arrangements with, and the delivery of certain instruments to, certain trade creditors of the Company and its Subsidiaries with Congress Financial Corporation in respect of the payment of outstanding trade accounts payable and any Indebtedness arising as a result thereof, effected on or about the effective date date of execution and delivery of this Indenture, the declaration and payment of dividends in arrears on and the redemption of the Series B Preferred Stock effected on or about the effective date of this Indenture or promptly thereafter, the obtaining of consents of creditors of the Company in connection with the foregoing, and the payment of Recapitalization Expenses.

                  "RECAPITALIZATION EXPENSES" means legal, accounting, investment banking, consulting, printing, engraving, registration, blue sky and other reasonable fees and expenses Incurred by the Company and its Subsidiaries which that are directly attributable to the Recapitalization, including, without limitation, any Participation Fees payable to holders of the Securities pursuant to Section 1 of the Securities.


                  "REDEEMABLE STOCK" means any Capital Stock that by its terms or otherwise is required to be redeemed (other than upon a change of control or asset sale) on or prior to the first anniversary of the Stated Maturity of the Securities or is redeemable at the option of the holder thereof (other than upon a change of control or asset sale) at any time on or prior to the first anniversary of the Stated Maturity of the Securities.

                  "REFINANCING INDEBTEDNESS" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have correlative meanings) any Indebtedness existing on the effective date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary and
Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness is contractually subordinated in right and priority of payment to the Securities to at least the same extent (if any) as the Indebtedness being refinanced or such refinancing is not prohibited by under Section 4.05, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refinanced or (b) after the Stated Maturity of the Securities, (iii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iv) such Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding (plus reasonable fees and expenses, including any premium and defeasance costs) under the Indebtedness being refinanced; and provided, further, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that refinances Indebtedness of the Company.

                  "RESTRICTED PAYMENT" with respect to any Person means (i) the declaration or payment of any dividend or any other distribution of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the direct or indirect holders of its Capital Stock (other than (x) a dividend or distribution payable solely in Capital Stock or rights to acquire Capital Stock (other than Redeemable Stock or Exchangeable Stock), (y) a dividend or distribution payable solely to the Company or a Restricted Subsidiary, or (z) a pro rata dividend or other distribution made by a Subsidiary that is not a wholly owned Subsidiary to the Company, one or more Subsidiaries and minority stockholders (or owners of any equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or of any direct or indirect parent of the Company, or the exercise by the Company of any option to exchange any Capital Stock that by its terms is exchangeable solely at the option of the Company (other than into Capital Stock of the Company) which is neither Exchangeable Stock nor Redeemable Stock, (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Unrestricted Subsidiary, or any Affiliate of the Company other than a Restricted Subsidiary or a Person which will become a Restricted Subsidiary as a result of any such Investment (and other than a loan or advance to any employee permitted under Section 4.06(b)(v)); provided, however, that the foregoing shall not include any of the transactions comprising the Recapitalization.


                  "RESTRICTED SUBSIDIARY" shall mean Lexington Components, Inc.,
a  Delaware   corporation  LRGI,  and  any  other  Subsidiary  that  is  not  an
Unrestricted Subsidiary.


                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES" means the Securities as amended or supplemented from time to time that are issued under this Indenture.


                  "SENIOR DEBT" means all Indebtedness (present or future) created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings of such Indebtedness and, in the case of Indebtedness to Congress Financial Corporation described in clause (g)(iii) below, any interest, fees, charges or other amounts in respect of such Indebtedness, as the same may be renewed, amended, extended or refunded from time to time) unless the instrument under which such Indebtedness is created, incurred or assumed or guaranteed expressly provides that such Indebtedness is not senior in right of payment to the Securities, but Senior Debt does not include (a) Indebtedness of the Company to any of its subsidiaries or Affiliates (or any interest, fees, charges or other amounts outstanding in respect of such Indebtedness), (b) any Indebtedness or liability for compensation to employees of the Company, or incurred for the purchase of goods, materials or services in the ordinary course of business and which constitutes a trade payable even if overdue (or any interest, fees, charges or other amounts outstanding in respect of such Indebtedness), (c) any liability for federal, state, local or other taxes owed or owing by the Company, (d) any Indebtedness, guarantee or obligation which that is contractually subordinate or junior in right and priority of payment to the Securities, (e) any payments or obligations in respect of any Preferred Stock, Redeemable Stock or Exchangeable Stock, and (f) that portion of any Indebtedness which that at the time of issuance is issued in violation of this Indenture, and (g) any Indebtedness of the Company outstanding on.

                  "SENIOR DEBT RATIO," as of any date of determination, means the ratio of (i) the sum, without duplication, of (x) the Senior Debt of the Company plus (y) the Indebtedness of all Restricted Securities, to (ii) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available; provided, however, that if within the period during which EBITDA is measured, the Company or any of its Restricted Subsidiaries shall have made any Asset Sales, (x) the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets or Capital Stock which are the subject of such Asset Sales for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period; and provided, further, that if the Company or any Restricted Subsidiary shall have made any acquisition of assets or Capital Stock (occurring by merger or otherwise) since the beginning of such period (including any acquisition of assets or Capital Stock occurring in connection with a transaction causing a calculation to be made hereunder) the EBITDA for such period shall be calculated, giving pro forma effect thereto (and without regard to clause (ii) of the proviso to the definition of "Consolidated Net Income"), as if such acquisition of assets or Capital Stock took place on the first day of such period. the effective date hereof (or, except as specified in clause (iii) below, any interest, fees, charges or other amounts in respect of such Indebtedness) other than (i) the $1,000,000 original principal amount of Chautauqua County Industrial Development Revenue Bond (Blasius Industries, Inc. Project), (ii) the $1,500,000 original principal amount of County of Monroe 1985 Industrial Development Revenue Bond (Blasius Industries, Inc. Facility),
(iii)Indebtedness (and any interest, fees, charges or other amounts in respect of such Indebtedness) incurred under (A) the LPC Financing Agreements, the LCI Financing Agreements or the Wise Die Financing Agreements as such terms are defined in the Covenants Supplement to Accounts Financing Agreement [Security Agreement] dated as of January 11, 1990 between the Company and Congress Financial Corporation, as amended from time to time, or (B) the Promissory Note For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or Capital Stock, the amount of income or earnings relating thereto shall be determined in good faith by a responsible financial or accounting Officer of the Company dated February 28, 1991 in the original principal amount of $1,206,400 payable to the order of Congress Financial Corporation, as amended from time to time and (iv) Indebtedness incurred under the Company's guaranty of the Promissory Note of LCI dated November30, 1988 payable to the order of Paul H. Pennell, as amended from time to time (including without limitation, as amended pursuant to that certain Amendment Agreement dated as of November30, 1991 between LCI and Paul H. Pennell and that certain Release and Notice Agreement dated as of March 31, 1993 between LCI and Paul H. Pennell).


                  "SERIES B PREFERRED STOCK" means the $8 Cumulative Convertible Preferred Stock, Series B of the Company.

                  "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).


                  "SUBORDINATED NOTES" means the Company's 12-3/4% Subordinated Notes due February1, 1997, as the same may be amended from time to time.

                  "SUBORDINATED NOTE INDENTURE" means the Indenture dated as of February 1, 1987 between the Company and United States Trust Company of New York, as trustee, as the same may be amended from time to time.

                  "SUBORDINATED OBLIGATION" means any Indebtedness of the Company (whether outstanding on the date hereof or hereafter incurred) which is contractually subordinate or junior in right of payment to the Securities.

                  "SUBSIDIARY" means (i) a corporation at least a majority of whose Capital Stock with voting power, under ordinary circumstances, entitled to elect a majority of the board of directors of such corporation is at the time, directly or indirectly, owned or controlled by the Company, by a Subsidiary or Subsidiaries of the Company, or by the Company and a Subsidiary or Subsidiaries of the Company or (ii) any other Person (other than a corporation) in which the Company, a Subsidiary or Subsidiaries of the Company, or the Company and a Subsidiary or Subsidiaries of the Company, directly or indirectly, at the date of determination, has at least a majority ownership interest.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.


                  "TOTAL DEBT RATIO," as of any date of determination, means the ratio of (i) the total Indebtedness of the Company and its Restricted Subsidiaries, determined on a consolidated basis, to (ii) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available; provided, however, that if within the period during which EBITDA is measured, the Company or any of its Restricted Subsidiaries shall have made any Asset Sales, (x) the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets or Capital Stock which are the subject of such Asset Sales for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period; and provided, further, that if the Company or any Restricted Subsidiary shall have made any acquisition of assets or Capital Stock (occurring by merger or otherwise) since the beginning of such period (including any acquisition of assets or Capital Stock occurring in connection with a transaction causing a calculation to be made hereunder) the EBITDA for such period shall be calculated, giving pro forma effect thereto (and without regard to clause (ii) of the proviso to the definition of "Consolidated Net Income"), as if such acquisition of assets or Capital Stock took place on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or Capital Stock, the amount of income or earnings relating thereto shall be determined in good faith by a responsible financial or accounting Officer of the Company.


                  "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the terms of this Indenture and thereafter means the successor.

                  "TRUST OFFICER" means any Vice President, any Assistant Vice President or any assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters, and also means, with respect to a particular trust matter, any other authorized officer of the Trustee to whom such matter is referred.

                  "UNITED STATES" means the United States of America.

                  "UNRESTRICTED  SUBSIDIARY" means (i) any Subsidiary that as of the time of determination shall have theretofore been designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and not redesignated as a Restricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary that is not a subsidiary of the Subsidiary to be so designated; provided, however, that either
(A) the Subsidiary to be designated has total assets of One Thousand Dollars ($1,000) or less or (B) if such Subsidiary has assets greater than One Thousand Dollars ($1,000), that such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company, provided that any such redesignation shall be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Restricted Subsidiary for purposes of Section 4.05 as of the date of such redesignation to the extent that such Indebtedness does not already constitute Indebtedness of the Company or one or more of its Restricted Subsidiaries, and, provided, further, that immediately after giving effect to such designation (x) the Company could Incur One Dollar ($1.00) of additional Indebtedness under Section 4.05(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions; provided, however, that the failure to so file such resolution or Officers' Certificate with the Trustee shall not impair or affect the validity of such designation.

                  "VOTING STOCK" with respect to any Person means the Capital Stock normally entitled to vote in elections of the Board of Directors.

                  "WHOLLY OWNED SUBSIDIARY" means a Subsidiary (other than an Unrestricted Subsidiary) all the Capital Stock of which (other than directors' qualifying shares or shares held for the benefit of the Company or a Restricted Subsidiary for the purpose of maintaining the limited liability status of such Subsidiary) is owned by the Company or another Wholly Owned Subsidiary.


SECTION Section 1.02. OTHER DEFINITIONS.
        =======


                  Term                             Defined in Section
         "AFFILIATE TRANSACTION"                          4.06
         "APPLICATION PERIOD"                             4.07
         "ASSET SALE OFFER"                               4.07
         "ASSET SALE OFFER AMOUNT"                        4.07
         "ASSET SALE PURCHASE DATE"                       4.07

                Term                             Defined in Section
         "ASSUMED INDEBTEDNESS"                           4.08
         "BANKRUPTCY LAW"                                 6.01
         "CHANGE OF CONTROL OFFER"                        4.08
         "CHANGE OF CONTROL PURCHASE DATE"                4.08
         "CUSTODIAN"                                      6.01
         "DEFAULTED INTEREST"                             2.11
         "EVENT OF DEFAULT"                               6.01
         "LEGAL HOLIDAY"                                  12.08
         "OFFER PERIOD"                                   4.07
         "PAYING AGENT"                                   2.03
         "PAYMENT"                                        11.02
         "REGISTRAR"                                      2.03
         "U.S. GOVERNMENT OBLIGATIONS"                    8.01


 SECTION Section 1.03.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.
         =======


                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms incorporated by reference in and made a part of or used in this Indenture have the following meaning:

                  "COMMISSION" means the SEC.

                  "INDENTURE SECURITIES" means the Securities.

                  "INDENTURE SECURITY HOLDER" means a Securityholder.

                  "INDENTURE TO BE QUALIFIED" means this Indenture.

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

                  "OBLIGOR" on the indenture securities means the Company.

                  All other TIA terms incorporated by reference in and made a part of or used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.


SECTION Section 1.04. RULES OF CONSTRUCTION.
        =======


                  Unless the context otherwise requires:

                         (1) a term has the meaning assigned to it;

                         (2) an accounting  term not  otherwise  defined has the
                    meaning assigned to it in accordance with generally accepted accounting principles;

                         (3) "or" is not exclusive; and

                         (4) words in the  singular  include the plural,  and in
                    the plural include the singular.

                                   ARTICLE TWO

                                 THE SECURITIES


SECTION Section 2.01. FORM AND DATING.
        =======


                  The Securities shall be issuable as registered securities without coupons and in denominations provided for substantially in the form of Exhibit A, which is a part of this Indenture. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Officers of the Company executing the same may determine with the approval of the Trustee.

                  The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them; PROVIDED that the Securities shall conform to the requirements of this Indenture and Exhibit A hereto which is a part of this Indenture. Each Security shall be dated the date of its authentication.


SECTION Section 2.02. EXECUTION AND AUTHENTICATION.
        =======


                  Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities in facsimile form. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper Officers of the Company, although at the date of the execution and delivery of this Indenture any such person was not such officer.

                  A Security shall not be valid or obligatory until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.


                  Upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company, which order shall specify the aggregate principal amount to be issued and the date of issuance, the Trustee shall authenticate Securities for original issue in such aggregate principal amount as specified in such order, which shall be an amount equal to the product of (a) 1.255 and (b) the aggregate principal amount of Subordinated Notes exchanged pursuant to the Recapitalization Maximum Principal Amount. The aggregate principal amount of Securities outstanding at any time may not exceed $31,720,125 the Maximum Principal Amount, except as provided in Sections 2.07 and 2.08.

SECTION Section 2.03. REGISTRAR AND PAYING AGENT.
        =======


                  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Securities may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-Registrars, and one or more additional Paying Agents; provided that the co-Registrar shall not keep the aforesaid register. The term "Paying Agent" includes any additional paying agent. Upon receipt of the Company's written consent, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

                  The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Paying Agent. The Company shall notify the Trustee of the name and address of any such Paying Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                  The Company initially appoints the Trustee as Registrar and Paying Agent and the Trustee hereby accepts such appointment.


SECTION Section 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.
        =======


                  Each Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities; provided, however, that such Paying Agent shall not have any obligation to pay any interest on such money to the Holders or the Trustee. Each Paying Agent shall notify the Trustee of any default by the Company in making any such payment. While any default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and, upon doing so, the Paying Agent shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.


SECTION Section 2.05. SECURITYHOLDER LISTS.
        =======


                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least one business day before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.


SECTION Section 2.06. REGISTRATION, TRANSFER AND EXCHANGE.
        =======

                  When  a  Security  is   presented   to  the   Registrar  or  a
co-Registrar   with  a  request  to  register  a  transfer,   the  Registrar  or
co-Registrar shall register the transfer as requested if the requirements for such transaction are met. Every security Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing and accompanied by all necessary transfer tax stamps attached thereto. When Securities are presented to the Registrar or a co-Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar or co-Registrar shall make the exchange as requested if the same requirements are met; provided, however, that the Registrar or co-Registrar shall not be required to register the transfer or exchange of any Security (a) during the period of 15 days prior to the first mailing of notice of redemption or (b) after the selection of such Security for redemption. To permit transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any taxes or other government charge that may be imposed in relation thereto.

SECTION Section 2.07. REPLACEMENT SECURITIES.
        =======


                  If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and, upon receipt of a written order of the Company signed by two Officers, the Trustee shall authenticate a replacement Security if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, the Holder shall provide an affidavit in form satisfactory to the Trustee and the Company and an indemnity bond in an amount sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security. Every substitute Security of any series issued pursuant to the provisions of this Section by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.


SECTION Section 2.08. OUTSTANDING SECURITIES.
        =======


                  Securities   outstanding   at  any  time  are  all  Securities
authenticated by the Trustee except for those cancelled by it and those described in this Section. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replacement Security is held by a bona fide purchaser.

                  If the Paying Agent holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on or after that date such Securities cease to be outstanding and interest on them ceases to accrue. Such Securities carry no rights except the right to receive payment.


SECTION Section 2.09. TEMPORARY SECURITIES.
        =======


                  Until definitive Securities are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate Temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall execute and the Trustee shall authenticate definitive Securities in exchange for temporary Securities without charge. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.


SECTION Section 2.10. CANCELLATION.
        =======


                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel and destroy all Securities surrendered for transfer, exchange, payment or cancellation. The Trustee shall, upon the cancellation and destruction of any Securities, deliver a certificate of destruction to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.


SECTION Section 2.11. DEFAULTED INTEREST.
        =======


                  Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any interest payment date ("DEFAULTED INTEREST") shall forthwith cease to be payable to the registered Holder on the relevant regular record date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or clause (2) below:

                         (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities were registered at the close of business on a regular record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided herein. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each

                    Securityholder at his address as it appeared in the Security register on such regular record date for payment of such Defaulted Interest, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities were registered on such regular record date and shall no longer be payable pursuant to the following Clause (2).

                         (2) The  Company  may  make  payment  of any  Defaulted
                    Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


SECTION Section 2.12. CUSIP NUMBER.
        =======


                  The Company may use a "CUSIP" number when issuing the Securities, and if so, the Trustee may use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.


Section 2.13.     CONDITIONS TO EFFECTIVENESS OF INDENTURE.

                  The effectiveness of this Indenture shall be subject to the satisfaction of the following conditions precedent:

                         (1) The Company  shall have  delivered  to the Trustee,
                    and to each Holder of an Old Note that is tendered for exchange and not withdrawn pursuant to the Exchange Offer who shall have requested a copy in writing, an Officers' Certificate in the form of Exhibit B to this Indenture; and

                         (2) The Company  shall have  delivered  to the Trustee,
                    and to each Holder of an Old Note that is tendered for exchange and not withdrawn pursuant to the Exchange Offer who shall have requested a copy in writing, an opinion of its counsel, Nixon Peabody LLP, in the form of Exhibit C to this Indenture.

                                  ARTICLE THREE

                                   REDEMPTION


SECTION Section 3.01. NOTICES TO TRUSTEE.
        =======


                  If the Company wants to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed and the applicable redemption price. The notice shall be accompanied by an Officer's Certificate and shall state that the redemption complies with the provisions of this Indenture.

                  The Company shall give such notice and Officer's Certificate provided for in this Section at least 45 days but not more than 60 days before the redemption date.


SECTION Section 3.02. SELECTION OF SECURITIES TO BE REDEEMED.
        =======


                  If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot in accordance with a method the Trustee considers fair and appropriate and which complies with applicable legal and stock exchange requirements, if any. The Trustee shall make the selection from Securities outstanding and not previously called for redemption. If less than all the Securities are to be redeemed, the Trustee may select for redemption only portions of the principal of Securities that have denominations in amounts of $1,000 or integral multiples of $1,000. If less than all the Securities are to be redeemed, Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.


SECTION Section 3.03. NOTICE OF REDEMPTION.
        =======


                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at his address as it appears on the registration books of the Registrar.

                  The notice shall identify the Securities to be redeemed, including the CUSIP number, and shall state:

                         (1) the redemption date;

                         (2) the redemption price;

                         (3) the name and address of the Paying Agent;

                         (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                         (5) that interest on Securities  called for  redemption
                    ceases to accrue on and after the redemption date; and

                         (6) the  provision of the Indenture or paragraph of the
                    Securities pursuant to which the Securities are to be redeemed.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.


SECTION Section 3.04. EFFECT OF NOTICE OF REDEMPTION.
        =======


                  Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date.


SECTION Section 3.05. DEPOSIT OF REDEMPTION PRICE.
        =======


                  On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on that date.


SECTION Section 3.06. SECURITIES REDEEMED IN PART.
        =======


                  Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                    COVENANTS


SECTION Section 4.01. PAYMENT OF SECURITIES.
        =======


                  The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities.

                  The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


SECTION Section 4.02. SEC REPORTS.
        =======


                  The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company also shall comply with the other provisions of TIA ss. 314(a).


                  So long as the Securities remain outstanding, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished by it to stockholders to be mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Securities Exchange Act of 1934, the Company will cause its financial statements, including any notes thereto, and a "Management's Discussion and Analysis of Financial Condition and Results Of Operations", Operations," to be mailed to the Holders within 90 days after the end of each fiscal year and within 45 days after the end of each of the first three fiscal quarters in each year, and such financial statements shall otherwise contain substantially the same information as would have been required to have been furnished to the SEC in any annual or quarterly report, as the case may be. A copy of such statements shall be provided to the Trustee at the same time as it is mailed to the Holders.

SECTION Section 4.03. ANNUAL AND QUARTERLY REVIEW CERTIFICATE CERTIFICATES.
        =======              =============                    ============

                  The Company shall file with the Trustee within 120(who shall promptly deliver a copy thereof to any Holder that so requests in writing) within 105 days after the end of each fiscal year of the Company and within 60 days after the end of each other fiscal quarter of the Company, commencing with the fiscal year ending December 31, 1993 first such period to end after the effective date of the Indenture, an Officers' Certificate stating that:

                         (1) the signing  officers  have  supervised a review of
                    the activities of the Company and its Subsidiaries during the preceding fiscal year fiscal period with respect to which such Officers' Certificate is being issued to determine whether the Company has observed and performed its obligations under this Indenture;


                         (2) that to the best knowledge of each officer  signing
                    such certificate, the Company has observed and performed all of its covenants in this Indenture and is not in default in the observance and performance of any of the terms, provisions and conditions of this Indenture (or if the Company is in such default, specifying those defaults and the nature thereof of which he has knowledge); and

                         (3) that to the best  knowledge  of each  such  signing
                    officer, no event has occurred and is continuing which would prohibit payment of the principal or interest on the Securities.



SECTION Section 4.04. LIMITATION ON RESTRICTED PAYMENTS.
        =======


                  (a) So long as any of the Securities are outstanding, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, unless:

                         (i) no Default  shall have  occurred and be  continuing
                    (or would result therefrom);

                         (ii) upon  giving  effect on a pro forma  basis,  as if
                    paid, to the proposed Restricted Payment, the Company would be permitted to incur an additional One Dollar ($1.00) of Indebtedness pursuant to Section 4.05(a); provided, however, that solely for purposes of this Section 4.04(a)(ii), the Consolidated Coverage Ratio determined pursuant to Section 4.05(a) shall be calculated on a pro forma basis as if the Company had incurred an amount of Indebtedness equal to the amount of such Restricted Payment and all other Restricted Payments theretofore made in respect of the calculation period (such amount of Indebtedness which is assumed to have been incurred being hereafter referred to as the "Assumed Indebtedness") as of the first day of the applicable four consecutive fiscal quarter period with respect to which the Consolidated Coverage Ratio is to be calculated, and that the Company's Consolidated Interest Expense for such period included the interest that the Company would have paid in respect of the Assumed Indebtedness with respect to such period, assuming the interest rate thereon equaled the average interest rate on the Company's outstanding Indebtedness Incurred under Section 4.05(b)(v) hereof for such period; and


                         (iii) upon giving  effect,  as if paid, to the proposed
                    Restricted Payment, the aggregate amount of all such Restricted Payments subsequent to September April 30, 1993 2002, shall not exceed the sum of:

                                    (A) fifty percent (50%) of aggregate
                           Consolidated Net Income accrued during the period (treated as one accounting period) from October May 1, 1993 2002, to the end of the most recent fiscal quarter for which financial statements are available (or if such Consolidated Net Income is a deficit, minus one hundred percent (100%) of such deficit), and minus one hundred percent (100%) of the amount of any write-downs, write-offs, other negative revaluations and other extraordinary charges (other than relating to Recapitalization Expenses or the amortization thereof) not otherwise reflected in Consolidated Net Income during such period;


                                    (B) the aggregate Net Cash Proceeds received
                           by the Company after the date hereof from the issuance or sale (other than to a Subsidiary or an employee stock ownership plan) of Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company;

                                    (C) the aggregate Net Cash Proceeds received
                           by the Company from the issuance or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) to an employee stock ownership plan subsequent to the date hereof; provided, however, that if such employee stock ownership plan incurs any Indebtedness, such Net Cash Proceeds shall be included only to the extent that any such proceeds are equal to any increase in the Consolidated Net Worth resulting from principal repayments made by such employee stock ownership plan with respect to Indebtedness Incurred by it to finance the purchase of such Capital Stock;

                                    (D) the amount by which the principal amount
                           of and any accrued interest on Indebtedness of the Company or its Restricted Subsidiaries (other than Indebtedness in respect of any Subordinated Obligation that was outstanding as of the effective date of this Indenture) is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the date hereof of any Indebtedness of the Company or any Restricted Subsidiary for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or the value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and


                                    (E) an amount equal to the net reduction in
                           Investments in Unrestricted Subsidiaries resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Unrestricted Subsidiary the aggregate amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary which were treated as Restricted Payments(excluding the amount of any such Investment made pursuant to Section 4.04(c)(vii))..

                  (b) Notwithstanding the limitations set forth under clauses
(ii) and (iii) of paragraph (a) above (and in addition to the amount (if any) of Restricted Payments permitted to be made under paragraph (a) above) and as long as no Default shall have occurred and be continuing (or would result therefrom), the Company and the Restricted Subsidiaries may make Restricted Payments which in the aggregate while any of the Securities remain outstanding do not exceed One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

                  (c)(b) The failure to satisfy the conditions set forth in paragraphs (ii) and (iii) of Section 4.04(a), and, with respect to the redemption, cancellation or retirement of shares of the Company's Series B Preferred Stock, the failure to satisfy the condition set forth in paragraph (i) of Section 4.04(a) (unless such failure results from the failure to pay when due the interest on or principal of the Securities), shall not prohibit any of the following as long as the conditions set forth in Section 4.04(a)(i) (except as set forth below) is satisfied (and payments made in accordance with the following shall not (except as set forth in paragraph (iii)(ii) below) be included in the calculation of Restricted Payments pursuant to paragraph (iii) of Section 4.04(a) and shall not be taken into account for purposes of Section 4.04(b)):


                           (i) any purchase or redemption of Capital Stock or
                  Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that notwithstanding Section 4.04(a)(i), the occurrence or existence of a Default (other than a Default arising from the failure to pay when due, by acceleration or otherwise, the interest on or principal of the Securities) shall not prohibit, for purposes of this Section, the making of such purchase or redemption; and provided, further, the Net Cash Proceeds from such sale shall be excluded from clauses
                  (B) and (C) of Section 4.04(a)(iii);

                         (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of the Company; provided, however, that such Indebtedness (A) shall be contractually subordinated in right of payment to the Securities to at least the same extent as the Subordinated Obligations so exchanged, purchased or redeemed, (B) shall be scheduled to mature either (x) no earlier than such Subordinated Obligations or
                    (y)after the Stated Maturity of the Securities and (C)shall have an Average Life equal to or greater than the Average Life of such Subordinated Obligations;

                         (iii) dividends paid within sixty (60) days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section; provided, however, that notwithstanding Section 4.04(a)(i), the occurrence or existence of a Default (other than a Default arising from the failure to pay when due, by acceleration or otherwise, the interest on or principal of the Securities) at such time of payment shall not prohibit the payment of such dividends; and provided, further, that such dividends shall be included in the calculation of the amount of Restricted Payments for purposes of Section 4.04(a)(iii);

                         (iv) the payment of dividends  on Capital  Stock of the
                    Company following any issuance of Capital Stock of the Company (other than to a Subsidiary) in an amount per annum not to exceed 6% of the Net Cash Proceeds received by the Company from the sale of such Capital Stock;

                         (v) any purchase or defeasance of Subordinated Obligations upon an Asset Sale to the extent required by the indenture or other agreement pursuant to which such Subordinated Obligations were issued, but only if the Company, in the case of an Asset Sale, has applied the Net Available Cash from such Asset Sale in accordance with Section4.07(b);

                         (vi)(iii) any  declaration  or payment of dividends on,
                    and any redemption, cancellation or retirement of, the Series B Preferred Stock required, but only to the extent so required (and in no event prior to the date on which any such declaration, payment, redemption, cancellation or other retirement is mandatorily required), by the terms of the Company's Restated Certificate of Incorporation as in effect on the date hereof without amendment; or(vii) any one or more redemptions, purchases, acquisitions, cancellations or other retirements of shares of the Company's Common Stock, par value $.25 per share, in connection with any tender or similar offer made solely to holders of less than 100 shares of such Common Stock involving in the aggregate for all such redemptions, purchases, acquisitions, cancellations or other retirements consideration not in excess of $200,000; or

                         (viii)(iv)  any payment of  Recapitalization  Expenses.

SECTION Section 4.05. LIMITATION ON INCURRENCE OF INDEBTEDNESS.
        =======

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (other than the Securities and any other Indebtedness outstanding as of the effective date of this Indenture) unless, after giving effect thereto, the Consolidated Coverage Ratio determined at the time of such Incurrence is greater than or equal to 2.50, the Senior Debt Ratio is less than or equal to 2.50, and the Total Debt Ratio is less than or equal to 4.50. the ratio set forth below for the date of Incurrence indicated:


                  Date of Incurrence Ratio Through December 31, 1995 2.00 From January 1, 1996, and thereafter 2.25

                  (b) Notwithstanding the foregoing, this Section 4.05 shall not limit the ability of the Company or any Restricted Subsidiary to Incur the following Indebtedness:


                         (i)  Refinancing  Indebtedness(except  with  respect to
                    Indebtedness   referred  to  in  Section   4.05(b)(iii)   or
                    4.05(b)(vii));

                         (ii) In addition to any Indebtedness otherwise permitted to be Incurred hereunder pursuant to this Section 4.05, up to Five Million Dollars ($5,000,000) aggregate principal amount of Indebtedness of the Company and Restricted Subsidiaries at any one time outstanding;


                         (iii) Indebtedness of the Company which that is owed to
                    and held by one or more Wholly Owned Subsidiaries and Indebtedness of a Wholly Owned Subsidiary which is owed to and held by the Company and one or more Wholly Owned Subsidiaries; provided, however, that any subsequent issuance or transfer of any Capital Stock which that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company or by a Wholly-Owned Subsidiary, as the case may be;

                         (iv) Indebtedness Incurred solely to finance capital expenditures of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed during any fiscal year Five Million Dollars ($5,000,000); provided, however, that any portion thereof not utilized in any such period may be utilized in any subsequent period;

                         (v) Indebtedness Incurred, in the form of revolving loans, letters of credit and acceptances, term loans, or any one or more of the foregoing, for the purpose of financing the working capital needs and capital expenditures of the Company and its Subsidiaries or for any other purpose not prohibited by this Indenture; provided, however, that after giving effect to the Incurrence of such Indebtedness and any substantially simultaneous use of proceeds thereof the aggregate principal amount of all such Indebtedness Incurred pursuant to this clause (v) (iv) and then outstanding immediately after such Incurrence and such use of proceeds shall not exceed the sum of (x)Nine(x) Thirty-five Million Dollars ($9,000,000),($35,000,000), (y) sixty-five percent
                    (60%)(65%) of the net book value of the inventory, as defined in accordance with generally accepted accounting principles, and (z) ninety percent (90%) of the net book value of the receivables as defined in accordance with generally accepted accounting principles, of the Company and the its Restricted Subsidiaries on a consolidated basis at such time;

                           (vi)(v) Indebtedness of a Subsidiary issued and
                  outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that the Company would have been able to Incur such Indebtedness at the time pursuant to
                  Section 4.05(a) and provided that the holders of such Indebtedness do not, at any time, have direct or indirect recourse to any property or assets of the Company and its Subsidiaries other than the property and assets of such acquired entity and its Subsidiaries, including the Capital Stock thereof except to the extent such recourse exists pursuant to a Guarantee which constitutes Indebtedness permitted to be Incurred under Section 4.05(a);

                           (vii) Indebtedness Incurred in connection with the
                  purchase (whether through the purchase of assets or securities or by way of merger, consolidation or otherwise) of a business directly related to the primary businesses of the Company and its Subsidiaries at the time of such acquisition and in a principal amount not in excess of the net book value (after deducting the fair market value of any liabilities assumed) of the cash and cash equivalents, accounts receivable, inventory, prepaid expenses and property, plant and equipment acquired; provided, however, that (1) the Indebtedness incurred to effect any such acquisition shall not exceed 75% of the net sales of the business acquired during its most recently reported consecutive twelve-month period, (2) after the consummation of such purchase, the business so acquired shall be operated by the Company as a Restricted Subsidiary or such other business shall be merged or consolidated with and into the Company or a Restricted Subsidiary, (3) the aggregate amount of such Indebtedness outstanding at any time shall not exceed Twenty Million Dollars ($20,000,000), (4) if such outstanding Indebtedness at any time exceeds Six Million Five Hundred Thousand Dollars ($6,500,000) but is less than or equal to Thirteen Million Five Hundred Thousand Dollars ($13,500,000), at least fifty percent (50%) of such excess shall (A) be subordinate to the Securities with the same relative priority as the Securities shall have with respect to Senior Debt, (B) not be secured by any assets of the Company or any Subsidiary, (C) be scheduled to mature no earlier than one year after the Stated Maturity of the Securities, and (D) have an Average Life at the time of the acquisition of such business that is greater than the Average Life of the Securities as of such time, and (5) if such outstanding indebtedness at any time exceeds Thirteen Million Five Hundred Thousand Dollars ($13,500,000), in addition to the requirements of clause (4) of this subparagraph (vii), such excess shall (A) be subordinate to the Securities with the same relative priority as the Securities shall have with respect to Senior Debt, (B) not be secured by any assets of the Company or any Subsidiary, (C) be scheduled to mature no earlier than one year after the Stated Maturity of the Securities, and (D) have an Average Life at the time of the acquisition of such business that is greater than the Average Life of the Securities as of such time;

                         (viii) Indebtedness(vi) Other indebtedness  outstanding
                    upon completion of or Incurred in connection with the Recapitalization;

                         (ix)(vii) Indebtedness of the Company or any Wholly Owned Subsidiary assumed by the Company or a Wholly Owned Subsidiary, as the case may be, in connection with the sale, transfer or other disposition (including, without limitation, by way of merger or consolidation) of assets of the Company or any Wholly Owned Subsidiary to the Company or a Wholly Owned Subsidiary; or

                         (x)(viii)  guarantees  by the  Company or a  Restricted
                    Subsidiary of Indebtedness of a Restricted Subsidiary otherwise permitted to be Incurred under this Section provided that the Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate which shall specify (x) the dollar amount of capital expenditures made during such year, and
                    (y) the amount of Indebtedness  Incurred  pursuant to clause
                    (vii) above..

                  (c) Notwithstanding Sections 4.05(a) and 4.05(b), the Company shall not issue any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations (other than as contemplated by Section 4.05(b)(viii) 4.05(b)(vi), provided, however, that in no event shall the Company be permitted to repay, prepay, redeem, defease, retire, refund or refinance New Junior Notes by reason of this parenthetical phrase) unless such repayment, prepayment, redemption, defeasance, retirement or refunding is not prohibited by Section
4.04 or 4.06 or unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.


                  (d)  For the  purpose  of  determining  compliance  with  this
Section 4.05, in the event that any Indebtedness is permitted to be Incurred pursuant to clauses (v) and (viii) of Section 4.05(b), and in the event that any Indebtedness is actually Incurred pursuant to any one of such clauses, the amount of such Indebtedness so Incurred, if such Indebtedness would otherwise have been permitted to have been Incurred pursuant to such other clause of
Section 4.05(b), shall be included in the determination of the amount of Indebtedness Incurred pursuant to such other clause to the extent that such Indebtedness would have otherwise been permitted to have been Incurred pursuant to such other clause.


SECTION Section 4.06. TRANSACTIONS WITH AFFILIATES.
        =======


                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "AFFILIATE TRANSACTION") unless: (i) the terms thereof taken as a whole are not less favorable to the Company or such Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable arm's length transaction with an unrelated third Person, (ii) such transaction or series of related transactions shall have been approved as meeting such standard, in good faith, by a majority of the disinterested members of the Board of Directors of the Company (even though such majority may constitute less than a quorum of the entire Board of Directors) as evidenced by a Board Resolution and (iii) if the amount of such transaction or the aggregate amount of such series of transactions is greater than $5,000,000, the Company or such Restricted Subsidiary shall have received an opinion from an independent investment banking firm that such transaction or series of transactions is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate which shall (x) specify the aggregate dollar amount of all Affiliate Transactions occurring during such year involving individually in excess of $60,000 and (y) briefly describe the nature of such Affiliate Transactions.


                  (b) The foregoing restriction shall not apply to (i) the payment of any Restricted Payment which is permitted to be paid pursuant to
Section 4.04(other than pursuant to Section4.04(c)(ii)) or the payment of Recapitalization Expenses; (ii) any issuance of securities, or other payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements and Plans approved by the Board of Directors which are
(1) payable in consideration for services actually rendered and (2) comparable to those generally paid or made available by entities engaged in the same or similar businesses as the Company; (iii) the grant of stock options, restricted stock awards, stock appreciation rights or similar rights to employees, agents and directors of the Company pursuant to Plans approved by the Board of Directors; (iv) loans or advances to employees in the ordinary course of business; (v) payments by the Company and any of its Subsidiaries pursuant to any tax sharing agreement among the members of the consolidated group of corporations of which the Company is the common parent, provided that such tax sharing agreement does not, in the good faith determination of the Board of Directors, adversely affect the ability of the Company to make all payments of principal and interest on the Securities as and when due; (vi) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries; (vii) any Affiliate Transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries; (viii) the transactions constituting the Recapitalization; and
(ix) the agreement to do any of the foregoing.

                  (c) Notwithstanding anything else to the contrary herein, in no event shall the Company and its Subsidiaries make any payment or payments (excluding any payments made in the form of Capital Stock) which in the aggregate exceed $250,000, to Lubin, Delano & Company or any partner thereof, any member of the immediate family (as such term is used in Item 404(a) of SEC Regulation S-K) of any partner of Lubin, Delano & Company or any Affiliate of Lubin, Delano & Company or any partner thereof in connection with the performance of investment banking or other services with respect to the Recapitalization.


SECTION Section 4.07. SALES OF ASSETS.
        =======


                  (a) Neither the Company nor any  Restricted  Subsidiary  shall consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value, as determined in good faith by the Board of Directors, of the shares or assets subject to such Asset Sale (including the value of any noncash consideration), (ii) with respect to any Asset Sale involving total consideration in excess of Two Million Five Hundred Thousand Dollars
($2,500,000), at least 80% of the consideration therefor (exclusive of indemnities and assumptions of liabilities other than Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash and (iii) an amount equal to one hundred percent (100%) of the Net Available Cash is applied by the Company (or such Subsidiary, as the case may be) as set forth herein. For the purposes of this Section, the following are deemed to be cash: (x) any Indebtedness (as reflected on the Company's consolidated balance sheet) of the Company or any Restricted Subsidiary (but not of any Unrestricted Subsidiary) for which neither the Company nor any Restricted Subsidiary will continue to be liable, directly or indirectly, as a result of such Asset Sale; and (y) securities received by the Company or any Restricted Subsidiary from such transferee that are promptly converted by the Company or such Restricted Subsidiary into cash. Nothing in this Section 4.07 shall prohibit the Company or any Subsidiary from transferring assets, properties or Capital Stock of any Subsidiary to any Wholly-Owned
Subsidiary or to the Company, nor shall the provisions of this Section be applicable to any such transfer. The Company shall not permit any Unrestricted Subsidiary to make any Asset Sale unless such Unrestricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the shares or assets so disposed of as determined in good faith by the Board of Directors.

                  (b) Within two hundred seventy (270) days (such two hundred seventy (270) days being the "APPLICATION PERIOD") following the consummation of an Asset Sale (or in the case of Net Available Cash from the conversion of securities, within two hundred seventy (270) days after the receipt of such cash), the Company or such Restricted Subsidiary shall apply the Net Available Cash from such Asset Sale as follows: (i) first, to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary);
(ii) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (i), and to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Debt or any Indebtedness of such Restricted Subsidiary), to prepay, repay or purchase Senior Debt or Indebtedness (other than any Preferred Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company); provided, however, that nothing contained in this clause (ii) shall prohibit or otherwise impair the Company from subsequently increasing, at any time and from time to time, the amount of such Senior Debt or Indebtedness to the extent that the Incurrence of such Senior Debt or Indebtedness is permitted pursuant to Section 4.05 hereof (and no violation of this Section shall be deemed to have occurred as a consequence of any such subsequent increase), (iii) third, to the extent of the balance of such Net Available Cash after application in accordance with clause (i) and (ii), and to the extent the Company or such Restricted Subsidiary elects, to purchase Securities; (iv) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (i), (ii) and (iii), to make an offer to purchase Securities pursuant to and subject to the conditions of
Section 4.07(c); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (ii) or (iii) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased, except that nothing contained in the foregoing proviso shall prohibit or otherwise impair the Company from subsequently increasing, at any time (other than substantially contemporaneous with such prepayment, repayment or purchase) and from time to time, the amount of such loan commitment to the extent necessary to permit the Incurrence of Senior Debt or Indebtedness of a Restricted Subsidiary which Indebtedness is otherwise permitted pursuant to Section 4.05 hereof (and no violation of this Section shall be deemed to have occurred as a consequence
of  any  such  subsequent   increase).   Notwithstanding   the foregoing,  the
Company shall not be required to apply Net Available Cash in accordance with this Section 4.07 except to the extent that the aggregate Net Available Cash from all Assets Sales exceeds Two Million Five Hundred Thousand Dollars ($2,500,000) per fiscal year. To the extent that any Net Available Cash remains after the application of such Net Available Cash in accordance with this paragraph, the Company or such Restricted Subsidiary may utilize such remaining Net Available Cash in any manner not otherwise prohibited by this Indenture.

                  If Indebtedness of the Company issued after the date of the Indenture and ranking pari passu in right of payment with the Securities is at the time outstanding, and the terms of such Indebtedness provide that a similar offer is to be made with respect thereto, then the Asset Sale Offer for the Securities shall be made concurrently with such other offer, and the Securities and such other Indebtedness shall be accepted pro rata in proportion to the respective aggregate principal amounts which the holders of Securities and such Indebtedness, respectively, elect to have redeemed.

                  To the extent that any or all of the Net Available Cash of any Foreign Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Available Cash so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation). Once such repatriation of any such affected Net Available Cash is permitted under the applicable local law, such repatriation shall be immediately effected and such repatriated Net Available Cash will be applied in the manner set forth in this Section.

                  To the extent that the Board of Directors determines, in good faith, that repatriation of any or all of the Net Available Cash of any Foreign Asset Sale would have a material adverse tax consequence, the Net Available Cash so affected may be retained by the applicable Restricted Subsidiary for so long as such material adverse tax consequence would continue.


                  Notwithstanding the foregoing, this Section shall not apply to, or prevent, (i) any sale of assets, property, or Capital Stock of Subsidiaries to the extent that the fair market value (as determined in good faith by the Board of Directors) of such asset, assets, property, or Capital Stock of Subsidiaries, together with the fair market value of all other assets, property, or Capital Stock of Subsidiaries sold, transferred or otherwise disposed of in Asset Sales during the twelve 12 month period preceding the date of such sale, does not exceed five percent (5%) of Consolidated Net Tangible Assets as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements are available (it being understood that this Section shall only apply with respect to the fair market value of such asset, property or Capital Stock in excess of five percent (5%) of Consolidated Net Tangible Assets) $1,000,000, or (ii) any sale of trade accounts receivable in connection with customary forms of receivables financing transactions; and in each case no violation of this Section shall be deemed to have occurred as a consequence thereof.


                  (c) Subject to the last sentence of this paragraph, in the event of an Asset Sale that requires the purchase of Securities pursuant to
Section 4.07(b)(iv), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities

(the "ASSET SALE OFFER") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Asset Sale Purchase Date in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.07(d). If the aggregate purchase price of Securities tendered pursuant to the Asset Sale Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company shall apply the remaining Net Available Cash in accordance with the last sentence of the first paragraph of Section 4.07(b). The Company shall not be required to make an Asset Sale Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in Section 4.07(b)(i), (ii) and (iii)) is less than One Million Dollars ($1,000,000).

                  (d) (1) Promptly, and in any event prior to the two hundred thirtieth (230th) day after the later of the date of each Asset Sale as to which the Company must make an Asset Sale Offer or the receipt of Net Available Cash therefrom, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to proration as hereinafter described in the event the Asset Sale Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than thirty (30) days, nor more than sixty (60) days, after the date of such notice (the "ASSET SALE PURCHASE DATE") and shall also state that:

                    (A) the Asset Sale Offer is being made pursuant to this Section;

                    (B) any Security not surrendered or accepted for payment will continue to accrue interest;

                    (C) any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

                    (D) any Holder electing to have a Security purchased (in whole or in part) pursuant to an Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice at least five
                         (5) Business Days before the Asset Sale Purchase Date; and

                    (E) any Holder will be entitled to withdraw his or her election if the Paying Agent receives, not later than three (3) Business Days prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have the Security purchased.

                  (2) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided herein, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Asset Sale Offer (the "ASSET SALE OFFER AMOUNT"), (ii) the allocation of the Net Available Cash from the Asset Sales as a result of which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.07(a). On such date, the Company shall also deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) funds in an amount equal to the

Asset Sale Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Asset Sale Offer remains open (the "OFFER PERIOD"), the Company shall deliver, or cause to be delivered, to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Paying Agent shall, on the Asset Sale Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered, or caused to be delivered, by the Company to the Trustee is less than the Asset Sale Offer Amount, the Paying Agent shall deliver the excess to the Company as soon as practicable after the expiration of the Offer Period.

                  (3) Holders electing to have a Security purchased will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security duly completed, to the Company or the Paying Agent as specified in, and at the address specified in, the notice at least five (5) Business Days prior to the Asset Sale Purchase Date. Holders will be entitled to withdraw their election if the Paying Agent receives not later than three (3) Business Days prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that, to the extent practicable, only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Paying Agent, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.


SECTION Section 4.08. CHANGE OF CONTROL.
        =======


                  In the event of a Change of Control, the Company shall make an offer to purchase (the "CHANGE OF CONTROL OFFER") the Securities then outstanding at a purchase price equal to one hundred percent (100%) of the principal amount thereof plus accrued and unpaid interest to the Change of Control Purchase Date (as defined below) on the terms set forth in this Section. The date on which the Company shall purchase the Securities pursuant to this Section (the "CHANGE OF CONTROL PURCHASE DATE") shall be no earlier than 30 days, nor later than 60 days, after the notice referred to below is mailed, unless a longer period shall be required by law. The Company shall notify the Trustee in writing promptly after the occurrence of any Change of Control of the Company's obligation to offer to purchase all of the Securities.

                  Notice of a Change of Control Offer shall be mailed by the Company to the Holders of the Securities at their last registered address (with a copy to the Trustee and the Paying Agent) within thirty (30) days after a Change of Control has occurred. The Change of Control Offer shall remain open from the time of mailing until five (5) Business Days before the Change of Control Purchase Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities (in whole or in part) pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                         (a) that the  Change  of  Control  Offer is being  made
                    pursuant to this Section;

                         (b) the  purchase  price  and  the  Change  of  Control
                    Purchase Date;

                         (c) that any Security not  surrendered  or accepted for
                    payment will continue to accrue interest;

                         (d) that any Security  accepted for payment pursuant to
                    the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                         (e) that any Holder electing to have a Security purchased (in whole or in part) pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice at least five
                    (5) Business Days before the Change of Control Purchase Date; and

                         (f) that any Holder will be entitled to withdraw his or
                    her election if the Paying Agent receives, not later than three (3) Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have the Security purchased.

                  On the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof surrendered and properly tendered, and not withdrawn, pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating that such Securities have been accepted for payment by the Company and instructing the Trustee to cancel such Securities. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.


SECTION Section 4.09. PROHIBITION AGAINST BECOMING AN INVESTMENT COMPANY.
        =======


                  The Company shall not, and shall not permit a  Subsidiary,  to
(i) register as an investment company under the Investment Company Act of 1940, or (ii) conduct its business or take any action so as to subject the Company or any Subsidiary to regulation as an investment company under the Investment
Company Act of 1940 pursuant to an order of the Commission which remains unstayed and in effect for 60 days.

SECTION Section 4.10. LIMITATION ON RANKING OF FUTURE DEBT.
        =======


                  The Company will not incur, issue, assume or guarantee any indebtedness which is senior in right of payment to the Securities and which is subordinate or junior in right of payment to any other Senior Debt. For purposes of this Section 4.10, any Indebtedness of the Company (other than by virtue of a Guarantee), whether or not contractually subordinate in right of payment to the Securities, which is secured by any assets of the Company or any Restricted Subsidiary shall be deemed to be "senior" in right of payment to the Securities.


SECTION Section 4.11. MAINTENANCE OF OFFICE OR AGENCY.
        =======


                  So long as any of the Securities remain outstanding, the Company shall maintain in the City of New York, State of New York an office or agency where (a) Securities may be presented or surrendered for payment, (b) Securities may be surrendered for registration or transfer or exchange and (c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in or designated pursuant to Section 12.02.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York, the State of New York for such purposes.


Section 4.12.     TRANSFER OF METALS GROUP.

                  The Company shall not sell, assign, or transfer the Metals Group to an Unrestricted Subsidiary of the Company and, in the event of a sale, assignment, or transfer of the Metals Group to a Subsidiary of the Company, the Company shall not designate such Subsidiary as an Unrestricted Subsidiary.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION


SECTION Section 5.01. WHEN COMPANY MAY MERGE, ETC.
        =======


                  The Company shall not consolidate or merge with or into, or transfer all or substantially all of its assets to, any other Person unless (i) the resulting, surviving or transferee Person (if not the Company) is a corporation organized or existing under the laws of the United States or a State thereof, (ii) such Person (if not the Company) expressly assumes by supplemental indenture, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, (iii) such Person (if not the Company) has a Consolidated Net Worth immediately after such transaction at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction, (iv) such Person would be able, immediately after such transaction to incur $1.00 of additional Indebtedness pursuant to Section
4.05(a), and (v) immediately after such transaction, no Default exists; provided, however, that notwithstanding the foregoing, any Wholly-Owned
Subsidiary may be merged into the Company (with the Company as the surviving entity). Thereafter all such obligations of the predecessor Person shall terminate. The Company shall deliver to the Trustee prior to any such proposed transaction an Officer's Certificate that such proposed transaction complies with the provisions of this Section.

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES


SECTION Section 6.01. EVENTS OF DEFAULT.
        =======


                   An "EVENT OF DEFAULT" occurs if:

                         (1) the Company defaults in the payment, whether or not
                    prohibited by Article Eleven, of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;


                         (2) the Company defaults in the payment, whether or not
                    prohibited by Article Eleven, of the principal of any Security when the same becomes due and payable at maturity, required repurchase, upon redemption or otherwise;

                         (3) the  Company  fails to pay any  installment  of the
                    Participation Fee when the same becomes due and payable and such failure continues for a period of 5 days;

                         (4) the  Company  fails to comply with any of its other
                    covenants, conditions or agreements in the Securities or this Indenture and the default continues for the period and after the notice specified below;

                         (4)(5) an event or events of default, as defined in any
                    one or more mortgages, indentures or instruments under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company or any Subsidiary (other than the Old Notes), whether such Indebtedness now exists or shall hereafter be created, shall happen which permits the holders of such Indebtedness to declare an aggregate principal amount of at least $250,000 of such Indebtedness to become due and payable prior to the date on which it would otherwise have become due and payable and such event of default shall not have been cured in accordance with the provisions of such instrument, or such Indebtedness shall not have been discharged within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities a written notice specifying such event or events of default and requiring the Company to cause such event of default to be cured, or such Indebtedness to be discharged and stating that such notice is a "Notice of Default" hereunder; PROVIDED, HOWEVER, that the Company is not in good faith contesting in appropriate proceedings the occurrence of such an event of default;

                         (5)(6) a court of competent  jurisdiction shall enter a
                    final, non-appealable judgment or judgments for the payment of money in the aggregate in excess of $250,000 against the Company or any Subsidiary (other than in respect of an event or events of default relating to the Old Notes) and the judgment is not rescinded, annulled, stayed or satisfied for a period (during which execution shall not be effectively stayed) of 60 days after the amount of such judgment is determined;

                         (6)(7) the Company pursuant to or within the meaning of
                    any Bankruptcy Law:



                         (A) commences a voluntary case,

                         (B) consents to the entry of an order for relief against it in an involuntary case,

                         (C) consents to the appointment of a Custodian of it or
                    for all or substantially all of its property, or

                         (D) makes a general  assignment  for the benefit of its
                    creditors; or


                    (7)(8) a court of competent  jurisdiction enters an order or decree under any Bankruptcy Law that:


                         (A) is for relief against the Company in an involuntary
                    case,

                         (B) appoints a Custodian of the Company or for all or substantially all of its property, or

                         (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days.

                  The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal federal or State state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  A default under clause (3)(4) is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee of the default and the Company does not cure the default within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default".
                                          =======


                  In the event the Company shall incur any Indebtedness other than Senior Debt which contains a cross-default provision, the Company shall promptly enter into a supplemental indenture to add at least as favorable a provision to this Indenture.


SECTION Section 6.02. ACCELERATION.
        =======

                  If an Event of Default (other than an Event of Default specified in Sections 6.01(6) 6.01(7) or (7))(8)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of, and accrued interest on all the Securities to be due and payable immediately. If an Event of Default specified in Sections 6.01(6) 6.01(7) or (7)(8) occurs, all unpaid principal, and accrued interest on the Securities then Outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. Upon such declaration such principal and interest shall be due and payable immediately. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived (other than the nonpayment of principal of and accrued interest on the Securities which shall have become due by acceleration) and if the rescission would not conflict with any judgment or decree.

SECTION Section 6.03. OTHER REMEDIES.
        =======


                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may file proofs of claim and maintain proceedings even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.


SECTION Section 6.04. WAIVER OF PAST DEFAULTS.
        =======


                  Subject to Section 9.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default and its consequences. When a Default is waived, it is cured and no longer continuing.

SECTION Section 6.05. CONTROL BY MAJORITY.
        =======


                  The Holders of a majority in principal amount of the outstanding securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Securityholder, that would involve the Trustee in personal liability, or if the Trustee does not have sufficient indemnification against any loss or expense.


SECTION Section 6.06. LIMITATIONS ON SUITS BY HOLDERS.
        =======


                  No holder of any Security shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in the aggregate principal amount of the Securities then outstanding shall have made a written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder and the Trustee that no one or more holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities. For the protection and enforcement of the provisions of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.


SECTION Section 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.
        =======


                  Subject to Article Eleven and notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal or premium, if any, of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.


SECTION Section 6.08. COLLECTION SUIT BY TRUSTEE.
        =======


                  If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest remaining unpaid and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION Section 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.
        =======


                  The Trustee may, and is appointed the true and lawful attorney-in-fact for the Holders of the Securities to:

                         (1) file  such  proofs  of claim  and  other  papers or
                    documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property;

                         (2) collect and receive any moneys or property  payable
                    or deliverable on account of such claims; and

                         (3) distribute the same after  deduction of its charges
                    and expenses to the extent that such charges and expenses are not paid out of the estate in any such proceedings.


SECTION Section 6.10. PRIORITIES.
        =======


                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                         First:  to the Trustee  for  amounts due under  Section
                    7.07;

                         Second:  to  holders  of  Senior  Debt  to  the  extent
                    required by Article Eleven;

                         Third: to Securityholders for amounts due and unpaid on
                    the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                         Fourth: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders under this Section 6.10.


SECTION Section 6.11. UNDERTAKING FOR COSTS.
        =======


                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

SECTION Section 6.12. WAIVER OF USURY LAW.
        =======


                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time voluntarily (and that it will resist any effort to make it do so involuntarily) insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury law wherever enacted, or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent it may lawfully do so) that it will not hinder, delay or impede the execution of any power herein granted to the Trustee as a result of any such law, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SEVEN

                                     TRUSTEE


SECTION Section 7.01. DUTIES OF TRUSTEE.
        =======

                  (a) If an Event of Default has occurred and is continuing, the Trustee, at such time as the Trustee has actual knowledge thereof, shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default of which the Trustee has actual knowledge:


                         (1) The Trustee need perform only those duties that are
                    specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture.

                         (2) In  the  absence  of bad  faith  on its  part,  the
                    Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                         (1) This paragraph does not limit the effect of paragraph (b) of this Section.


                         (2) The  Trustee  shall not be liable  for any error of
                    judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent acted in bad faith in ascertaining the pertinent facts.

                         (3) The Trustee shall not be liable with respect to any
                    action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense. No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds held by the Trustee except to the extent required by law.


SECTION Section 7.02. RIGHTS OF TRUSTEE.
        =======


                  In furtherance of and subject to the TIA, and subject to
Section 7.01:


                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, including, but not limited to, any representation or statement contained therein that no Event of Default has occurred or is continuing, or that no conditions exist that, with the passage of time or the giving of notice or both, would constitute or give rise to an Event of Default, unless the Trustee has actual knowledge to the contrary;


                  (b) any request, direction, order or demand of the Company mentioned herein may, at the request of Trustee, be sufficiently evidenced by an Officer's Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of the Company;

                  (c) the Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

                  (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; PROVIDED, HOWEVER, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; and

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.


SECTION Section 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.
        =======


                  Subject to the provisions of the TIA and regulations promulgated thereunder, the Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.


SECTION Section 7.04. TRUSTEE'S DISCLAIMER.
        =======


                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; and it shall not be responsible for any recital or statement in the Securities other than its certificate of authentication.


SECTION Section 7.05. NOTICE OF DEFAULTS.
        =======


                  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder, as provided in
Section 12.02, notice of the Default within 90 days after it occurs. Except in the case of a default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.


SECTION Section 7.06. REPORTS BY TRUSTEE TO HOLDERS.
        =======


                  Within 60 days after each May 15 beginning with the May 15 in the year following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b) and (c).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the trustee when the Securities are listed on any stock exchange.


SECTION Section 7.07. COMPENSATION AND INDEMNITY.
        =======

                  The Company shall pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for Trustee's services which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in accordance with any provision of this Indenture. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

                  The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to defend and hold it harmless from and against, any loss, liability, claim, action, damage, demand, judgment, decree or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the reasonable costs and expenses of defending itself against or investigating any claim of liability in the premises.

                  The Trustee shall not be under any obligation to institute any suit, or to take any remedial action under this Indenture, or to enter any appearance or in any way defend in any suit in which it may be made defendant, or to take any steps in the execution of the trusts created hereby or thereby or in the enforcement of any rights and powers under this Indenture, until it shall be indemnified to its satisfaction against any and all reasonable compensation for services, costs and expenses, outlays, and counsel fees and other disbursements, and against all liability not due to its misconduct, gross negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; however, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless the Company is prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. Before the Company assumes the defense of such claim, the Trustee may have separate counsel and the Company shall pay for such counsel's reasonable fees and expenses, PROVIDED, HOWEVER, once the Company has assumed such defense, the Company shall have no obligation to pay, except as provided below, for fees and expenses of such counsel. If, however, such counsel advises the Company and the Trustee as to such claim that the posture of the Company is or may be inconsistent with the posture of the Trustee, then the Trustee may resume the defense of such claim with its counsel and the Company shall pay the reasonable fees and expenses of such counsel incurred after that time. The Company need not pay for any settlement made without its consent.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence or bad faith.


                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities. If the Trustee incurs expenses or renders services after an event of default specified in Section 6.01(4) or (5) has occurred, any such expense (including the reasonable fees and expenses of its counsel) and compensation for such services are intended to constitute expenses of administration under any bankruptcy law.


SECTION Section 7.08. REPLACEMENT OF TRUSTEE.
        =======


                  The  Trustee  may  resign by so  notifying  the  Company.  The
Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the removed Trustee and may appoint a successor Trustee with the Company's consent. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section. The Company may remove the Trustee if:

                         (1) the Trustee fails to comply with Section 7.10;

                         (2) the Trustee is adjudged a bankrupt or an insolvent;

                         (3) a receiver or other public  officer takes charge of
                    the Trustee or its property; or

                         (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company's obligation to make payment of all sums then owing to the Trustee pursuant to Section 7.07 shall survive any such resignation or removal. A successor Trustee shall mail notice of its succession to each Securityholder.

                  Notwithstanding  replacement  of the Trustee  pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

SECTION Section 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.
        =======


                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.


SECTION Section 7.10. ELIGIBILITY; DISQUALIFICATION.
        =======


                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9).


SECTION Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.
        =======


                  The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                  Article Eight

                             DISCHARGE OF INDENTURE


SECTION Section 8.01. TERMINATION OF COMPANY'S OBLIGATIONS.
        =======


                  The Company may terminate all of its obligations under the Securities and this Indenture if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee cancelled or for cancellation, or (a) the Company will cease to be under any obligation to comply with Articles Four and Five of this Indenture and (b) from and after the ninety-first (91st) day after the conditions set forth below have been satisfied, the Company will be deemed to have been discharged from all of its obligations with respect to the Securities and this Indenture if:

                         (1) the  Securities  mature  within  one year or all of
                    them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption;

                         (2) the Company irrevocably  deposits in trust with the
                    Trustee (or, solely to meet the requirements specified by this Section, a trustee meeting the requirements of this Indenture and satisfactory to the Company and the Trustee under the terms of an irrevocable trust agreement among the Company, the Trustee and such trustee in form and substance satisfactory to the Trustee and the Company), money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient to pay principal and interest on the Securities to maturity or redemption, as the case may be, confirmed in writing to the Trustee by a nationally recognized firm of independent public accountants; provided, however, that the Trustee shall have been irrevocably instructed by the Company to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal and interest with respect to the Securities;

                         (3) no Default or Event of Default  has  occurred or is
                    continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a Default under, any other instrument to which the Company is a party or by which it is bound, as evidenced to the Trustee in an Officer's Certificate delivered to the Trustee concurrently with such deposit;


                         (4) the Company has delivered to the Trustee an Opinion
                    of Counsel to the effect that the holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and will be subject to federal income tax in the same amounts and in the same manner and at the same time as would have been the case if such deposit had not been made, and, in the case of the Securities being discharged, a ruling to that effect has been received from or published by the Internal Revenue Service (it being understood that (A) such opinion will also state that such opinion is consistent with the conclusions reached in such ruling and (B) notwithstanding any other provision of this Indenture, the Trustee will be under no duty to investigate the basis or correctness of such opinion); and


                         (5) the Company has delivered to the Trustee an Opinion
                    of Counsel to the effect that the Company's exercise of its option described above will not result in any of the Company, the Trustee or the trust created by such deposit becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended.

                  In  connection  with the  making of any  deposit  pursuant  to
Section 8.01(2) hereof, the Company shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel to the effect that all conditions to this
Section 8.01 have been complied with. The Company's obligations in paragraph 11 of the Securities and in Sections 2.03, 2.04, 2.05, 2.06, 7.07 and 7.08, however, shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in such paragraph 11 and in Section 7.07 shall survive to the extent provided therein.

                  Subject to Section 8.01(2) hereof, the Trustee upon request and at the Company's expense shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

                  In order to have money available on a payment date to pay principal of or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

                  "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged.


SECTION Section 8.02. APPLICATION OF TRUST MONEY.
        =======


                  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, but such money need not be segregated from other funds except to the extent required by law. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to the subordination provisions of Article Eleven.


SECTION Section 8.03. REPAYMENT TO COMPANY.
        =======


                  The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company as general creditors unless an applicable abandoned property law designates another person.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION Section 9.01. WITHOUT CONSENT OF HOLDERS.
        =======


                  The Company may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

                         (1) to cure any ambiguity, defect or inconsistency;

                         (2) to comply with Section 5.01;

                         (3)  to  provide  for   uncertificated   Securities  in
                    addition to or in place of certificated Securities; or

                         (4) to make any change that does not materially adversely affect the rights of any Securityholder (including but not limited to a supplement to this Indenture under
                    Section 5.01 or the last paragraph of Section 6.01).


SECTION Section 9.02. WITH CONSENT OF HOLDERS.
        =======


                  The Company, when duly authorized by a resolution of its Board of Directors, may amend or supplement this Indenture or the Securities without notice to any securityholder, but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. The Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. Without the consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                         (1) reduce the amount of Securities  whose Holders must
                    consent to an amendment, supplement or waiver;

                         (2) reduce  the rate of or extend the time for  payment
                    of interest on any Security;

                         (3) reduce the principal of or premium on or extend the
                    fixed maturity of any Security;

                         (4) waive a default in the payment of the  principal of
                    or interest on any Security;

                         (5) make any Security  payable in money other than that
                    stated in the Security; or

                         (6) make any change in the provisions  contained in the
                    Indenture regarding subordination that adversely affects the rights of any holders of Securities;.
                                                        =

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.


SECTION Section 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.
        =======


                  Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA.


SECTION Section 9.04. REVOCATION AND EFFECT OF CONSENTS.
        =======


                  A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

                  An amendment, supplement or waiver shall become effective when it has been approved by the Holders of the majority or percentage in principal amount of the outstanding Securities specified in this Indenture in connection with such amendment, supplement or waiver. After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses (2) through (5) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION Section 9.05. NOTATION ON OR EXCHANGE OF SECURITIES.
        =======


                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.


SECTION Section 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.
        =======


                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Trustee. In executing, or accepting the additional trusts created by, any amendment or supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel of the Company, stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment or supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. The Company may not sign an amendment or supplement until the Board of Directors approves it.

                                   Article Ten

                     SECURITYHOLDERS' MEETINGS AND CONSENTS

SECTION Section 10.01.     PURPOSES OF MEETINGS.
        =======


                  A meeting of securityholders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

                  (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Six;

                  (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Seven;

                  (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

                  (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

SECTION Section 10.02.     CALLING OF MEETINGS BY TRUSTEE.
        =======


                  The  Trustee  may,  at the  Company's  expense as  provided in
Section 7.07, at any time call a meeting of Securityholders to take any action specified in Section 10.01, to be held at such time and at such place in the Borough of Manhattan, the City of New York, as the Trustee shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to Holders at their last addresses as they shall appear on the Security register. Such notice shall be mailed not less than 10 nor more than 90 days prior to the date fixed for the meeting.

                  Any meeting of Securityholders shall be valid without notice if the Holders of all Securities then outstanding are presented in person or by proxy or if notice is waived before or after the meeting by the Holders of all Securities outstanding and if the Company and the Trustee are present by duly authorized representative or have before or after the meeting waived notice.


SECTION Section 10.03.  CALLING OF MEETINGS BY COMPANY OR SECURITYHOLDERS.
        =======


                  In case at any time the Company, pursuant to a duly authorized resolution of its Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 10 days after receipt of such request, then the Company or such Holders may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.


SECTION Section 10.04.     QUALIFICATIONS FOR VOTING.
        =======


                  To be entitled to vote at any meeting of Securityholders a person shall (a) be a Holder of one or more Securities, or (b) be a person appointed by an instrument in writing as proxy by a Holder of one or more Securities. Unless specifically prohibited by law, any proxy shall remain in effect unless specifically revoked and shall be binding on any future Holder of the Securities represented by such proxy, unless specifically revoked by any such future Holder before being voted. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.


SECTION Section 10.05.     REGULATIONS.
        =======


                  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

                  The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 10.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

                  Subject to the provisions of Section 12.06, at any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by the holders of a majority of the principal amount of Securities present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.


SECTION Section 10.06.     VOTING.
        =======


                  The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amount of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

                  Any record so signed and verified shall be conclusive evidence of the matters therein stated.


SECTION Section 10.07.     NO DELAY OF RIGHTS BY MEETING.
        =======


                  Nothing in this Article Ten contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

SECTION Section 10.08.     WRITTEN CONSENT IN LIEU OF MEETING.
        =======


                  The written authorization or consent of the requisite percentage of Holders herein provided entitled to vote at any meeting of Holders and filed with the Trustee shall be effective in lieu of a meeting of Holders, with respect to any matter provided for in this Article Ten.

                                 ARTICLE ELEVEN

                                  SUBORDINATION


SECTION Section 11.01.  SECURITIES SUBORDINATED TO SENIOR DEBT.
        =======


                  The Company agrees, and each holder of the Securities by his acceptance thereof likewise agrees, that the payment of the principal of and interest on the Securities is subordinated, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt.

                  This Article shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.


SECTION Section 11.02. COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO SECURITIES IN CERTAIN CIRCUMSTANCES.



                  (a) Upon the occurrence of any default in the payment of principal, premium, if any, or interest then due and payable in respect of any Senior Debt (either at maturity, upon redemption, by declaration or otherwise), no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium, if any, or interest on the Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Securities, and no holder of any Security shall be entitled to demand or receive any such payment (any of the foregoing payments or actions being referred to in this Section
11.02 as a "Payment"), unless and until such default has been waived or cured or all amounts then due and payable for principal of, premium, if any, and interest on all Senior Debt shall have been paid in full or provision therefor in cash, in cash equivalents, or in accordance with the terms of such Senior Debt and the agreements, if any, under which such Senior Debt was issued or created, shall have been made.

                  (b)      The Company may not make any Payment if:

                         (1) a default or event of default  under any  agreement
                    governing Senior Debt (other than a default or event of default relating to payment of principal, premium, if any, or interest, either at maturity, upon redemption, by declaration or otherwise) occurs and is continuing that permits the holders of such Senior Debt to accelerate its maturity (whether or not such acceleration has occurred); and

                         (2) the  Company  or the  Trustee  receives a notice of
                    such default or event of default from a person who may give such notice (including, without limitation, a holder of such Senior Debt, a representative of any such holder, or a trustee for the benefit of holders of such Senior Debt). If the Company receives any such notice, a similar notice received within 360 consecutive days thereafter shall not be effective for purposes of this Section.

Notwithstanding the provisions of this Section 11.02(b), the Company may make Payments on the Securities when:

                    (A)  the default or event of default is cured or waived; or

                    (B) 90 days pass after the earliest such notice is given, with respect to such default or event of default so long as this Article (including, without limitation, Section 11.02(a)) otherwise permits a Payment at that time.

                  (c) In the event that the Trustee or any Securityholder receives any Payment at a time when, in case of payment to the Trustee, the Trustee or, in case of payment to any Securityholder, such Securityholder has actual knowledge such Payment is prohibited by this Section 11.02, such Payment shall be held by the Trustee or such Securityholder, as the case may be, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders and owners of Senior Debt as their interests may appear or their agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay such Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders and owners of Senior Debt.

                  (d) The Company shall give prompt written notice to the Trustee of any default in the payment of principal of or interest on any Senior Debt.


SECTION Section 11.03.     SECURITIES  SUBORDINATED TO PRIOR PAYMENT OF ALL
SENIOR DEBT ON DISSOLUTION,  LIQUIDATION OR  REORGANIZATION OF COMPANY.


                  Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                  (a) the holders of all Senior Debt shall first be entitled to receive payments in full of the principal thereof and interest due thereon before the Holders of the Securities are entitled to receive any payment on account of the principal of or interest on the Securities;

                  (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on behalf of the Holders of the Securities would be entitled except for the provisions of this Article Eleven, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Debt or their representative, or to the trustee under any indenture under which Senior Debt may have been issued (pro rata as to each such holder, representative or trustee on the basis of the respective amounts of unpaid Senior Debt held or represented by each), to the extent necessary to make payment in full of all Senior

Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt; and

                  (c) in the event that notwithstanding the foregoing provisions of this Section 11.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders of the Securities on account of principal of or interest on the Securities before all Senior Debt is paid in full, or effective provision made for its payment, such payment or distribution (subject to the provisions of Section 11.06 and 11.07) shall be received and held in trust for and shall be paid over to the holders of the Senior Debt remaining unpaid or unprovided for or their representative, or to the trustee under any indenture under which such Senior Debt may have been issued (pro rata as provided in subsection (b) above), for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt.

                  Upon any payment or distribution of assets of the Company referred to in this Article Eleven, the Trustee and the Holders shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the person entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payment thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payments or distribution Pursuant to this Article Eleven, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Article Eleven, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

                  The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.


SECTION Section 11.04. SECURITYHOLDERS TO BE SUBROGATED TO RIGHT OF HOLDERS OF SENIOR DEBT.


                  Subject to the payment in full of all Senior Debt, the Holders of the Securities shall be subrogated equally and ratably to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders of the Securities by virtue of this Article which otherwise would have been made to the Holders of the Securities shall, as between the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

SECTION Section 11.05.     OBLIGATION OF THE COMPANY UNCONDITIONAL.
        =======


                  Nothing contained in this Article Eleven or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default, under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of Senior Debt in respect of cash, property or securities of the Company receives upon the exercise of any such remedy.

                  Nothing contained in this Article Eleven or elsewhere in this Indenture or in any Security is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any event of default specified in Section 11.02 (not cured or waived) payments at any time of the principal of or interest on the Securities.


SECTION Section 11.06.   TRUSTEE AND PAYING AGENT ENTITLED TO ASSUME PAYMENTS
NOT PROHIBITED IN ABSENCE OF NOTICE.



                  Neither the Trustee nor any Paying Agent shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by it, unless and until it shall have received written notice thereof from the Company or from one or more holders of Senior Debt or from any representative thereof or from any trustee therefor; and prior to the receipt by it of any such written notice, the Trustee or any Paying Agent, subject to the provisions of Section 7.01 and 7.02, shall be entitled to assume conclusively that no such facts exist.


SECTION Section 11.07.   APPLICATION BY TRUSTEE OF MONIES DEPOSITED WITH IT.
        =======


                  Except as provided in Section 8.02, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Securities shall be subject to the provisions of Section 11.01, 11.02, 11.03 and 11.04 except that, if prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or the interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such monies the notice provided for in Section 11.06, then the Trustee or such Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. This section shall be construed solely for the benefit of the Trustee and Paying Agent and shall not otherwise affect the rights of holders of such Senior Debt.

SECTION Section 11.08.     SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR
OMISSIONS OF COMPANY OR HOLDERS OF SENIOR DEBT.



                  No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act (other than a waiver thereof enforceable against such holder) or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.


SECTION Section 11.09.     SECURITYHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE
SUBORDINATION OF SECURITIES.



                  Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eleven and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its or his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Debt are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.


SECTION Section 11.10.     RIGHT OF TRUSTEE TO HOLD SENIOR DEBT; COMPENSATION
NOT PREJUDICED.



                  The Trustee shall be entitled to all of the rights set forth in this Article Eleven in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article Eleven shall apply to claims of or payments to the Trustee pursuant to Section 7.07.


SECTION Section 11.11.     ARTICLE ELEVEN NOT TO PREVENT EVENTS OF DEFAULT.
        =======


                  The failure to make a payment on account of principal or interest by reason of any provision in this Article Eleven shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS


SECTION Section 12.01.     TRUST INDENTURE ACT CONTROLS.
        =======


                  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.


SECTION Section 12.02.     Notices.
        =======


                  Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

             if to the Company:

                      Lexington Precision Corporation
                      767 Third Avenue
                      New York, New York  10017-2023
                      Attention:  Secretary

             if to the Trustee:


                      IBJ Schroder Bank & Trust CompanyOne State Street
                      New York, New York 10004Attention: Wilmington
                                                         ==========
                      Trust Company
                      =============
                      1100 North Market Street
                      =======================
                      Rodney Square North
                      ===================
                      Wilmington, Delaware 19890 - 1615
                      =================================
                      Attention:  Corporate Trust Administration Aubrey Rosa
                      =========                                  ===========

                  The  Company  or  the  Trustee  by  notice  to the  other  may
designate   additional  or  different   addresses  for  subsequent   notices  or
communications.

                  Any notice or communication mailed to a Securityholder shall be sufficiently given to him if mailed to him by first class mail at his address as it appears on the registration books of the Registrar and shall be so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Securityholders, it shall also mail a copy of such notice to the Trustee and each Paying Agent at the same time.


SECTION Section 12.03.     COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.
        =======


                  Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities, and, in connection therewith, the Trustee shall comply with TIA ss. 312(b). The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).


SECTION Section 12.04.     CERTIFICATE AND OPINION AS TO CONDITIONS  PRECEDENT.
        =======


                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                         (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                         (2) an Opinion of Counsel  stating that, in the opinion
                    of such counsel, all such conditions precedent have been complied with.


SECTION Section 12.05.     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.
        =======


                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                         (1) a statement that the person making such certificate
                    or opinion has read such covenant or condition;

                         (2) a brief statement as to the nature and scope of the
                    examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
                                                                               =
                         (3) a statement that, in the opinion of such person, he
                    has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                         (4) a statement as to whether or not, in the opinion of
                    such person, such condition or covenant has been complied with.


SECTION Section 12.06.     WHEN TREASURY SECURITIES DISREGARDED.
        =======


                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.


SECTION Section 12.07.     RULES BY TRUSTEE AND AGENTS.
        =======


                  The Trustee may make reasonable rules for the administration of this Indenture. Such rules may cover matters relating to action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules for its functions.

SECTION Section 12.08.     LEGAL HOLIDAYS.
        =======


                  A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.


SECTION Section 12.09.     GOVERNING LAW.
        =======


                  The laws of New York shall govern this Indenture and the Securities without reference to its principles of conflicts of law.


SECTION Section 12.10.     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.
        =======


                  This Indenture may not be used to interpret another indenture, loan and debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.


SECTION Section 12.11.     NO RECOURSE AGAINST OTHERS.
        =======


                  A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting any of the Securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


SECTION Section 12.12.     SUCCESSORS.
        =======


                  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this indenture shall bind its successor.


SECTION Section 12.13.     DUPLICATE ORIGINALS.
        =======


                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


SECTION Section 12.14.     EFFECTIVE DATE.
        =======

                  The date of this Indenture shall be for reference purposes only and shall not be construed to imply that this Indenture was executed on such date. This Indenture shall be effective as of the date of execution hereof and all covenants and agreements contained herein shall be deemed to have been made as of such date of execution.


SECTION Section 12.15.     SEVERABILITY.
        =======


                  In case any provision of this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be impaired thereby, and no Holder shall have any obligation thereof against any party hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and their respective corporate seals to be hereto affixed and attested, all as of the date of execution.

                                   SIGNATURES



Dated:  January __, 1994___________, 2002
                        =================



                                         LEXINGTON PRECISION CORPORATION


                                         By:
                                              --------------------------------
                                              Name:
                                                    --------------------------
                                              Title:
                                                    --------------------------

Attest:
        -----------------------
                                                                          (Seal)


Dated:  January __, 1994________ __, 2002
                        =================

                                   IBJ SCHRODER BANK & WILMINGTON TRUST COMPANY,
                                                         ==========

                                   as Trustee


                                    By:
                                              --------------------------------
                                              Name:
                                                    --------------------------
                                              Title:
                                                    --------------------------

Attest:
        -----------------------
                                                                          (Seal)

                                                  EXHIBIT Exhibit A to Indenture



                         LEXINGTON PRECISION CORPORATION

No.

promises to pay to

or registered assigns

the principal sum of                  Dollars on February 1, 2000 August 1, 2007
                                                                  ====== =======

12-3/4% 11 1/2Senior Subordinated Notes due February 1, 2000 August 1, 2007
                                                             ==============
Interest Payment Dates:     February 1 and August 1 commencing February 1, 1994.
                            February 1, May 1, August 1,  and November 1
                            ==========  =====  ========  ===============
Record Dates:               January 15 and July 15 January 15, April 15,
                                                   =========  ==========
                            July 15, and October 15
                            ======= ===============
                                        Dated:



Reference is hereby made to the further provisions of this Note set forth on the reverse hereof which provisions shall have the same effect as if set forth at this place.


IBJ SCHRODER BANK & TRUSTCOMPANY                LEXINGTON PRECISION CORPORATION
WILMINGTON TRUST COMPANY,
========================
as Trustee,

       certifies that this is one
       of the Securities referred
       to in the Indenture.

By                                              By
   -----------------------                         ----------------------------
     Authorized Signatory
                                                   ----------------------------
                                                   Secretary

                                                   (Seal)

                         LEXINGTON PRECISION CORPORATION



  12-3/4% 11 1/2% Senior Subordinated Note due February 1, 2000 August 1, 2007
          =======                                               ====== =======



 THIS NOTE, AND THE WARRANT ATTACHED HERETO, SHALL CONSTITUTE A UNIT. THIS NOTE
  WILL NOT BE DETACHABLE FROM THE WARRANT UNTIL JANUARY 1, 2004, AND THIS NOTE
   AND THE WARRANT WILL ONLY BE TRANSFERABLE AS A UNIT PRIOR TO THAT TIME. IF THIS NOTE IS REDEEMED BY THE COMPANY PURSUANT TO SECTION 5 HEREOF PRIOR TO
     JANUARY 1, 2004, THE ATTACHED WARRANT WILL REVERT TO THE COMPANY FOR NO FURTHER CONSIDERATION AND WILL BE CANCELED. THE UNIT MAY NOT BE OFFERED, SOLD,
            ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, MORTGAGED,
          ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH
                       THE PROVISIONS OF SECTION 8 HEREOF.

1.       INTEREST and Participation Fee.
         ---------=====================

                  LEXINGTON PRECISION CORPORATION (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate of 11 1/2% per annum shown above for the period from May 1, 2002, through the date this Note is paid in full.

                  The Company will pay interest semi-annually on February 1 and August 1 quarterly on February 1, May 1, August 1, and November 1 of each year, commencing on February 1, 1994, August 1, 2002; PROVIDED, HOWEVER that, if the original issuance of Notes under the Indenture (as defined below) occurs after August 1, 2002, the Company will pay interest accrued and unpaid on this Note through August 1, 2002, on the date of such issuance. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 1, 1993 May 1, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay a Participation Fee of $22.20 for each $1,000 principal amount of Notes. The Participation Fee will be payable in three equal installments of $7.40 each on September 30, 2002, December 31, 2002, and March 31, 2003. The Company will pay interest on overdue principal at the rate borne on this Note per annum then in effect on the Notes, as set forth in the preceding paragraph; it shall pay interest on overdue installments of interest and overdue installments of the Participation Fee at the same rate to the extent lawful.


2.       METHOD OF PAYMENT.
         -----------------


                  The Company will pay interest on the Notes (except Defaulted Interest) to the persons who are registered holders of Notes ("Noteholders" or "Holders") at the close of business on the January 15 or July 15 January 15, April 15, July 15 or October 15 immediately preceding the next interest payment date, except for the first interest payment which will be made to persons who are Holder at the time of original issuance of Notes under the Indenture, and will pay each installment of the Participation Fee to persons who are registered holders Holders on the 15th day of the month during which that installment is due. Holders must surrender Notes to a Paying

Agent to collect principal payments. The Company will pay principal and, interest and the Participation Fee in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and, interest and Participation Fee by its check payable in such money. It may mail an checks for interest check or any installment of the Participation Fee to a Holder's registered address.


3.       PAYING AGENT, REGISTRAR.
         -----------------------


                  Initially, IBJ Schroder Bank & Wilmington Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.


4.       INDENTURE.
         ---------


                  The Company issued the Notes under an Indenture dated as of August 1, 1993 May 1, 2002, (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended (the "Act"). The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of such terms. The Notes are unsecured general obligations of the Company, limited to $31,720,125 in aggregate principal amount, except as otherwise as provided in the Indenture. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture.


5.       OPTIONAL REDEMPTION.
         -------------------


                  The Notes are subject to redemption, as a whole or from time to time in part, at any time (subject to the provisions of the Indenture), at the option of the Company, on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at the following a redemption prices (expressed in percentages of price of 100% of principal amount, together), if redeemed during each of the respective periods set forth below:


                  Period Percentage August 1, 1993 - July 31, 1994 105.0000 August 1, 1994 - January 31, 1995 103.3333 February 1, 1995 - July 31, 1995
102.5000 August 1, 1995 - January 31, 1996 101.6667 February 1, 1996 - July 31,
1996 100.8333 August 1, 1996 and thereafter 100.0000


                  in  each  case  altogether   with  accrued   interest  to  the
redemption   date   and   any   unpaid    installment   of   the   Participation
Fee.



6.       NOTICE OF REDEMPTION.
         --------------------

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at his registered address. The selection of Notes for any redemption will be made by the Trustee pursuant to the terms of the Indenture. If less than all the Notes are to be redeemed, Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption.

7.       SUBORDINATION.
         -------------


                  The Notes are subordinated in right of payment to Senior Debt, (as defined in the Indenture). Senior Debt does not include (a) Indebtedness of the Company to any of its subsidiaries or Affiliates (or any interest, fees, charges or other amounts outstanding in respect of such Indebtedness), (b) any Indebtedness or liability for compensation to employees of the Company, or incurred for the purchase of goods, materials or services in the ordinary course of business and which constitutes a trade payable even if overdue (or any interest, fees, charges or other amounts outstanding in respect of such Indebtedness), (c) any liability for federal, state, local or other taxes owed or owing by the Company, (d) any Indebtedness, guarantee or obligation which is contractually subordinate or junior in right and priority of payment to the Securities, (e) any payments or obligations in respect of any Preferred Stock, Redeemable Stock or Exchangeable Stock, and (f) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture, and (g) any Indebtedness of the Company outstanding on the effective date hereof (or any interest, fees, charges or other amounts in respect of such Indebtedness) other than (i) the $1,000,000 original principal amount of Chautauqua County Industrial Development Revenue Bond (Blasius Industries, Inc. Project), (ii) the $1,500,000 original principal amount of County of Monroe 1985 Industrial Development Revenue Bond (Blasius Industries, Inc. Facility), (iii)Indebtedness (and any interest, fees, charges or other amounts in respect of such Indebtedness) incurred under (A) the LPC Financing Agreements, the LCI Financing Agreements or the Wise Die Financing Agreements as such terms are defined in the Covenants Supplement to Accounts Financing Agreement [Security Agreement] dated as of January 11, 1990 between the Company and Congress Financial Corporation, as amended from time to time, or (B) the Promissory Note of the Company dated February 28, 1991 in the original principal amount of $1,206,400 payable to the order of Congress Financial Corporation, as amended from time to time and (iv) Indebtedness incurred under the Company's guaranty of the Promissory Note of LCI dated November30, 1988 payable to the order of Paul H. Pennell, as amended from time to time (including without limitation, as amended pursuant to that certain Amendment Agreement dated as of November30, 1991 between LCI and Paul H. Pennell and that certain Release and Notice Agreement dated as of March31, 1993 between LCI and Paul H. Pennell). To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. Each Noteholder by accepting a Note agrees to the subordination and authorizes the Trustee to give it effect.


8.       DENOMINATIONS, TRANSFER, EXCHANGE.
         ---------------------------------


                  (a) The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 except that Notes may be issued in denominations of less than $1,000, to the extent of fractional Notes outstanding as a result of the Recapitalization of the Indenture or to the extent necessary to issue Notes pursuant to the exchange offer which constitutes a portion of the Recapitalization (as defined in the Indenture) or to effect transfers in whole of such fractional Notes or to issue Notes upon redemption or upon the completion of an Asset Sale Offer or a Change of Control Offer (as such terms are defined in the Indenture) or to effect transfers in whole of such fractional Notes. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note (or portion of a Note in an integral multiple of $1,000) selected for redemption, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

                  (b) Prior to January 1, 2004, this Note shall only be transferable as a Unit, together with the Warrant issued to the Holder hereof, in connection with an exchange offer made pursuant to the Company's Offering Circular dated July 10, 2002, as amended or supplemented.


9.       PERSONS DEEMED OWNERS.
         ---------------------

                  The registered Holder of a Note may be treated as the owner of it for all purposes.

10.      UNCLAIMED MONEY.
         ---------------

                  If money held by the Trustee or the Paying Agent for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an applicable escheat or abandoned or unclaimed property law designates another person.

11.      AMENDMENT, SUPPLEMENT, WAIVER.
         -----------------------------

                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without the consent of any Noteholder, the Company may amend or supplement the Indenture, to provide for assumption of the Company's obligations hereunder in connection with a merger, consolidation, or transfer of assets as permitted by the Indenture or the Notes, to cure any ambiguity, defect or inconsistency or to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not materially adversely affect the rights of any Noteholder.


12.      SUCCESSOR CORPORATION.
         ---------------------

                  When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture (and in accordance with the terms of the Indenture), the predecessor corporation will be released from those obligations.

13.      DEFAULTS AND REMEDIES.
         ---------------------

                  An Event of Default is: default for 30 days in payment of interest on the Notes; default in payment of principal on them, upon maturity, redemption or otherwise; failure to pay when due any installment of the Participation Fee, which failure continues for a period of five days; failure by the Company for 60 days after notice to it to comply with any of its other covenants, conditions or agreements in the Indenture or the Notes; the occurrence of an event which permits the acceleration of the maturity of any Indebtedness in excess of $250,000; judgment for the payment for more than $250,000 rendered against the Company or any Subsidiary and not discharged within 60 days after such judgment becomes final and non-
appealable; and certain events of bankruptcy or insolvency. If an Event of Default (other than an Event of Default as the result of certain events of bankruptcy and insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. If an Event of Default occurs as the result of certain events of bankruptcy and insolvency, all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.


14.      SALES OF ASSETS.
         ---------------

                  The Company shall make offers to purchase Notes at a purchase price of 100% of their principal amount plus accrued interest to the Asset Sale Purchase Date (as defined in the Indenture) pursuant to and subject to the conditions set forth in the Indenture within 270 days following the consummation of an Asset Sale (as defined in the Indenture) (or in the case of Net Available Cash (as defined in the Indenture) from the conversion of securities, within 270 days after the receipt of such cash).

15.      CHANGE OF CONTROL.
         -----------------

                  The Company shall make offers to purchase Notes at a purchase price of 100% of their principal amount plus accrued interest to the Change of Control Purchase Date (as defined in the Indenture) pursuant to and subject to the conditions set forth in the Indenture in the event of a Change of Control (as defined in the Indenture).

16.      TRUSTEE DEALINGS WITH COMPANY.
         -----------------------------

                  Subject to the provisions of the Act and regulations promulgated thereunder, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

17.      NO RECOURSE AGAINST OTHERS.
         --------------------------

                  A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.      AUTHENTICATION.
         --------------

                  This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

19.      ABBREVIATIONS.
         -------------

                  Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenant with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.      INSPECTION OF INDENTURE AND REQUESTS FOR COPIES.
         -----------------------------------------------

                  Holders may inspect the Indenture at the principal executive office of the Company.

                  The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to:

                          Lexington Precision Corporation
                          767 Third Avenue
                          New York, New York  10017-2023
                          Attention:  President

--------------------------------------------------------------------------------
                                 ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

                         ------------------------------

                         ------------------------------
                            (Insert assignee's social
                           security or tax ID number)

                         ------------------------------

                         ------------------------------

                         ------------------------------

                         ------------------------------
                            (Print or type assignee's
                           name, address and zip code)


and irrevocably appoint _________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:  Your signature:
                       ---------------------------------------------------------
                                (Sign exactly as your name appears on the
                                         other side of this Note)


Signature Guarantee:
                     -----------------------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


If you the holder want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.08 of the Indenture, check the box:

                                       ____
                                      |____|



If you want to elect to have only part of this Note purchased by the Company, state the amount: $ $____.*


                  *As set  forth in the  Indenture,  any  purchase  pursuant  to
Section 4.07 is subject to proration in the event the offer is oversubscribed.

Date: _______________________       Your Signature: ____________________________
                                                    (Sign exactly as your name
                                                    appears on the other side of
                                                    this Note)

Signature Guarantee:
                    ------------------------------------------------------------

                                                          Exhibit B to Indenture

                         LEXINGTON PRECISION CORPORATION

                              OFFICERS' CERTIFICATE

To:   Wilmington Trust Company
      1100 North Market Street
      Rodney Square North
      Wilmington, Delaware 19890
      Attention: Corporate Trust Administration

and

      Registered Holders of Lexington Precision Corporation's
      12 3/4% Senior Subordinated Notes due February 1, 2000 validly tendered pursuant to the Exchange Offer

                  Each of the undersigned officers of Lexington Precision Corporation, a Delaware corporation (the "Company"), does hereby certify in the name of and on behalf of the Company, relating to the issuance of Units (the "Units") consisting of 11 1/2% Senior Subordinated Notes due August 1, 2007 (the "New Notes"), in an aggregate principal amount not to exceed the sum of $27,412,125 (the "Old Note Principal Amount") plus accrued and unpaid interest on the Old Note Principal Amount from August 1, 1999, through April 30, 2002, pursuant to the Company's offer dated July 10, 2002, to exchange New Notes for Old Notes and warrants to purchase shares of the Company's common stock (the "Exchange Offer"), as follows:

1. I am authorized to execute and deliver this Certificate on behalf of the Company with respect to (i) the issuance of New Notes and (ii) the issuance of the Warrants to registered holders of the Company's 12 3/4% Senior Subordinated Notes due February 1, 2000 (the "Old Notes") that exchange their Old Notes for Units pursuant to the Exchange Offer.

2. The Company will issue the New Notes pursuant to an Indenture dated as of May 1, 2002, between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), in the form attached hereto as Schedule A (the "Indenture"). Unless otherwise specified, all terms in this Officers' Certificate have the meanings ascribed to them in the Indenture.

3. Attached hereto as Schedule B is a list provided to the Company by The Depository Trust Company ("DTC") setting forth all of the DTC participant holders of the Old Notes (the "DTC Participant Holders") as of the close of business on July 1, 2002 (the "Record Date").

4. Attached hereto as Schedule C is a Certificate provided to the Company by The Bank of New York, as trustee under an indenture dated August 1, 1993, between the Company and The Bank of New York as successor to IBJ Whitehall Bank & Trust Company as trustee, setting forth all of the registered holders of the Old Notes (the "Registered Holders") as of the Record Date.

5. Attached hereto as Schedule D are copies of certain documents related to the Exchange Offer, including the forms of the New Notes and the Warrants, together with the exhibits to such documents (the "Exchange Offer Documents"), and the form of a letter of transmittal (the "Letter of Transmittal"), that the Company has sent or caused to be sent to DTC, the DTC Participant Holders, and the Registered Holders for use to evidence the tender of the Old Notes pursuant to the Exchange Offer.

6. Attached hereto as Schedule E are (i) the computer printouts evidencing the tender of $______ principal amount of the outstanding Old Notes by or on behalf of the DTC Participant Holders pursuant to the Automated Tender Offer Procedures of DTC ("ATOP") and (ii) the Letters of Transmittal evidencing the tender of $______ principal amount of the outstanding Old Notes by or on behalf of the Registered Holders, together being not less than 99% in aggregate principal amount of the Old Notes outstanding as of the Record Date. Such Letters of Transmittal have not been revoked and remain in full force and effect.

7. Attached hereto as Schedule F is the evidence of redemption of the Old Notes for which the Company has not received tenders.

8. Attached hereto as Schedule G is a certified copy of the resolutions of the Board of Directors of the Company approving the Exchange Offer Documents and authorizing the Exchange Offer, the issuance of the New Notes, and the issuance of the Warrants.

9. Attached hereto as Schedule H is a list of each subsidiary of the Company and such subsidiary's designation as either a "Restricted Subsidiary" or an "Unrestricted Subsidiary." The Metals Group is a division of the Company.

10.  Attached  hereto  as  SCHEDULE I  is a list of  the  indebtedness to  which
     Section 4.05(b) (vi) pertains.

11. I have read and understood the covenants and conditions in the Indenture relating to the issuance of the New Notes, and have made such examination and investigation, including a review of the Indenture and the matters and proceedings described in the foregoing paragraphs of this Certificate, as is necessary to enable me to express an informed opinion as to whether or not such covenants and conditions have been complied with in connection with the issuance of the New Notes.

12. All conditions and covenants provided for in the Indenture relating to the issuance of the New Notes have been complied with, in order that the Trustee may execute and deliver the Indenture and authenticate the New Notes.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this __ of __________, 2002.



                                                LEXINGTON PRECISION CORPORATION



                                                By:
                                                    =====-----------------------
                                                    Warren Delano
                                                    President



                                                By:
                                                     =====----------------------
                                                     Michael A. Lubin
                                                     Chairman

                                                                      SCHEDULE H



Name of Subsidiary             Restricted Subsidiary     Unrestricted Subsidiary
Lexington Rubber Group, Inc.            X
Lexington Precision GmbH                                           X

                                                          Exhibit C to Indenture


                               _________ __, 2002



Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, DE 19890
Attention: Corporate Trust Administration

and

Registered Holders of Lexington Precision Corporation's
12 3/4% Senior Subordinated Notes due February 1, 2000 validly tendered pursuant to the Exchange Offer


Ladies and Gentlemen:

                  We have acted as counsel to Lexington Precision Corporation, a Delaware corporation (the "Company"), in connection with (i) the issuance by the Company , pursuant to Section 2.02 of the Indenture dated as of May 1, 2002 between the Company and Wilmington Trust Company, as Trustee (the "Indenture"), of 11 1/2% Senior Subordinated Notes (the "New Notes"), due August 1, 2007, in an aggregate principal amount not to exceed the sum of $27,412,125 (the "Old Note Principal Amount") plus accrued and unpaid interest on the Old Note Principal Amount from August 1, 1999, through April 30, 2002, and (ii) the issuance by the Company of warrants to purchase shares of the Company's common stock (the "Warrants") to registered holders of 12 3/4% Senior Subordinated Notes due February 1, 2000 (the "Old Notes"), that exchange Old Notes for New Notes pursuant to the Company's offer dated July 10, 2002 to exchange Units (the "Units") consisting of New Notes and Warrants for Old Notes (the "Exchange
Offer"). Capitalized terms used herein without definition have the respective meanings ascribed to them in the Indenture.

                  In connection with the foregoing, we have examined: (i) a copy of the Indenture; (ii) a copy of an Officers' Certificate (the "Officers' Certificate") of the Company dated _________ __, 2002 relating to the issuance of the New Notes; (iii) a copy of a certificate of The Bank of New York, as trustee under an indenture dated August 1, 1993 between the Company and The Bank of New York, as successor to IBJ Whitehall Bank & Trust Company, as to the list of registered holders of the Old Notes as of the close of business on July 1, 2002; (iv) a copy of a certificate, dated as of ___________ ___, 2002, of Wilmington Trust Company, as Tabulation Agent, Depositary, and Exchange Agent under the Exchange Offer (v) the form of the New Notes and specimen certificates thereof and (vi) the form of the Warrants.

                  As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company, the Trustee, the Exchange Agent, and/or the registrar of the Old Notes. We have not independently investigated or verified the facts represented in such certificates or any information received from the Company, the Trustee, the Exchange Agent, and/or such registrar, and do not opine as to the accuracy of any such facts.

                  In rendering the following opinions, we have assumed, without independent investigation or verification, (i) the authenticity of any document or instrument submitted to us as an original, (ii) the conformity to the originals of any document or instrument submitted to us as a copy or obtained by us in electronic form and the authenticity of the originals of such latter documents, (iii) the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof and the genuineness of all signatures on such originals or copies (other than signatures of officers of the Company), (iv) that all documents or instruments executed by a party (other than the Company) were duly and validly authorized, executed and delivered by such party in the proper exercise of its corporate, organizational, governmental, or individual power, as the case may be, (v) that all documents or instruments executed by a party (other than the Company) are legal, valid, and binding obligations of such party enforceable against such party in accordance with their respective terms, and (vi) that no consents of Holders or their respective nominees, proxies, or designees were or have been revoked.

                  We express no opinion herein as to (i) whether a federal or state court outside the State of New York would give effect to the New York choice of law set forth in the Indenture, (ii) any provisions of the Indenture to the effect that terms may not be waived or modified except in writing, (iii) any provisions of the Indenture that provide for severability of provisions,
(iv) any laws regarding fraudulent transfers or conveyances, or (v) state securities or blue sky laws, rules or regulations.

                  Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any jurisdiction other than the law of the State of New York.

                  Based upon and subject to the foregoing, and the other assumptions and qualifications contained herein, we are of the opinion that:

                         (1) The Indenture has been duly  authorized,  executed,
                    and delivered by the Company and, assuming the due execution and delivery thereof by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation, or similar laws relating to, or affecting the enforcement of, creditors' rights and remedies, (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limiting the generality of the foregoing, (i) the possible unavailability of specific performance, injunctive relief, or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith, and fair dealing, and (c) public policy (the "General Exceptions").

                         (2) The New Notes have been duly authorized,  executed,
                    and delivered by the Company, and, assuming that they have been duly authenticated in accordance with the terms of the Indenture, are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by the General Exceptions.

                         (3) The Warrants  have been duly  authorized,  executed
                    and delivered by the Company and, assuming that they have been duly countersigned by the Warrant Agent (as defined in the Warrants) in accordance with the terms of the Warrants, are valid and binding agreements of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by the General Exceptions.

                  This opinion is intended solely for your use in connection with the Indenture and may not be otherwise communicated to, reproduced, filed publicly, or relied upon by any other person or entity for any other purpose without our express prior written consent. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you of changes in law or fact that may affect the continued correctness of any of our opinions as of a later date.

                  We wish to advise you that, from time to time, we represent the Trustee, Exchange Agent and Warrant Agent on specified matters.



                                           Very truly yours,

                         [Page Intentionally Left Blank]

                                                    ANNEX B TO OFFERING CIRCULAR

                                                         WARRANT NO. LW- ___


         The following legend is to be inserted only upon issuance or transfer of the warrant to an affiliate of the Company or upon receipt by the Warrant Agent from the Company that the holder is believed to be an affiliate of the
Company:

         THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION. THIS WARRANT SHALL NOT BE TRANSFERRED OR PLEDGED EXCEPT IN ACCORDANCE WITH SECTION 9 HEREOF.]

         THIS WARRANT, AND THE NOTE ATTACHED HERETO, SHALL CONSTITUTE A UNIT. THIS WARRANT WILL NOT BE DETACHABLE FROM THE NOTE UNTIL JANUARY 1, 2004, AND THIS WARRANT AND THE NOTE WILL ONLY BE TRANSFERABLE AS A UNIT PRIOR TO THAT TIME. IF THE NOTE IS REDEEMED BY THE COMPANY PRIOR TO JANUARY 1, 2004, THIS WARRANT WILL REVERT TO THE COMPANY FOR NO FURTHER CONSIDERATION AND WILL BE CANCELED. THE UNIT MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, MORTGAGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9 HEREOF.

                         LEXINGTON PRECISION CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

                               ($3.50 Per Share*)

         This certifies that, for value received, ____________________ (the "holder") is entitled to subscribe for and purchase up to __________ shares* of fully paid and nonassessable Common Stock of Lexington Precision Corporation, a Delaware corporation (the "Company"), at the price specified in Section 2 (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

         This Warrant is issued under and in accordance with a Warrant Agent Agreement dated as of ________ __, 2002, between the Company and Wilmington Trust Company,


----------------
*  Subject to adjustment from time to time pursuant to the provisions of
Section 5.

as Warrant Agent (the "Warrant Agent Agreement"), and is subject to the terms and provisions contained in the Warrant Agent Agreement. By acceptance of this Warrant the Holder hereof consents to all the terms and provision contained in the Warrant Agent Agreement. A copy of the Warrant Agent Agreement may be obtained by the Holder of the Warrant upon written request to the Warrant Agent.

         As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, par value $0.25 per share, as adjusted from time to time in accordance with Section 5.

                  SECTION 1. TERM OF WARRANT. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time subsequent to 9:30 a.m., New York City Time, on January 1, 2004 (the "Detachment Date"), and prior to 5:00 p.m., New York City Time, on August 1, 2007; PROVIDED, HOWEVER, that if the 11 1/2 % of Senior Subordinated Note of the Company (the "Note") with which this Warrant comprises a Unit issued in connection with an exchange offer (the "Exchange Offer") made pursuant to the Company's Offering Circular dated July 10, 2002, as amended or supplemented, is redeemed prior to the Detachment Date, this Warrant shall revert to the Company for no further consideration.

                  SECTION 2. WARRANT PRICE. The Warrant Price is $3.50 per share, as adjusted from time to time pursuant to the provisions of Section 5; provided, however, that in no event shall the Warrant Price be less than the par value of the Company's presently authorized Common Stock.

                  SECTION 3. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW
WARRANT.

                  (a) Subject to Section 1 and Section 8, the purchase right represented by this Warrant may be exercised by the holder, in whole or in part, by the surrender of this Warrant together with the Notice of Exercise and the Investment Representation Statement, each completed and duly executed in the form attached hereto as Exhibit A and Exhibit B, respectively, to the Company at the principal office of the Warrant Agent and by the payment to the Warrant Agent, for the account of the Company, by certified check or wire transfer of federal or other immediately available funds, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased.

                  (b) The Company and Warrant Agent agree that the shares so purchased shall be deemed to be issued to the holder as the record owner of such shares as of the close of business on the date on which this Warrant, together with the completed and duly executed Notice of Exercise and the Investment Representation Statement, shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder promptly thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the unexercised and unexpired portion of this Warrant, shall also be issued to the holder promptly.

                  SECTION 4. STOCK FULLY PAID; RESERVATION OF SHARES. All shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof, other than restrictions upon transfer referred to herein or required under applicable federal or state securities laws. During the period within which the rights represented by this Warrant may be exercised, the Company will, at all times, have authorized and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

                  SECTION 5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The kind of securities purchasable upon the exercise of this Warrant, the Warrant Price, and the number of shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

                  (a) RECLASSIFICATION, CONSOLIDATION, OR MERGER. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with another corporation in which the Company is the continuing corporation and that does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, and the Warrant Agent shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money, and/or property receivable upon such reclassification, change, consolidation, merger, or sale by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
5. The provisions of this Section 5(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, and sales.

                  (b) SUBDIVISION OR COMBINATION OF SHARES. If, at any time while this Warrant remains outstanding and unexpired, the Company shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

                  (c) STOCK DIVIDENDS. If, at any time while this Warrant remains outstanding and unexpired, the Company shall pay a dividend with respect to Common Stock payable in, or make any other distribution to holders of Common Stock (except any distribution specifically provided for in Section 5(a) or Section 5(b)) of, additional shares of Common Stock, the Warrant Price shall be adjusted, from and after the record date for the determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and
(ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and the number of shares of Common Stock purchasable upon the exercise of the rights represented by this Warrant shall be adjusted by dividing the number of shares of Common Stock purchasable immediately prior to such record date by the same fraction. In the case of issuance of shares of Common Stock as a dividend, the shares shall be deemed to have been issued at the close of business on the dividend record date. If no dividend record date is fixed, the day on which the Board of Directors of the Company adopts the resolution authorizing the dividend shall be treated as the dividend record date.

                  SECTION 6. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price shall be adjusted pursuant to Section 5, the Company shall prepare promptly a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Agent and to the holder at the addresses specified in Section 10(d), or at such other address as may be provided to the Company in writing by the holder.

                  SECTION 7. FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares of Common Stock in connection with any exercise hereunder. In the event the Company elects not to issue such fractional shares, the Company shall make a cash payment in lieu of such fractional shares upon the basis of the Warrant Price then in effect.

                  SECTION 8. COMPLIANCE WITH SECURITIES ACT. The holder, by acceptance hereof, agrees that (a) the shares of Common Stock issuable upon exercise hereof and, (b) this Warrant are being acquired solely for the holder's own account and not as a nominee for any other party, for investment purposes only, and that it will not offer, sell, assign, transfer, pledge, hypothecate, mortgage, encumber, or otherwise dispose of any of the shares of Common Stock issuable upon exercise hereof or, if the holder is an "affiliate" (as defined in Rule 144(a) promulgated under the Securities Act of 1933, as amended (the "Act")) of the Company, this Warrant except under circumstances that will not result in a violation of the Act, or any applicable state securities laws. Upon exercise of this Warrant, the holder shall, if requested by the Company or the Warrant Agent, confirm in writing, in a form satisfactory to the Company and the Warrant Agent, that the shares of Common Stock so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale in any transaction that would be in violation of the Act or any applicable state securities laws, subject, however, to the disposition of the holder's property being at all times within their control. All shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend substantially in the following form:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR RECEIPT OF A

        NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION STATING THAT SUCH REGISTRATION IS NOT REQUIRED. THIS SECURITY AND ANY SECURITY RECEIVED UPON THE EXERCISE HEREOF SHALL NOT BE TRANSFERRED OR PLEDGED EXCEPT IN ACCORDANCE WITH SECTION 9 OF A CERTAIN WARRANT ISSUED BY THE COMPANY AS OF ________, 2002.

                  SECTION 9.  TRANSFER.

                  (a) The holder shall not offer, sell, assign, transfer, pledge, hypothecate, mortgage, encumber, or otherwise dispose of (a) all or any of the securities issuable upon exercise of this Warrant, or (b) if the holder is an affiliate of the Company, this Warrant, except in compliance with applicable federal and state securities laws (including the delivery by the transferor and the transferee of investment representation letters and legal opinions reasonably satisfactory to the Company and the Warrant Agent, if such are requested by the Company or the Warrant Agent).

                  (b) Subject to compliance with the terms of Section 8 and
Section 9(a), this Warrant and all rights hereunder are transferable, in whole or in part, at the office of the Warrant Agent by the holder in person or by its duly authorized attorney, upon surrender of this Warrant properly endorsed; PROVIDED, HOWEVER, that prior to January 1, 2004, this Warrant shall only be transferable together with the Note with which this Warrant comprises a Unit issued in connection with an exchange offer made pursuant to the Company's Offering Circular dated July 10, 2002, as amended or supplemented. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable; PROVIDED, HOWEVER, that the last holder of this Warrant, as registered on the warrant register (the "Warrant Register") maintained by the Warrant Agent, may be treated by the Company, the Warrant Agent, and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, any notice to the contrary notwithstanding, unless and until such holder seeks to transfer registered ownership of this Warrant on the Warrant Register and such transfer is effected.

                  SECTION 10.  MISCELLANEOUS.

                  (a) NO RIGHTS AS STOCKHOLDER. No holder of a Warrant shall be entitled to vote or receive dividends on or be deemed for any other purpose the holder of any Common Stock or any other securities of the Company that may at any time be issuable upon the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights, or otherwise until this Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

                  (b) REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, upon delivery of an indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, and the Warrant Agent will countersign, in lieu of this Warrant, a new Warrant of like tenor.

                  (c)  NOTICE OF CAPITAL CHANGES.  In the event:

                         (i) The Company shall declare any dividend or
distribution payable to the holders of its Common Stock;

                         (ii) There shall be any capital reorganization or
reclassification of the capital stock of the Company, or any consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

                         (iii) There shall be a voluntary or involuntary
dissolution, liquidation, or winding up of the Company;

then, in any one or more of said cases, the Company shall give the holder and the Warrant Agent written notice, in the manner set forth in Section 10(d), of the date on which a record shall be taken for such dividend or distribution or for determining stockholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up and of the date on which any such transaction shall take place, as the case may be. Such written notice shall be given at least 20 days prior to the transaction in question and not less than 10 days prior to the record date in respect thereof.

                  (d) NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by a nationally recognized overnight courier, as follows:

                  If to the Company:

                           Lexington Precision Corporation
                           767 Third AVE
                           New York, NY  10017
                           Attention:  President

                  If to the holder:

                           at the address of the registered
                           holder then maintained on the
                           Warrant Register.

               If to the Warrant Agent by registered or certified mail:

                      Wilmington Trust Company
                      DC-1615
                      P.O. Box 8861
                      Wilmington, Delaware 19899-8861
                      Attention: Aubrey Rosa

                If to the Warrant Agent by hand delivery or overnight courier:

                      Wilmington Trust Company
                      1100 North Market ST
                      Rodney Square North
                      Wilmington, DE 19890
                      Attention:  Corporate Trust Reorganization Services

All such notices (other than notices of exercise of this Warrant, which shall be deemed to have been received only upon actual receipt thereof by the Warrant Agent) and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of a nationally recognized overnight courier, on the next business day after the date when sent, and (iii) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

                  (e) NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions in this Warrant.

                  (f) GOVERNING LAW. Except to the extent that the General Corporation Law of the State of Delaware may govern this Warrant by virtue of the fact that the Company is incorporated under the laws of the State of Delaware, this Warrant shall be governed by and construed under the laws of the State of New York without regard to its conflict of laws rules or principles.

                  (g) COUNTERSIGNATURE. This Warrant shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  _____________


                                    LEXINGTON PRECISION CORPORATION



                                    By:_________________________________
                                    Name:_______________________________
                                    Title: _____________________________

COUNTERSIGNED:


WILMINGTON TRUST COMPANY
as Warrant Agent


By:  ____________________________
Name: ___________________________
Title: __________________________

                                   EXHIBIT A TO WARRANT TO PURCHASE COMMON STOCK


                               NOTICE OF EXERCISE


TO:      Lexington Precision Corporation


         1. The undersigned hereby elects to purchase ________ shares of the Common Stock of Lexington Precision Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                         ------------------------------
                                     (Name)


                         ------------------------------
                         ------------------------------
                                    (Address)


         3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.





----------------------------                    -----------------------------
         (Date)                                    (Name of Warrant Holder)

                                                By:_______________________

                                                Title:____________________

                         [Page Intentionally Left Blank]

                                   EXHIBIT B TO WARRANT TO PURCHASE COMMON STOCK


                       INVESTMENT REPRESENTATION STATEMENT


         The undersigned hereby represents to Lexington Precision Corporation (the "COMPANY") and to Wilmington Trust Company, as Warrant Agent, as follows:

         The securities to be received upon the exercise of the Warrant to which this Statement is an exhibit (the "WARRANT") will be acquired for investment for their own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of offering, selling, granting participation in, or otherwise distributing the same in any transaction that would be in violation of applicable federal or state securities laws, but subject to any requirement of law that the disposition of their property shall at all times be within their control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to offer, sell, transfer, grant participations in, or otherwise distribute to such person or to any third person any securities issuable upon exercise of the Warrant.

         The undersigned acknowledges that the securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the "ACT"), or any applicable state securities laws on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company's reliance on such exemptions is predicated on the undersigned's representations set forth herein. The undersigned represents that they are is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act as presently in effect or a "qualified institutional buyer" within the meaning of Rule 144A under the Act as presently in effect.

         The undersigned agrees that in no event will they make a disposition of any securities acquired upon the exercise of the Warrant unless and until (a) they shall have notified the Company of the proposed disposition and shall have furnished to the Company a statement of the circumstances surrounding the proposed disposition, and (b) they shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (i) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken and an exemption from the registration requirements of the Act and such laws is available, and (ii) the proposed transfer will not violate any of said laws.

         The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for themselves in the transactions contemplated by this Statement, that they have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of their investments, and that they have the ability to bear the economic risks (including the risk of a total loss) of their investment. The undersigned represents that they have had the opportunity to ask questions of the Company concerning the Company's business and assets and to obtain any additional information that they considered necessary to verify the accuracy of or to amplify on the Company's disclosures, and that they have had all questions asked by them satisfactorily answered by the Company.

         The undersigned acknowledges that the securities issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act that permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for such securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the securities, the sale being executed through a "broker's transaction" or in transactions directly with "market makers" (as provided by Rule 144(f)) and the number of securities being sold during any three-month period not exceeding specified limitations.




----------------------------                     ----------------------------
           (Date)                                  (Name of Warrant Holder)

                                                 By:_________________________

                                                 Title:______________________

                                                    ANNEX C TO OFFERING CIRCULAR


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") made as of August __, 2002, by and between Lexington Precision Corporation, a Delaware corporation (the "Company"), and Wilmington Trust Company, as warrant agent (the "Warrant Agent") pursuant to that certain Warrant Agent Agreement, dated as of August___, 2002, on behalf of the Holders (as defined below).

                                   WITNESSETH:

         WHEREAS, the holders of Registrable Securities (as defined below) of the Company listed on EXHIBIT A hereto (each a "Holder" and, collectively, the "Holders"), pursuant to an exchange offer made under the Company's Offering Circular, dated as of July 10, 2002 (the "Offering Circular"), exchanged their 12 3/4% Senior Subordinated Notes due February 1, 2000 (the "Old Notes"), for units (the "Units"), consisting of new 11 1/2% Senior Subordinated Notes due August 1, 2007, and warrants (the "Warrants") to purchase common stoCk of the Company, par value $0.25 per share, at a price of $3.50 per share (the "Common Stock") during the period from January 1, 2004, through August 1, 2007; and

         WHEREAS, the Company desires to provide the Holders with certain registration rights as provided herein;

         NOW, THEREFORE, in consideration of the recitals, mutual covenants, and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

         SECTION 1.        DEFINITIONS.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document (a "Registration Statement") in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

         "Registrable Securities" means all shares of Common Stock issued or issuable upon exercise of the Warrants until, with respect to such shares of Common Stock, (i) a registration statement covering such shares of Common Stock has been declared effective by the SEC and such shares of Common Stock have been disposed of pursuant to such effective registration statement, (ii) such shares of Common Stock are sold under circumstances in which all of the applicable conditions of

Rule 144 (or any similar provisions then in force) under the Securities Act are met permitting resale without subsequent registration under the Securities Act, or (iii) such shares of Common Stock have been otherwise transferred, sold, or otherwise conveyed to any other person or entity, the Company has delivered a new certificate or other evidence of ownership for such Common Stock not bearing the legend required pursuant to this Agreement, and such Common Stock may be resold without subsequent registration under the Securities Act.

         "Rule 144" means Rule 144 under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Underwritten Offering" means an offering to the public of Common Stock pursuant to an effective Registration Statement that is firmly underwritten by a nationally recognized United States underwriter or underwriters selected or approved by the Company in accordance with this Agreement.

         SECTION 2         REGISTRATION RIGHTS.

                           (a) REQUEST FOR REGISTRATION. (i) Upon the written
request to the Company from Holders of Registrable Securities and/or Holders of unexercised Warrants holding in the aggregate more than 50% of the total of (x) the number of outstanding shares of Common Stock that constitute Registrable Securities, and (y) the number of shares of Common Stock issuable upon the exercise of then-outstanding Warrants, (the "Initiating Holders"), that the Company file a Registration Statement under the Securities Act, with respect to at least 200,000 shares of Common Stock constituting Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and similar events), the Company shall give written notice of such requested registration to all other Holders and shall, subject to the limitations of this Section 2, use commercially reasonable efforts to effect the registration under the Securities Act of:

                         (1) the Registrable Securities that the Company has
been so requested to register by the Initiating Holders; and

                         (2) all other Registrable Securities that the Company
has been requested to register by any other Holder thereof by written request received by the Company within 15 days after the giving of such written notice by the Company, all to the extent necessary to permit the disposition of the Registrable Securities so to be registered.

                    (ii) Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration pursuant to this
Section 2(a) if the Initiating Holders shall have previously initiated one registration pursuant to this Section 2(a) that has been declared or ordered effective pursuant to which securities have been sold or have been withdrawn by the Initiating Holders other than as a result of a material adverse change to the Company.

                    (iii) If any requested registration pursuant to this Section 2(a) is in the form of an Underwritten Offering, the underwriting shall be managed by an underwriter or underwriters of national reputation selected by the Company. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected as above provided. The rights of any Holder to registration pursuant to this Section 2(a) shall be conditioned on such Holder's participation in an Underwritten Offering and the inclusion of such Holder's Registrable Securities to be registered in the Underwritten Offering. If any Holder does not agree to the terms of such underwriting, he or she shall be excluded therefrom by written notice from the Company or the underwriter.

                    (iv) Subject to the provisions of this Agreement, the Company shall use commercially reasonable efforts to file a Registration Statement as soon as possible after receipt of the request or requests of the Initiating Holders under this Section 2(a), but in any event within 60 days after receipt of such request or requests.

                    (v) All expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this Section 2(a) shall be borne by the Company, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of counsel for the Company and the reasonable fees and disbursements, not to exceed $12,500 in the aggregate, of one separate counsel for the selling Holders hereunder (selected by the Holders of a majority of the Registrable Securities that are included in the corresponding registration); PROVIDED, HOWEVER, that (i) the Company shall have no liability for such expenses if such registration does not become effective due solely to the action or failure to act of any Holder requesting such registration and (ii) the Holders shall bear underwriting and selling discounts and commissions attributable to their Registrable Securities being registered and transfer taxes on shares being sold by such Holders.

                  (b) COMPANY REGISTRATION. If (but without the obligation to do so) the Company proposes to register any of its Common Stock under the Securities Act (other than a registration on Form S-8 or S-4 or any successor or similar form that does not permit secondary sales) in connection with the public offering of such securities, the Company shall, at such time, give each Holder written notice of such registration. On written request of each Holder given within 10 days after the giving of such notice by the Company in accordance with Section 7(e), the Company shall, subject to the provisions of Section 2(b)(ii), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

                    (i) In connection with any offering involving an underwriting of shares of Common Stock, the Company shall not be required under this Section 2(b) to include any Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed on between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.

                           (ii) If the total amount of securities, including the
Registrable Securities, to be included in an Underwritten Offering exceeds the amount of securities that the underwriters determine in good faith is compatible with the success of the offering, the Company shall so advise the Holders and the number of shares of Common Stock to be included in the registration shall be allocated pro rata among all Holders requesting inclusion (Initiating and non-Initiating) and holders of other registration rights granted by the Company in such manner as the managing underwriter in such offering may determine.

                           (iii) All expenses incurred in connection with any
registration, filing, or qualification of Registrable Securities with respect to the registrations pursuant to this Section 2(b) shall be borne by the Company, except that the selling Holders shall bear underwriting and selling discounts and commissions attributable to their Registrable Securities being registered and transfer taxes on shares being sold by such Holders.

         SECTION 3.        REGISTRATION PROCEDURE.

                  (a) COMPANY'S OBLIGATION. The Company, in connection with any registration pursuant to Section 2, shall use its commercially reasonably efforts to, as expeditiously as reasonably possible:

                    (i) Prepare and file with the SEC a Registration Statement and such amendments and supplements to said Registration Statement and the prospectus used in connection therewith as may be necessary to cause such Registration Statement to become effective, and keep such Registration Statement effective for a period of up to 120 days. Notwithstanding anything to the contrary in this Agreement, the Company may withhold efforts to cause a Registration Statement to become effective, for a period not to exceed 120 days, if there exists material nonpublic information about the Company that would be required to be disclosed in such Registration Statement pursuant to federal securities laws, and the Board of Directors of the Company determines in good faith that such disclosure would not be in the best interest of the Company, provided that the Company uses commercially reasonable efforts to minimize the period of such delay.

                    (ii) Furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                    (iii) Enter into any reasonable underwriting agreement required by the proposed underwriter, if any. Each selling Holder participating in such underwriting shall also enter into and perform its obligations under such agreement.

                    (iv) Register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; PROVIDED that the

Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such state or jurisdiction or subject itself to taxation therein.

                    (v) Notify each selling Holder covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                    (vi) Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                    (vii) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders, in each case as soon as practicable, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act.

                    (viii) Obtain and furnish to each selling Holder, immediately prior to the effectiveness of the Registration Statement (and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto, a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Securities being sold reasonably request.

                    (ix) Choose the underwriters, auditors, Company legal counsel, and financial printer to be engaged by the Company in any such registration, and provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto.

                  (b) HOLDER'S COMPLIANCE. The Company's obligations under this Agreement with respect to a selling Holder shall be conditioned upon such Holder's compliance with the following:

                    (i) Such Holder shall cooperate with the Company in connection with the preparation of the Registration Statement, and such Holder will provide to the Company the proposed underwriters, agents, or seller-dealers of the offering or other distribution and their respective representatives and agents, in writing, for use in the Registration Statement, all information regarding such Holder and such other information as may be necessary to enable the Company to prepare the Registration Statement and Prospectus covering the Registrable Securities and to maintain the currency and effectiveness thereof.

                    (ii) Such Holder shall enter into such agreements with the Company and any underwriter, seller-dealer, or similar securities industry professional containing such representations, warranties, indemnities, and agreements as are in each case customarily entered into and made by selling stockholders, and will cause its counsel to give any legal opinion customarily given in secondary distributions under similar circumstances.

                    (iii) During such time as such Holder may be engaged in a distribution of the Registrable Securities, such Holder will comply with all applicable laws, and pursuant thereto will, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules; (ii) distribute the Registrable Securities owned by such Holder solely in the manner described in the Registration Statement;
(iii) cause to be furnished to each underwriter, agent, or seller-dealer to or through whom the Registrable Securities owned by such Holder may be offered, or to the offeree if an offer is made directly by the Holder, such copies of the prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such underwriter, agent, seller-dealer or offeree; and (iv) not bid for or purchase any securities of the Company other than as permitted under the Exchange Act.

                    (iv) On notice from the Company that it has delayed, suspended, abandoned or withdrawn any Registration Statement or any related offering or other distribution or it otherwise requires the suspension by such Holder of the distribution of any of the Registrable Securities, such Holder shall cease offering or distributing the Registrable Securities until such time, if any, as the Company notifies such Holder that offering and distribution of the Registrable Securities may recommence.

                  (c) CONDITION PRECEDENT. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         SECTION 4. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Section 4:

                  (a) INDEMNIFICATION BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, or liability (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, claim, damage, or liability (or action in respect thereof) arises out of is are based on any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; the Company will pay to each such Holder, or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), and to the extent that such loss, claim, damage, or liability (or action in respect thereof) (x) arises out of and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of such Holder or controlling person expressly for use in such registration statement or, (y) provided that the Company has theretofore timely prepared all necessary prospectus supplements or amendments and provided them to the Holder or its representatives, arises from the failure of any Holder to comply with such prospectus delivery requirements as are applicable to it.

                  (b) INDEMNIFICATION BY HOLDERS. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any underwriter, any other Holder selling securities in such Registration Statement and any controlling person of any such underwriter or other Holder, against any loss, claim, damage or liability (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based on any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance on and in conformity with written information furnished by such Holder expressly for use in connection with such registration or a Violation of any federal or state securities laws, rules or regulations by that Holder; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 4(b), in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, that, in no event shall any indemnity under this
Section 4(b) exceed the net proceeds received by such Holder from the offering.

                  (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.

                  (d) CONTRIBUTION. If the indemnification provided for in this
Section 4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) CONFLICT; SURVIVAL.

                    (i) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an Underwritten Offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

                    (ii) The obligations of the Company and the Holders under this Section 4 shall survive the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement, and otherwise.

         SECTION 5. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its commercially reasonable efforts to:

               (a) make and keep available public information, as those terms are understood and defined in Rule 144; and

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

         SECTION 6. TERMINATION OF REGISTRATION RIGHTS. This Agreement shall terminate on August 1, 2009; PROVIDED, HOWEVER, the rights of any Holder to request registration or inclusion in any registration with respect to any Registrable Securities held by such Holder shall terminate on the second anniversary of the original issuance of such Registrable Securities as a result of the exercise of a Warrant.

         SECTION 7. MISCELLANEOUS.

                  (a) SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective heirs, representatives, successors, and permitted assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer on any party, other than the parties hereto or their respective heirs, representatives, successors, and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  (b) GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to that state's conflict of laws principles.

                  (c) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  (d) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  (e) NOTICES. Any notice, consent, authorization, or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile transmission with receipt acknowledged by the addressee, or three days after being mailed by first class mail, or the next business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the following address for such party (or at such other address as shall be specified by like notice):

             if to the Company, to:

                 Lexington Precision Company
                 767 Third AVE
                 New York, NY 10017-2023
                 Attn:  President
                 Telephone:   (212) 319-4657
                 Facsimile:   (212) 319-4659
             with copies to:

                 Nixon Peabody LLP
                 437 Madison AVE
                 New York, NY 10022-7001
                 Attn:  Richard F. Langan, Jr., Esq.
                 Telephone:   (212) 940-3140
                 Facsimile:   (212) 940-3111

             if to the Holders, to the addresses indicated on EXHIBIT A or such other address or addresses as a Holder may notify the Company from time to time.

                  (f) AMENDMENTS AND WAIVERS. For purposes of this Agreement and all agreements, documents, and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and any Holder and no delay on the part of any party hereto in exercising any right hereunder or thereunder shall operate as a waiver of any of such rights. No covenant or other provision hereof or thereof may be waived or amended other than by a written instrument signed by the party so waiving or amending such covenant or other provision; PROVIDED, HOWEVER, that except as otherwise provided herein or therein, waivers or amendments or additions to, and any consents required by, this Agreement may be made, and compliance with any term, covenant, condition, or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) by a consent or consents in writing signed by Holders of a majority of the Registrable Securities and (in the case of any such amendment, change, or addition) the Company. Any amendment or waiver effected in accordance with this Section 7(f) shall be binding on each Holder of any Registrable Securities at the time such waiver or amendment is effected and the Company.

                  (g) SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held to be invalid or unenforceable, shall not be affected thereby.

                  (h) ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties and supersedes all prior negotiations, correspondence, agreements, and understandings, written or oral, between or among the parties, regarding the subject matter hereof.

                  (i) FURTHER ASSURANCES. Each party shall execute such other and further certificates, instruments, and other documents as may be necessary and proper to implement, complete, and perfect the transactions contemplated by this Agreement. If requested by the Company, each Holder including Registrable Securities in a registration effected pursuant to this Agreement shall execute such agreement or instrument as may be reasonably requested by the Company to confirm that such Holder is bound by and subject to the terms of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        LEXINGTON PRECISION CORPORATION



                                        By:__________________________________
                                           Name:_____________________________
                                           Title:____________________________



                                        WILMINGTON TRUST COMPANY,
                                        as Warrant Agent


                                        By:__________________________________
                                           Name:_____________________________
                                           Title:____________________________

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                                      C-12

                                      EXHIBIT A TO REGISTRATION RIGHTS AGREEMENT



HOLDERS

 ----------------------------------------- ----------------------------------
 Name                                      Address
 ----------------------------------------- ----------------------------------

 ----------------------------------------- ----------------------------------

 ----------------------------------------- ----------------------------------

 ----------------------------------------- ----------------------------------

 ----------------------------------------------------------------------------

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






















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


         Any questions regarding the terms of the exchange offer may be directed to Warren Delano, President, or Michael A. Lubin, Chairman of the Board:

                         Lexington Precision Corporation
                                  767 Third AVE
                               New York, NY 10017
                                 (212) 319-4657


         Any questions or requests for assistance or additional copies of this offering circular or the letter of transmittal may be directed to us at the telephone number and address listed above. A beneficial holder of Senior Subordinated Notes may also contact that holder's broker, dealer, commercial bank, trust company, or nominee for assistance concerning this exchange offer.

 THE TABULATING AGENT, DEPOSITARY, AND EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                            WILMINGTON TRUST COMPANY

   BY CERTIFIED OR REGISTERED MAIL:           BY OVERNIGHT COURIER OR HAND:

      Wilmington Trust Company                 Wilmington Trust Company
Corporate Trust Reorganization Services  Corporate Trust Reorganization Services
          Rodney Square North                       Rodney Square North
         1100 North Market ST                 1100 North Market ST, 1st Floor
        Wilmington, DE 19890-00001               Wilmington, DE 19801-1615
          Attention: Aubrey Rosa                  Attention: Aubrey Rosa

                                  BY FACSIMILE:
                                 (302) 651-1079

                              CONFIRM BY TELEPHONE:
                                 (302) 651-1562